Exhibit 2.4

FIRST AMENDMENT TO THE PROTOCOL AND JUSTIFICATION OF THE MERGER OF TELE NORTE LESTE PARTICIPAÇÕES S.A. INTO BRASIL TELECOM S.A.

TELE NORTE LESTE PARTICIPAÇÕES S.A., a publicly-held company with head offices in the City of Rio de Janeiro, State of Rio de Janeiro, Rua Humberto de Campos 425, 8th floor – part, registered with the Treasury Ministry on the National Corporate Taxpayers’ Register under CNPJ/MF No. 02.558.134/0001-58, represented herein as set forth in its corporate by-laws (“TNL”);

and BRASIL TELECOM S.A., a publicly-held company with head offices in the City of Rio de Janeiro, Rua General Polidoro, No. 99, 5th floor/part – Botafogo, registered with the Treasury Ministry on the National Corporate Taxpayers’ Register under CNPJ/MF No. 76.535.764/0001-43, represented herein as set forth in its corporate by-laws (“BRT”);

TNL and BRT, together called simply the “Parties” or “Companies”.

WHEREAS:

(i)	on August 26, 2011, the Parties executed the “Protocol and Justification of the Merger of Tele Norte Leste Participações S.A. into Brasil Telecom S.A.” (the “Protocol and Justification”), in compliance with Articles 224, 225, 229, 252 of Law No. 6,404/76 (the “Brazilian Corporation Law”), which will be submitted to the general shareholders’ meetings of the companies signatories of the Protocol and Justification, under the terms of the Brazilian Corporation Law;

(ii)	the merger of TNL into BRT (the “Merger”) is one of the steps of the corporate reorganization of Oi Companies (the “Corporate Reorganization”), which is intended to permanently simplify the corporate structure and governance of the Oi Companies, by consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad, eliminating operating costs and overhead while enhancing liquidity for all the shareholders of the Oi Companies;

(iii)	BRT is required to register the shares that it will issue in the Merger with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933;

(iv)

in connection with the registration of these shares by BRT, BRT has engaged in a consultation with the SEC regarding the accounting treatment of the Merger and the SEC has required that the good will resulting from the acquisition of BRT by Coari be recorded in the financial statements of BRT following the Merger as stated in the unaudited pro-forma financial statements of Coari at of the base date of June 30, 2011;

(v)	as result of the adjustment mentioned above, the net worth and the net worth of TNL and BRT at market prices were changed in the Net Worth Appraisal and in the Appraisal of the Net Worth of TNL and BRT at Market Prices, which are respectively Annexes 4.1 and 4.2 of the Protocol and Justification.

Being in full and fair agreement, the Parties hereby consent to amend the Protocol and Justification, by the terms and conditions provided below; and the Protocol and Justification, combine with this additive, shall be submitted to the shareholders’ general meeting of the companies, according to Brazilian Corporation Law.

1.	The item 4.1 of the Protocol and Justification shall read as follows:

“4.1. Net Worth Appraisal. The shares of TNL were appraised on the basis of their book value, as set forth in the audited financial statements of TNL as of the base date of June 30, 2011 (the “Base Date”). Pursuant to the provisions set forth in Articles 226 and 227 of the Brazilian Corporation Law, Apsis Consultoria Empresarial Ltda., with head offices at Rua São José, No. 90 – suite 1,082, in the City and State of Rio de Janeiro, registered with the Treasury Ministry on the National Corporate Tax-Payers’ Roll under CNPJ/MF No. 27.281.922/0001-70 (“Apsis”) was selected to conduct the appraisal of the net equity of TNL. The selection and engagement of Apsis must be ratified and approved by the shareholders of TNL and BRT. As set forth in the Equity Appraisal Report included as Annex 4.1 hereto, the book value of the net equity of TNL on the Base Date was R$ 14,727,777,974.04 (fourteen billion, seven hundred and twenty seven million, seven hundred and seventy-seven thousand, nine hundred and seventy four reais and four centavos), taking into account the previous partial split-off of TMAR and the acquisition of the split-off portion by Coari as well as the merger of Coari into BRT.”

2.	The item 4.2 of the Protocol and Justification shall read as follows:

“4.2. Appraisal of the Net Worth of TNL and BRT at Market Prices. In compliance with the provisions set forth in Article 264 of the Brazilian Corporation Law, Apsis was selected to prepare the net worth appraisal report of TNL and BRT at market prices. The appraisals of the net worth of TNL and BRT at market prices included as Annex 4.2 hereto were prepared using the same criteria and as of the Base Date (“Appraisal Report on Net Worth at Market Prices”), resulting in, solely for the purposes of Article 264 of the Brazilian Corporation Law, an Exchange Ratio of 2.307160 BRT shares for each TNL share.”

3.	In order to reflect the adjustments on the calculation of the number of shares to be issued as a result of the Merger, items 5.1, 6.1, 6.3 and 7.1 of the Protocol and Justification shall read as follows:

“5.1. Treatment of Shares Issued by one Company and Held by Another Company. Upon the approval of the Merger and the resulting closure of TNL, all shares issued by BRT and held by TNL before the Merger will be cancelled, except for 24,647,867 (twenty four million, six hundred forty-seven thousand, eight hundred sixty-seven) common shares, which will be held in treasury by BRT. There are no shares issued by TNL held by BRT.”

“6.1. Reduction in the Equity Capital of BRT. The Merger will result in a reduction in the equity capital of BRT in the amount of R$1,117,802,971.45 (one billion, one hundred seventeen million, eight hundred two thousand, nine hundred seventy-one reais and forty-five centavos) through absorption of the net assets of TNL, as set forth in the Equity Appraisal Report and in compliance with the provisions set forth in Article 227, §1, of the Brazilian Corporation Law. 304,469,526 (three hundred four million, four hundred sixty-nine thousand, five hundred twenty-six) common shares of BRT will be cancelled and 179,642,443 (one hundred seventy-nine million, six hundred forty-two thousand, four hundred forty-three) registered preferred shares will be issued by BRT, without par value, that will be distributed to the current TNL shareholders, replacing the TNL shares held by such holders, which will be cancelled.”

“6.3. Composition of the Equity Capital of BRT after the Merger. As a result of the above-mentioned reduction of the equity capital of BRT, the equity capital of BRT will be reduced to R$6,816,467,847.01(six billion, eight hundred sixteen million, four hundred sixty-seven thousand, eight hundred forty-seven reais and one centavo), represented by 599,008,629 (five hundred ninety-nine million, eight thousand, six hundred twenty-nine) registered common shares and 1,198,077,775 (one billion, one hundred ninety-eight million, seventy-seven thousand, seven hundred seventy-five) registered preferred shares, with no par value.”

“7.1. Amendment to the BRT Corporate By-Laws. As disclosed in the Material Fact released on May 24, 2011, the Corporate Reorganization comprises, among other transactions, the merger of Coari into BRT and the Merger provided for in this Protocol and Justification, which will be both considered at a single general shareholders’ meeting of BRT, to be timely called. As a result of the merger of Coari into BRT and the Merger, the corporate by-laws of BRT must be amended in order to reflect the change in the share capital and number of shares into which BRT’s share capital is divided. Therefore, after these transactions are approved, the following proposed amendment to the main section of Article 5 of the corporate by-laws of BRT will be submitted to its shareholders:

‘Article 5 – The fully paid-in and subscribed Equity Capital is R$6,816,467,847.01(six billion, eight hundred sixteen million, four hundred sixty-seven thousand, eight hundred forty-seven reais and one centavo), represented by 1,797,086,404 (one billion, seven hundred ninety-seven million, eighty-six thousand, four hundred and four) shares, consisting of 599,008,629 (five hundred ninety-nine million, eight thousand, six hundred twenty-nine) registered common shares and 1,198,077,775 (one billion, one hundred ninety-eight million, seventy-seven thousand, seven hundred seventy-five) registered preferred shares, without par value.’”

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4. All terms and conditions of the Protocol and Justification that are not expressly modified by this Amendment are hereby ratified and shall remain in full force and effect.

5. In view of the amendments set forth in this Amendment, the Parties have decided to consolidate the Protocol and Justification, which shall hereafter have the wording set forth in Annex I.

6. The terms and expressions used herein with initial capital letters have the same meaning assigned to them in the Protocol and Justification, unless otherwise expressly indicated.

7. The Parties elect the court of the judicial district of the City of Rio de Janeiro, State of Rio de Janeiro to settle all issues arising from this Protocol and Justification, waiving any other, no matter how much more privileged it may be.

BEING IN FULL AND FAIR AGREEMENT, the Parties sign this Amendment in 3 (three) copies of identical form and content for one single purpose, together with the two undersigned witnesses.

Rio de Janeiro, January 18, 2012.

TELE NORTE LESTE PARTICIPAÇÕES S.A.

/s/ Francisco Tosta Valim Filho	/s/ Alex Waldemar Zornig
Name: Francisco Tosta Valim Filho	Name: Alex Waldemar Zornig
Position: Executive Officer	Position: Executive Officer

BRASIL TELECOM S.A.

/s/ Francisco Tosta Valim Filho	/s/ Alex Waldemar Zornig
Name: Francisco Tosta Valim Filho	Name: Alex Waldemar Zornig
Position: Executive Officer	Position: Executive Officer

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Witnesses:

/s/ Iuri de Moraes Mouco	/s/ Luciana Rodrigues Lemos Barra
Name: Iuri de Moraes Mouco	Name: Luciana Rodrigues Lemos Barra
Identity Card No:	Identity Card No:

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Annex I

Consolidated Protocol and Justification

PROTOCOL AND JUSTIFICATION OF THE MERGER OF TELE NORTE LESTE PARTICIPAÇÕES S.A. INTO BRASIL TELECOM S.A.

TELE NORTE LESTE PARTICIPAÇÕES S.A., a publicly-held company with head offices in the City of Rio de Janeiro, State of Rio de Janeiro, Rua Humberto de Campos 425, 8th floor – part, registered with the Treasury Ministry on the National Corporate Taxpayers’ Register under CNPJ/MF No. 02.558.134/0001-58, represented herein as set forth in its corporate by-laws (“TNL”);

and BRASIL TELECOM S.A., a publicly-held company with head offices in the City of Rio de Janeiro, Rua General Polidoro, No. 99, 5th floor/part – Botafogo, registered with the Treasury Ministry on the National Corporate Taxpayers’ Register under CNPJ/MF No. 76.535.764/0001-43, represented herein as set forth in its corporate by-laws (“BRT”);

TNL and BRT, together called simply the “Parties” or “Companies”.

WHEREAS:

(i)	BRT is a publicly-held company that is a direct subsidiary of Coari Participações S.A. (“Coari”), whose purpose is to provide telecommunications services and perform other activities that are necessary or useful for the provision of such services, in compliance with the concessions, authorizations and permits granted thereto. When pursuing its purpose, BRT may acquire third party assets, goods and rights in its net equity, as well as: (i) hold stakes in the capital of other companies, provided that it complies with the Brazilian national telecommunications policy; (ii) establish wholly-owned subsidiaries in order to perform activities encompassed by its purpose, when decentralization is recommended; (iii) undertake the importation of goods and services required to perform the activities encompassed by its purpose; (iv) provide technical assistance services to telecommunications companies performing activities of common interest; (v) undertake activities related to studies and surveys fostering the development of the telecommunications sector; (vi) execute contracts and agreements with other companies providing telecommunications services or any persons or entities, in order to ensure the operation of the services, without adversely affecting its duties and responsibilities; and (vii) perform other similar activities or activities correlated to its corporate purpose;

(ii)	TNL is a publicly-held company that is the direct controlling shareholder of Telemar Norte Leste S.A. (“TMAR”) and the indirect controlling shareholder of BRT, whose purpose is (i) to exercise the control of fixed telephone public utility companies in Region I referred to in the General Concession Plan approved by Decree No. 2,534, dated as of April 2, 1998; (ii) to promote through controlled or affiliated companies the expansion and set up of fixed telephone services in their respective concession areas; (iii) to promote, carry out or direct the funding, from domestic or foreign sources, to be invested by the Company or by its controlled companies; (iv) to promote and encourage study and research activities aiming to develop the fixed telephone segment; (v) to provide through controlled or affiliated companies skilled technical services related to the fixed telephone area; (vi) to promote, encourage and coordinate through its controlled or affiliated companies the education and training of personnel necessary to the fixed telephone segment; (vii) to carry out or promote the importation of goods and services to or through its controlled and/or affiliated companies; (viii) to exercise other activities similar to related to the purpose thereof; and (ix) to hold stakes in the capital of other companies;

(iii)	On May 24, 2011, the Parties, together with TMAR and Coari (collectively, the “Oi Companies”) disclosed a Statement of Material Fact to the market in which they announced approval by the prior meeting of the shareholders of TNL’s parent company Telemar Participações S.A. (“TmarPart”), of instructions to the managements of the Oi Companies to conduct studies and take the steps required to implement a corporate reorganization of the Oi Companies, consisting of (i) the share exchange between TMAR and Coari, (ii) the merger of Coari into BRT, and (iii) the merger of TNL into BRT (collectively, the “Corporate Reorganization”);

(iv)	Given that the Merger (as defined below) is a transaction between a controlling shareholder and its subsidiary, the managements of TNL and BRT have constituted independent special committees, pursuant to and for the purposes of CVM Guideline No. 35, in order to analyze and negotiate the conditions of the Merger and submit its recommendations to the Boards of Directors of the companies;

(v)	On August 1, 2011, the Oi Companies disclosed a Statement of Material Fact to the market in which they announced that the Independent Special Committees of TNL, TMAR and BRT had provided recommendations to the Boards of Directors of the Oi Companies with respect to the exchange ratios in connection with the Corporate Reorganization. On August 17, 2011, the Oi Companies disclosed a Statement of Material Fact to the market in which they announced that the Boards of Directors of the Oi Companies had determined the exchange ratios applicable to the Corporate Reorganization;

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(vi)	The Oi Companies have extremely complex shareholder bases, which are currently dispersed among three publicly-traded companies with a total of seven different classes of publicly traded shares; and

(vii)	The Corporate Reorganization is intended to simplify the corporate structure and governance of the Oi Companies by consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad, eliminating operating costs and overhead while enhancing liquidity for all the shareholders of the Oi Companies;

Being in full and fair agreement, the Parties hereby execute this Protocol and Justification of the Merger of Coari Participações S.A. into Brasil Telecom S.A. (“Protocol and Justification”), in compliance with Articles 224, 225, 227 et seq. of Law No. 6,404/76 (the “Brazilian Corporation Law”), under the following terms and conditions.

CLAUSE ONE – PROPOSED TRANSACTION AND JUSTIFICATION

1.1. Proposed Transaction. The Proposed Transaction consists of the merger of TNL into its subsidiary BRT, transferring all the assets of TNL to BRT, which will become the successor of all the goods, rights and obligations of Coari, pursuant to Articles 227 of the Brazilian Corporation Law (the “Merger”).

1.2. Justification of the Merger. The Merger is one of the steps of the Corporate Reorganization, the purpose of which is to simplify the corporate structure and governance of the Oi Companies, eliminating operating costs and overhead while enhancing liquidity for all shareholders of the Oi Companies. Furthermore, the managements of TNL and BRT believe that the Merger furthers the best interests of their shareholders, particularly through (i) consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad; (ii) simplifying the capital and corporate structures of TNL and BRT, reducing administrative costs; (iii) aligning the interests of the shareholders of TNL and BRT; (iv) enhancing the liquidity of the shares issued by BRT; and (v) promptly eliminating the costs of separate listings of the shares of TNL and BRT, as well as costs arising from separately complying with the public disclosure requirements applicable to TNL and BRT.

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CLAUSE TWO – INDEPENDENT SPECIAL COMMITEES

2.1. Pursuant to the provisions of CVM Guideline No. 35, the managements of TNL and BRT each constituted an independent special committee to analyze and negotiate the conditions of the Merger. After independently analyzing and discussing the conditions for the Merger, based on the documents and information provided by the management of the Companies and other data publically available regarding the Oi Companies, and in compliance with the information examined and discussed with Banco BTG Pactual S.A. and Banco Itaú BBA S.A., the independent financial advisors engaged to provide assistance with respect to the analysis of the Merger by the TNL and BRT Independent Special Committees, respectively, the Independent Special Committees presented their conclusions to the management of the Companies, concluding that the following exchange ratios represent an appropriate appraisal of the value of the Companies and is fair for the Merger.

Original Share/Share to be distributed	Exchange Ratio*
TNLP3/BRTO3	2.3122x
TNLP4/BRTO4	2.1428x**
TNLP4/BRTO3	1.8581x**

*	The exchange ratios disclosed in the table above are not cumulative, as set forth in Clause 3.1.

**	The exchange ratios for TNLP4/BRTO4 shares and TNLP4 /BRTO3 shares shall comply with the provisions established in Clause 3.1.2.

2.2. In order to comply with the legal limit for the division of share capital between shares with and without voting rights, the exchange ratios recommended by the independent special committees shall be adjusted, so that the holder of each TNL preferred share will receive in exchange both common and preferred shares of BRT, as provided in the following Clause.

CLAUSE THREE – NUMBER, TYPE AND CLASS OF SHARES TO BE DISTRIBUTED TO TNL SHAREHOLDERS

3.1. Number, Type and Class of Shares to be Distributed. As a result of the Merger, BRT will distribute 2.3122 common shares of BRT in substitution for each outstanding common share of TNL, and 0.1879 common share and 1.9262 preferred share of BRT in substitution for each outstanding preferred share of TNL (the “Exchange Ratios”).

3.1.1. Distribution and Redemption BRT Shares Prior to the Merger. At the extraordinary general shareholders’ meeting of BRT called to consider and approve the Merger, BRT will propose the issuance of redeemable stock of BRT to be distributed exclusively to BRT shareholders prior to the Merger, which will be redeemed immediately in cash for the aggregate amount of R$1.5 billion, or the equivalent of R$2.543282 (two reais, fifty-four centavos and fraction) per share to be paid in proportion to the interest owned by each shareholder in the equity capital of BRT. The Exchange Ratio presented above has been adjusted to reflect the value of the shares of BRT to be redeemed.

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3.1.2. The Exchange Ratio initially respects the classes of shares currently owned by each shareholder. However, in order to comply with the legal limit on the division of the equity capital of BRT between shares with and without voting rights, the holders of TNL preferred shares will also receive common shares issued by BRT in replacement, in the proportion of 10.11% of the value of its shares, and therefore will receive 10.11% of the announced exchange ratio of TNLP4/BRTO3 (1.8581x*10.11%=0.1879x) and 89.89% of the announced exchange ratio of TNLP4/BRTO4 (2.1428x*89.89%=1.9262x).

3.2. Criteria Used to Determine the Exchange Ratios. The Exchange Ratios were approved by the Board of Directors of TNL and BRT based on the analysis and negotiations conducted by the independent special committees of TNL and BRT, which have negotiated the conditions to the Merger, as set forth in CVM Guideline No. 35. The independent special committees based their recommendations to the Boards of Directors of TNL and BRT on market prices of the preferred and common shares of TNL and BRT, using as a parameter the average trading volume of these shares during the thirty (30) days prior to the date of the Statement of Material Fact that announced the Merger on May 24, 2011. The Exchange Ratios take into consideration the fact that the shares issued by BRT are liquid, the distribution of BRT redeemable shares announced in the Statement of Material Fact released on May 24, 2011 and that the valuation method of shares at market prices is the most appropriate.

3.3. Share Fractions. Fractional shares issued by BRT and distributed to individual TNL shareholders in connection with the Merger will be grouped into full shares and sold in auctions to be held on the BM&FBOVESPA – Bolsa de Valores, Mercadorias e Futuros (the “BM&FBOVESPA”), with the proceeds of such auctions, delivered to the respective shareholders after the final financial settlement of the sale of such shares in the auctions.

CLAUSE FOUR – NET WORTH APPRAISAL CRITERIA FOR BRT AND COARI

4.1. Net Worth Appraisal. The shares of TNL were appraised on the basis of their book value, as set forth in the audited financial statements of TNL as of the base date of June 30, 2011 (the “Base Date”). Pursuant to the provisions set forth in Articles 226 and 227 of the Brazilian Corporation Law, Apsis Consultoria Empresarial Ltda., with head offices at Rua São José, No. 90 – suite 1,082, in the City and State of Rio de Janeiro, registered with the Treasury Ministry on the National Corporate Tax-Payers’ Roll under CNPJ/MF No. 27.281.922/0001-70 (“Apsis”) was selected to conduct the appraisal of

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the net equity of TNL. The selection and engagement of Apsis must be ratified and approved by the shareholders of TNL and BRT. As set forth in the Equity Appraisal Report included as Annex 4.1 hereto, the book value of the net equity of TNL on the Base Date was R$ 14,727,777,974.04 (fourteen billion, seven hundred and twenty seven million, seven hundred and seventy-seven thousand, nine hundred and seventy four reais and four centavos), taking into account the previous partial split-off of TMAR and the acquisition of the split-off portion by Coari as well as the merger of Coari into BRT.

4.2. Appraisal of the Net Worth of TNL and BRT at Market Prices. In compliance with the provisions set forth in Article 264 of the Brazilian Corporation Law, Apsis was selected to prepare the net worth appraisal report of TNL and BRT at market prices. The appraisals of the net worth of TNL and BRT at market prices included as Annex 4.2 hereto were prepared using the same criteria and as of the Base Date (“Appraisal Report on Net Worth at Market Prices”), resulting in, solely for the purposes of Article 264 of the Brazilian Corporation Law, an Exchange Ratio of 2.307160 BRT shares for each TNL share.

4.3. Analysis of Equitable Treatment of the Corporate Reorganization. In compliance with the provisions set forth in Article 41 of the corporate by-laws of TNL, an independent company will be engaged to prepare a financial and economical analysis with the purpose of confirming whether the Corporate Reorganization is equitable to all the companies involved in the Corporate Reorganization. This analysis will be presented to the Board of Directors of TNL and will be available to all the shareholders of the companies involved in the Corporate Reorganization, prior to the general shareholders’ meeting of TNL called to consider the Merger.

4.4. Treatment of Equity Variations. Any equity variations occurring in TNL as from the Base Date until the date of the approval of the Merger will be absorbed directly by BRT.

CLAUSE FIVE – SHARES OF ONE COMPANY HELD BY ANOTHER AND SHARES HELD IN TREASURY

5.1. Treatment of Shares Issued by one Company and Held by Another Company. Upon the approval of the Merger and the resulting closure of TNL, all shares issued by BRT and held by TNL before the Merger will be cancelled, except for 24,647,867 (twenty four million, six hundred forty-seven thousand, eight hundred sixty-seven) common shares, which will be held in treasury by BRT. There are no shares issued by TNL held by BRT.

5.2.	Treatment of Shares Held in Treasury. The other shares held in treasury prior to the Merger will be cancelled.

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CLAUSE SIX – INCREASE IN THE EQUITY CAPITAL OF BRT

6.1. Reduction in the Equity Capital of BRT. The Merger will result in a reduction in the equity capital of BRT in the amount of R$1,117,802,971.45 (one billion, one hundred seventeen million, eight hundred two thousand, nine hundred seventy-one reais and forty-five centavos) through absorption of the net assets of TNL, as set forth in the Equity Appraisal Report and in compliance with the provisions set forth in Article 227, §1, of the Brazilian Corporation Law. 304,469,526 (three hundred four million, four hundred sixty-nine thousand, five hundred twenty-six) common shares of BRT will be cancelled and 179,642,443 (one hundred seventy-nine million, six hundred forty-two thousand, four hundred forty-three) registered preferred shares will be issued by BRT, without par value, that will be distributed to the current TNL shareholders, replacing the TNL shares held by such holders, which will be cancelled.

6.2. Composition of the Net Assets of TNL. The book value of the net assets of TNL to be acquired by BRT is will result in a reduction of the equity capital of BRT in the amount of R$1,117,802,971.45 (one billion, one hundred seventeen million, eight hundred two thousand, nine hundred seventy-one reais and forty-five centavos).

6.3. Composition of the Equity Capital of BRT after the Merger. As a result of the above-mentioned reduction of the equity capital of BRT, the equity capital of BRT will be reduced to R$6,816,467,847.01(six billion, eight hundred sixteen million, four hundred sixty-seven thousand, eight hundred forty-seven reais and one centavo), represented by 599,008,629 (five hundred ninety-nine million, eight thousand, six hundred twenty-nine) registered common shares and 1,198,077,775 (one billion, one hundred ninety-eight million, seventy-seven thousand, seven hundred seventy-five) registered preferred shares, with no par value.

6.4. All the shares issued by TNL will be canceled through the Merger, being replaced by preferred and common shares to be issued by BRT, in accordance with the Exchange Ratios as adjusted as set forth in Clause 3.1.2.

CLAUSE SEVEN – AMENDMENT OF THE CORPORATE BY-LAWS OF BRT

7.1. Amendment to the BRT Corporate By-Laws. As disclosed in the Material Fact released on May 24, 2011, the Corporate Reorganization comprises, among other transactions, the merger of Coari into BRT and the Merger provided for in this Protocol and Justification, which will be both considered at a single general shareholders’ meeting of BRT, to be timely called. As a result of the merger of Coari into BRT and the Merger, the corporate by-laws of BRT must be amended in order to reflect the change in the share capital and number of shares into which BRT’s share capital is divided. Therefore, after these transactions are approved, the following proposed amendment to the main section of Article 5 of the corporate by-laws of BRT will be submitted to its shareholders:

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“Article 5 – The fully paid-in and subscribed Equity Capital is R$6,816,467,847.01(six billion, eight hundred sixteen million, four hundred sixty-seven thousand, eight hundred forty-seven reais and one centavo), represented by 1,797,086,404 (one billion, seven hundred ninety-seven million, eighty-six thousand, four hundred four) shares, consisting of 599,008,629 (five hundred ninety-nine million, eight thousand, six hundred twenty-nine) registered common shares and 1,198,077,775 (one billion, one hundred ninety-eight million, seventy-seven thousand, seven hundred seventy-five) registered preferred shares, without par value.”

CLAUSE EIGHT – REASONS FOR THE MERGER

8.1. Reasons for the Merger. The Merger is one of the steps of the Corporate Reorganization and the managements of the Oi Companies believe that the Merger is an essential step of the Corporate Reorganization and that the Merger furthers the best interests of TNL, BRT and their shareholders, particularly through:

(i)	simplifying the corporate structure, which is currently extremely complex and includes three publicly-held companies with seven different classes of publicly traded shares, and governance of the Oi Companies by consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad;

(ii)	reduce operational, administrative and financial costs following the consolidation of the general management of the Oi Companies, the simplification of their capital structure, and the improvement of their ability to attract investments and access the capital markets;

(iii)	aligning the interests of the shareholders of TNL and BRT;

(iv)	enhancing the liquidity of the shares issued by BRT; and

(v)	eliminating the costs of separate listings of the shares of TNL and BRT, as well as those costs arising from separately complying with the public disclosure requirements applicable to TNL and BRT.

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CLAUSE NINE – TYPES OF SHARES TO BE ISSUED TO THE COARI SHAREHOLDERS

9.1. Shares to be Issued to the TNL Shareholders. The holders of common shares of TNL will receive common shares of BRT and holders of preferred shares of TNL will receive common and preferred shares of BRT, in order to maintain the required proportion between the common and preferred shares of BRT. The common and preferred shares of BRT to be distributed to the TNL shareholders will entitle them to the same rights as those conferred by the other common shares and preferred shares of BRT, respectively, including full receipt of dividends and/or interest on shareholders` equity that may be declared by BRT after the date on which the Merger is approved.

CLAUSE TEN –WITHDRAWAL RIGHTS

10.1. Withdrawal Rights of the Shareholders of TNL. Pursuant to the provisions set forth in Article 137 of the Brazilian Corporation Law, shareholders of TNL that do not approve the Merger, through dissent, abstention or not attending the extraordinary general shareholders` meeting of TNL called to consider the Merger, are entitled to withdrawal rights, unless the shares owned by such shareholders possess liquidity and dispersal in the market, under the terms of Article 137, II of the Brazilian Corporation Law. In order for the exercise the withdrawal rights to be effective, the shareholders of TNL must exercise their withdrawal rights with respect to the totality of the shares owned by them at the time of the general shareholders’ meeting of TNL that approves the Merger.

10.1.1. Shareholders owning TNL preferred shares will not have withdrawal rights, as those shares possess liquidity and dispersion in the market. Only shareholders owning TNL common shares will be entitled to withdrawal rights.

10.1.2. A shareholder of TNL must specifically express its intention to exercise its withdrawal rights within 30 (thirty) days after the publication date of the minutes of the General Shareholders` Meeting of TNL at which the Merger is approved.

10.2. Value of Reimbursement to TNL Shareholders. Shareholders of TNL that dissent at the general shareholders’ meeting of TNL which will consider the Merger will have the right to be reimbursed for their TNL shares at the value of R$28.93 (twenty-eight reais and ninety-three centavos) per share, corresponding to the equity value of TNL as set forth on the balance sheet, dated as of June 30, 2011, to be approved at the extraordinary shareholders’ meeting that considers the Merger.

10.2.1. Given that the Exchange Ratios proposed to the non-controlling shareholders of TNL for the Merger, as set forth in Clause 3.1, is more favorable then the one resulting from the comparison of the net worth of TNL and BRT at market prices provided in the Appraisal Report on Net Worth at Market Prices, pursuant to the § 3 of Article 264 of the Brazilian Corporation

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Law, the dissenting shareholders at the extraordinary general shareholders’ meeting of TNL called to consider the Merger will not be able to elect to receive a reimbursement value calculated based on the net worth at market prices in exchange for their withdrawn shares, and will only be able to receive a reimbursement value based on the equity value of TNL as indicated above.

10.3. Payment of Reimbursement. The payment of the reimbursement value for the withdrawn shares will depend on the effective completion of the Merger, as set forth in Article 230 of the Brazilian Corporation Law. In accordance with Article 137 of the Brazilian Corporation Law, the reimbursement of the value of the withdrawn shares will be assured only in respect of shares for which the shareholder was proven to be the owner at the close of trading on May 24, 2011, the date of publication of the Statement of Material Fact announcing the Corporate Reorganization and the Merger and which have been owned by the shareholder uninterruptedly through the effective exercise of the right of withdrawal.

10.4. Rescission of the Merger. Pursuant to Article 137 §3 of the Brazilian Corporation Law, in the event that the amount to be paid to shareholders of TNL in connection with the exercise of withdrawal rights would, in the opinion of the management of BRT, jeopardize the financial stability of BRT, the Merger may be rescinded through a proposal presented by the management of BRT.

CLAUSE ELEVEN – APPROVAL BY THE GENERAL SHAREHOLDERS` MEETINGS OF TNL AND BRT

11.1. General Shareholders’ Meetings. In order to approve the Merger, general shareholders’ meetings of TNL and BRT will be held to consider the Merger. The Merger will be considered by the same general shareholders’ meetings of BRT that will be held to consider the merger of Coari and BRT.

CLAUSE TWELVE – GENERAL PROVISIONS

12.1. Cessation of Existence of TNL. Upon the effective completion of the Merger, TNL will cease to exist, and BRT will absorb all the assets, rights, goods, obligations and responsibilities of TNL.

12.2. Auditing of the Financial Statements of TNL and BRT. In compliance with Article 12 of CVM Instruction No. 319/99, the financial statements of TNL and BRT dated as of June 30, 2011 that served as the basis for the Merger were audited by Deloitte Touche Tohmatsu.

10

12.3. Documents Available to the Shareholders. All the documents mentioned in this Protocol and Justification, as well as all the other documents already available at this moment, such as reports of the Independent Special Committees and of their advisors, will be available to the respective TNL and BRT shareholders as required by applicable law and regulation, and may be reviewed by such shareholders at the following addresses: (i) Rua General Polidoro 99, 5th floor, Botafogo, City of Rio de Janeiro, State of Rio de Janeiro; and (ii) Rua Humberto de Campos 425, 5th floor (part), Leblon, City of Rio de Janeiro, State of Rio de Janeiro. These documents will also be available at the websites of the CVM (www.cvm.gov.br), BM&FBOVESPA (www.bmfbovespa.com.br) and the Investor Relations websites of the Companies (www.oi.net.br/ri).

12.4. Notification of the Merger to the Authorities. The Merger is being analyzed by the Brazilian Telecommunications Industry Regulator (“ANATEL”). Any other necessary communications related to the Merger will be submitted to the relevant government authorities in compliance with the governing law.

12.5. Registration with the U.S. Securities and Exchange Commission (the “SEC”). We will file a registration statement with the SEC in connection with the Merger. As a result, the general shareholders’ meetings that will consider the Merger will only be called after such registration statement has been declared effective by the SEC. At this moment, without adverse effects to the partial disclosure of some data and information related to the Corporate Reorganization, the materials set forth in CVM Instruction No. 481/09 and CVM Instruction No. 319/99, including the Material Fact provided for in CVM Instruction No. 319/99, will also be fully disclosed.

12.6. Approval of the Corporate Reorganization. The Corporate Reorganization assumes the share exchange between TMAR and Coari and the mergers of both Coari and TNL into BRT will occur on the same date, together and inseparable one from the others, and as a result, the completion of each of these transactions, including the Merger, will be conditioned on the approval of the other transactions.

12.7. Survival of Valid Clauses. Should any clause, provision, term or condition of this Protocol and Justification be deemed invalid, the other clauses, provisions, terms and conditions hereof will not be adversely affected by such invalidation.

12.8. Election of Courts of Law. The Central Law Court of the Rio de Janeiro State Court District is hereby elected to settle all issues arising from this Protocol and Justification, waiving any other, no matter how much more privileged it may be.

*    *    *    *    *

11

Annex 4.1

Equity Appraisal Report

REPORT:	RJ-0690/11-02

BASE DATE:	June 30, 2011

REQUESTING PARTY:	BRASIL TELECOM S.A., with its head office located at Rua General Polidoro, nr. 99, 5th floor, in Botafogo, in the city and state of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under No. 76.535.764/0001-43, hereinafter referred to as BRT.

OBJECT:	TELE NORTE LESTE PARTICIPAÇÕES S.A., with its head office located at Rua Humberto de Campos, nr. 425, 8th floor, Leblon, city of Rio de Janeiro, RJ, registered with the General Roster of Corporate Taxpayers (CNPJ) under number 02.558.134/0001-58, hereinafter referred to as TNL.

PURPOSE:	To assess the book value of TNL shares in connection with the merger of TNL with and into BRT, in accordance with articles 226 and 227 and pursuant to Law No. 6,404, of Dec/15/1976 (Corporate Law).

Report RJ-0690/11-02	1

Report RJ-0690/11-02	2

1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL Ltda., hereinafter referred to as APSIS, with its head office located at Rua da Assembleia, No. 35, 12th floor, in the City and State of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under No 08.681.365/0001-30, was appointed to assess the book value of TNL shares in connection with the merger of TNL with and into BRT, pursuant to Law No. 6,404 of 12/15/1976 (Corporate Law).

In preparing this report, we used data and information provided by third parties, in the form of documents and verbal interviews with the client. Estimates used in this process are based on documents and information which include, among others, the following:

•	Balance Sheet of TNL as of June 30, 2011.

APSIS has recently performed appraisals for publicly-held companies, for various purposes, of the following companies:

•	AMÉRICA LATINA LOGÍSTICA DO BRASIL S/A

•	BANCO PACTUAL S/A

•	CIMENTO MAUÁ S/A

•	ESTA-EMPRESA SANEADORA TERRITORIAL AGRÍCOLA S/A.

•	GEODEX COMMUNICATIONS DO BRASIL S/A

•	GERDAU S/A

•	HOTÉIS OTHON S/A

•	IBEST S/A

•	L.R. CIA.BRAS.PRODS.HIGIENE E TOUCADOR S/A

•	LIGHT SERVIÇOS DE ELETRICIDADE S/A

•	LOJAS AMERICANAS S/A

•	REPSOL YPF BRASIL S/A

•	TAM TRANSPORTES AÉREOS MERIDIONAL S/A

•	WAL PETROLEO S/A

The APSIS team in charge of preparing this report comprises the following professionals:

•	AMILCAR DE CASTRO

Commercial Director

Bachelor of Laws

•	ANA CRISTINA FRANÇA DE SOUZA

Managing Partner

Civil engineer, post-graduated in Accounting Sciences (CREA/RJ 91.1.03043-4)

•	ANTONIO REIS FILHO

Director

Civil Engineer, MSc in Business Management (CREA/SP 107.169)

•	BETINA DENGLER

Project Manager

•	CARLOS MAGNO ANTUNES SANCHES

Project Manager

•	CLAUDIO MARÇAL DE FREITAS

Accountant (CRC/RJ 55029/O-1)

•	FELLIPE FRANCO ROSMAN

Project Manager

•	JOÃO ARTHUR PAES DE MIRANDA SANTOS

Project Manager

•	LUIZ PAULO CESAR SILVEIRA

Director

Mechanical Engineer, MSc in Business Management (CREA/RJ 89.1.00165-1)

•	MARGARETH GUIZAN DA SILVA OLIVEIRA

Director

Civil Engineer (CREA/RJ 91.1.03035-3)

•	RENATA POZZATO CARNEIRO MONTEIRO

Project Manager

•	RICARDO DUARTE CARNEIRO MONTEIRO

Managing Partner

Civil Engineer, post-graduated in Economic Engineering (CREA/RJ 30137-D)

•	SÉRGIO FREITAS DE SOUZA

Director

Economist (CORECON/RJ 23521-0)

•	WASHINGTON FERREIRA BRAGA

Accountant (CRC/RJ 024100-6/ CVM 6734)

Report RJ-0690/11-02	3

2. PRINCIPLES AND QUALIFICATIONS

This report strictly complies with the fundamental principles described below:

•

The consultants and appraisers do not have any direct or indirect interest in the companies involved or in the merger, nor are there any other relevant circumstances which may characterize a conflict of interest.

•	To the best of the consultants’ knowledge and belief, the analyses, opinions and conclusions expressed in this Report are based on data, diligence, research and surveys that are true and correct.

•	The report presents all the limiting conditions imposed by the adopted methodologies, which affect the analyses, opinions and conclusions contained therein.

•	APSIS professional fees are not in any way whatsoever subject to the conclusions of this report.

•

APSIS assumes full responsibility for the matter of Appraisal Engineering, including implicit appraisals, and for the exercise of its honorable duties, primarily established in the appropriate laws, codes or regulations.

•	In this report, it is assumed that the information received from third parties is correct, and the sources thereof are contained in this Report.

•	This Report was prepared by APSIS and no one other than the consultants themselves prepared the analyses and respective conclusions.

•

For projection purposes, we start with the premise of the inexistence of liens or encumbrances of any nature, whether judicial or extrajudicial, affecting the companies in question, other than those listed in this Report.

•

This Report complies with the specifications and criteria prescribed by USPAP (Uniform Standards of Professional Appraisal Practice), in addition to the requirements imposed by different bodies and regulations, where applicable, such as: Finance Ministry, the Central Bank of Brazil, Banco do Brasil, CVM (Brazilian Securities and Exchange Commission), SUSEP (Superintendence of Private Insurance), RIR (Income Tax Regulations), etc.

•

The managers of the companies involved did not direct, restrict, hinder or take any actions which have or may have compromised access to, use or knowledge of information, assets, documents, or work methods applicable to the quality of the respective conclusions contained herein.

Report RJ-0690/11-02	4

3. RESPONSIBILITY LIMITS

•

To prepare this report, APSIS used historic data and information, audited by third parties or unaudited, and unaudited projected data provided in writing or verbally by the company’s management or obtained from the sources mentioned. Therefore, APSIS has assumed as true the data and information obtained for this report and does not have any responsibility in connection with its truthfulness.

•	The scope of this work did not include an audit of the financial statements or a revision of the work performed by the company’s auditors.

•	Our work was developed for use by the requesting party in connection with the previously described objectives.

•	We do not take responsibility for occasional losses to the requesting party or to other parties as a result of the use of data and information provided by the company and contained herein.

Report RJ-0690/11-02	5

4. APPRAISAL METHODOLOGY

Analysis of the previously mentioned supporting documents designed to ascertain whether bookkeeping was accurately conducted and was in compliance with the legal, regulatory, normative, statutory and contractual provisions which govern the matter, within the scope of “Generally Accepted Accounting Principles and Conventions”.

We examined the balance sheet of TNL, as well as all other documents required for the preparation of this report, which was prepared on the basis of TNL’s balance sheet for the period ending June 30, 2011.

It was ascertained that the assets and liabilities of TNL have been duly accounted for.

Report RJ-0690/11-02	6

5. NET EQUITY APPRAISAL

We examined the accounting books of TNL, as well as all other documents required for the preparation of this report.

The experts have ascertained that the book net equity value of TNL in connection with the merger of TNL with and BRT is equivalent to R$ 14,727,777,974.04 (fourteen billion, seven hundred twenty seven million, seven hundred seventy seven thousand, nine hundred seventy four reais and four cents), as of June 30, 2011.

Report RJ-0690/11-02	7

TELE NORTE LESTE PARTICIPAÇÕES S.A.	ACCOUNTING STATEMENT
BALANCE SHEET - (REAIS)	BALANCE AS OF 6/30/2011	SUBSEQUENT EVENT (1)	SUBSEQUENT EVENT (2)	SUBSEQUENT EVENT (3)	PRO FORMA BALANCE
CURRENT ASSETS	548,642,268.63	0.00	0.00	0.00	548,642,268.63
LONG TERM ASSETS	435,171,144.72	0.00	0.00	0.00	435,171,144.72
PERMANENT	14,665,508,200.90	-6,288,859.02	0.00	1,209,926,301.10	15,869,145,642.98
INVESTMENTS	14,656,413,352.87	-6,288,859.02	0.00	1,209,926,301.10	15,860,050,794.95
- Telemar Norte Leste S.A.	14,641,943,503.41	-215,156,850.35	-14,426,786,653.06	0.00	0.00
- Coari Participações S.A.	0.00	208,867,991.33	14,426,786,653.06	-14,635,654,644.39	0.00
- Brasil Telecom S.A.	0.00	0.00	0.00	15,845,580,945.49	15,845,580,945.49
- Other Investments	14,469,849.46	0.00	0.00	0.00	14,469,849.46
FIXED ASSETS	8,021,367.03	0.00	0.00	0.00	8,021,367.03
INTANGIBLE ASSETS	1,073,481.00	0.00	0.00	0.00	1,073,481.00

TOTAL ASSETS	15,649,321,614.25	-6,288,859.02	0.00	1,209,926,301.10	16,852,959,056.33

CURRENT LIABILITIES	1,710,173,268.87	0.00	0.00	0.00	1,710,173,268.87
Loans and Financing	1,508,203,674.09	0.00	0.00	0.00	1,508,203,674.09
Other Current Liabilities	201,969,594.78	0.00	0.00	0.00	201,969,594.78
LONG TERM LIABILITIES	415,007,813.42	0.00	0.00	0.00	415,007,813.42
Loans and Financing	219,839,961.14	0.00	0.00	0.00	219,839,961.14
Other Non-Current Liabilities	195,167,852.28	0.00	0.00	0.00	195,167,852.28
EQUITY	13,524,140,531.96	-6,288,859.02	0.00	1,209,926,301.10	8,426,204,248.24
Capital	7,254,681,880.33	0.00	0.00	0.00	7,254,681,880.33
Capital Reserves Available	1,319,111,831.44	0.00	0.00	0.00	1,319,111,831.44
Profit Reserves	6,810,073,132.77	0.00	0.00	0.00	6,810,073,132.77
Treasury Stocks	-352,641,649.99	0.00	0.00	0.00	-352,641,649.99
Equity Valuation Adjustments	-1,535,251,542.82	0.00	0.00	1,209,926,301.10	-325,325,241.72
Net Income	28,166,880.23	-6,288,859.02	0.00	0.00	21,878,021.21

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	15,649,321,614.25	-6,288,859.02	0.00	1,209,926,301.10	16,852,959,056.33

- Net Book Equity Value for TNL					R$ 14,727,777,974.04
- TNL Investments in shares of BRT					-R$ 15,845,580,945.49

- Net Book Equity Value to be incorporated in BRT					-R$ 1,117,802,971.45

(1)	Incorporation of the portion of the shareholders’ equity of TMAR which was split-off.
(2)	Represents the share exchange between TMAR and COARI.
(3)	Incorporation of the net book equity value of COARI - Confirmed in Report RJ_0375_11_03.

Report RJ-0690/11-02	8

6. CONCLUSION

Considering the verifications performed on the previously mentioned documents and based on APSIS’ analyses, the experts have concluded that the book net equity value of TNL, in connection with the merger of TNL with and into BRT, is equivalent to R$ 14,727,777,974.04 (fourteen billion, seven hundred twenty seven million, seven hundred seventy seven thousand, nine hundred seventy four reais and four cents). Considering that the net assets merged into BRT will be represented by shares of stock of BRT owned by TNL; therefore, the net assets to be merged into BRT will result in a reduction of BRT’s capital of R$ 1,117,802,971.45 (one billion, one hundred seventeen million, eight hundred two thousand, nine hundred seventy one reais and forty five centavos), as of June 30, 2011.

Having concluded Report RJ-0690/11-02, which consists of 10 (ten) pages typed on one side and 01 (one) attachment, APSIS Consultoria Empresarial Ltda., CRC/RJ 005112/0-9 and CORECON/RJ RF/2.052-4, a company specializing in the appraisal of assets, legally represented by the signatories below, makes itself available for any clarifications which may be necessary.

Rio de Janeiro, January 5, 2012.

AMILCAR DE CASTRO	ERIVALDO ALVES DOS SANTOS FILHO
Director	Accountant (CRC/RJ 100990/0-1)

Report RJ-0690/11-02	9

7. LIST OF ATTACHMENTS

1.	GLOSSARY AND APSIS’ PROFILE

SÃO PAULO - SP Av. Angélica, 2503 Conj. 42 Consolação, CEP: 01227-200 Tel.: + 55 11 3666.8448 Fax: + 55 11 3662-5722	RIO DE JANEIRO - RJ Rua da Assembleia, nº 35, 12º andar Centro, CEP: 20011-001 Tel.: + 55 21 2212.6850 Fax: + 55 21 2212.6851

Report RJ-0690/11-02	10

ATTACHMENT 1

ABL - Gross Leasable Area

ABNT - Brazilian Technical Standards Association

Allocated Codes - serial number (grades or weights) to differentiate the quality features of properties.

Allotment - subdivision of a tract of land into lots for buildings with the opening of new thoroughfares, or the extension, modification or expansion of existing ones.

Amortization - systematic allocation of the depreciable value of an asset over its useful life.

Apparent Age - estimated age of a property according to its characteristics and conservation status at the time of inspection.

Asset - a resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity.

Asset Approach - valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as market net equity.

Base Date - specific date (day, month and year) of application of the assessment value.

Basic Infrastructure - urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes.

BDI - a percentage that indicates the benefits and overhead costs applied to the direct cost of construction.

Best Use of the Property - the most economically appropriate use of a certain property according to its characteristics and surroundings, respecting legal limitations.

Beta - a systematic risk measure of a share; price trend of a particular share to be correlated with changes in a given index.

Book Value - the value at which an asset or liability is recognized on the balance sheet.

Building Standard - the quality of the improvements according to the specifications of design, materials, workmanship and performance effectively used in construction.

Business Combination - union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation.

Business Risk - uncertainty of realization of expected future returns of the business resulting from factors other than financial leverage.

CAPEX (Capital Expenditure) - fixed asset investments.

Capitalization - conversion of a simple period of economic benefits into value.

CAPM (Capital Asset Pricing Model) - model in which the capital cost for any share or lot of shares equals the risk free rate plus risk premium provided by the systematic risk of the share or lot of shares under investigation. Generally used to calculate the Cost of Equity or the Cost of Shareholder Capital.

Capitalization Rate - any divisor used to convert economic benefits into value in a single period.

Capital Structure - composition of a company’s invested capital, between own capital (equity) and third-party capital (debt).

Cash Flow - cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, non-operating, etc...).

Cash Flow on Invested Capital - cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments.

Cash-Generating Unit - smallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets.

Casualty - an event that causes financial loss.

Company - commercial or industrial entity, service provider or investment entity holding economic activities.

Conservation Status - physical status of an asset in result of its maintenance.

Control - power to direct the strategic policy and administrative management of a company.

Control Premium - value or percentage of the pro-rata value of a lot of controlling shares over the pro-rata value of non-controlling shares, which reflect the control power.

Cost - the total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time and situation.

Cost of Capital - Expected rate of return required by the market as an attraction to certain investment funds.

CPC - Accounting Pronouncements Committee.

Current Value - value replacement with a new value depreciated as a result of the physical state the property is in.

CVM - Securities and Exchange Commission.

Damage - damage caused to others by the occurrence of flaws, defects, accidents and crimes, among others.

Data Treatment - application of operations to express, in relative terms, the attribute differences between the market data and data of the property being assessed.

Date of Issue - closing date of the valuation report, when conclusions are conveyed to the client.

DCF (Discounted Cash Flow) - discounted cash flow.

D & A - depreciation and amortization.

Dependent Variable - variable to be explained by the independent ones.

Depreciable Value - cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value

Depreciation - systematic allocation of the depreciable value of an asset during its useful life.

Dichotomous Variable - variable that assumes only two values.

Direct Production Cost - spending on inputs, including labor, in the production of goods.

Discount for Lack of Control - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the absence of part or all of the control.

Discount for Lack of Liquidity - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the lack of liquidity.

Discount Rate - any divisor used to convert a flow of future economic benefits into present value.

Drivers - value drivers or key variables.

EBIT (Earnings before Interest and Taxes) - earnings before interest and taxes.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) - earnings before interest, taxes, depreciation and amortization.

Economic Benefits - benefits such as revenue, net profit, net cash flow, etc.

Efficient Use - that which is recommendable and technically possible for the location on a reference date, among the various uses permitted by the applicable law, observing surrounding marketing trends.

Electrical Damage Value - estimated cost of the repair or replacement of parts, when the property suffers electrical damage. Values are tabulated in percentages of the Replacement Value and have been calculated through the study of equipment manuals and the expertise in corrective maintenance of Apsis technicians.

Enterprise - set of properties capable of producing revenue through marketing or economic exploitation. It can be: real estate (e.g. subdivision, commercial / residential buildings), real-estate based (e.g., hotel, shopping mall, theme parks), industrial or rural.

Enterprise Value - economic value of the company.

Equity Value - economic value of the equity.

Equivalent Construction Area - constructed area on which the unit cost equivalence of corresponding construction is applied, according to ABNT postulates.

Equivalent Depth - numerical result of the division of a lot area by its main projected front.

Expertise - technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights.

Facilities - set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation.

Fair Market Value - value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so.

Fair Value Less Cost to Sell - value that can be obtained from the sale of an asset or cash-generating unit less sale expenses, in a transaction between knowledgeable, willing and uninterested parties.

FCFF (Free Cash Flow to Firm) - Free cash flow to firm, or unlevered free cash flow.

Financial Lease - that which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases.

Fixed Asset - tangible asset available for use in the production or supply of goods or services, in third-party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

Flaw - anomaly that affects the performance of products and services, or makes them inadequate to the purposes intended, causing inconvenience or material loss to the consumer.

Forced Liquidation - condition on the possibility of a compulsory sale or in a shorter period than the average absorption by the market.

Free Float - percentage of outstanding shares on the company’s total capital.

Frontage - horizontal projection of the line dividing the property and the access road; measurement of the front of a building.

Goodwill - see Goodwill based on the expectation of future profitability (goodwill).

Homogenization - treatment of observed prices by application of mathematical transformations that express, in relative terms, the differences between market data attributes and those of the property assessed.

Homogenized Area - useful or private area, or built with mathematical treatments for valuation purposes, according to criteria based on the real estate market.

IAS (International Accounting Standards) - International Accounting Standards.

IASB (International Accounting Standards Board) - International Accounting Standards Board.

Ideal Fraction - percentage owned by each of the buyers (tenants) of the land and of the building’s common items.

IFRS (International Financial Reporting Standards) - International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB.

Impairment - see Losses on devaluation

Impairment Losses (impairment) - book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expense of selling it; or, in the case of other assets, their fair value less expenditure for sale.

Income Approach - valuation method for converting the present value of expected economic benefits.

Independent Variables - variables that provide a logical content to the formation of the value of the property subject to the assessment.

Indirect Production Cost - administrative and financial costs, benefits and other liens and charges necessary for the production of goods.

Influence Point - atypical point that, when removed from the sample, significantly changes the estimated parameters or the linear structure of the model.

Insurance - risk transfer guaranteed by contract whereby one party undertakes, subject to payment of premium, to indemnify another for the occurrence of casualties covered under the policy.

Insurance Value - value at which an insurance company assumes the risks, and does not apply to the land and foundations, except in special cases.

Intangible Asset - identifiable non-monetary asset without physical substance. This asset is identifiable when: it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; or originates from contractual rights or other legal rights regardless of their being transferred, separable from the entity or from other rights and obligations.

Internal Rate of Return - discount rate where the present value of future cash flow is equivalent to the cost of investment.

International Accounting Standards - standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC).

Invested Capital - the sum of own capital and third-party capital invested in a company. Third-party capital is usually related to debt with interest (short and long-term) and must be specified within the context of the valuation.

Investment Property - property (land, building or building part, or both) held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for: use in the production or supply of goods or services, as well as for administrative purposes.

Investment Value - value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning.

Key Money - amount paid by the prospective tenant for signature or transfer of the lease contract, as compensation for the point of sale.

Key Variables - variables that, a priori, and traditionally have been important for the formation of property value.

Levered Beta - beta value reflecting the debt in capital structure.

Liability - present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits.

Liquidation Value - value of a property offered for sale on the market outside the normal process, i.e. one that would be established if the property were offered for sale separately, taking into account the costs involved and the discount required for a sale in a reduced period.

Liquidity - ability to rapidly convert certain assets into cash or into the payment of a certain debt.

Market Approach - valuation method in which multiple comparisons derived from the sales price of similar assets are adopted.

Market Data - set of information collected on the market related to a particular property.

Marketing Factor - the ratio between the market value of an asset and its reproduction cost less depreciation or replacement cost, which may be higher or lower than 1 (one).

Market Research - set of activities for identification, investigation, collection, selection, processing, analysis and interpretation of results on market data.

Maximum Insurance Value - maximum value of the property for which it is recommendable to insure it. This criterion establishes that the property whose depreciation is greater than 50% should have its Maximum Insurance Value equivalent to twice as much as the Current Value; and the property whose depreciation is with less than 50% should have its Maximum Insurance Value equivalent to the Replacement Value.

Multiple - market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc...).

Net Debt - cash and cash equivalents, net position in derivatives, short-term and long-term financial debts, dividends receivable and payable, receivables and payables related to debentures, short-term and long-term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus.

Non-Operating Assets - those not directly related to the company’s operations (may or may not generate revenue) and that can be disposed of without detriment to its business.

Null hypothesis in a regression model - hypothesis in which one or a set of independent variables involved in the regression model are not important to explain the variation of the phenomenon in relation to a pre-established significance level.

Operating Assets - assets that are basic to the company’s operations.

Operating Lease - that which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases.

Parent Company - an entity that has one or more subsidiaries.

Perpetual Value - value at the end of the projective period to be added on the cash flow.

Point of Sale - intangible asset that adds value to commercial property, due to its location and expected commercial exploitation.

Population - total market data of the segment to be analyzed.

Premium for Expected Future Profitability (goodwill) - future economic benefits arising from assets not capable of being individually identified or separately recognized.

Present Value - the estimated present value of discounted net cash flows in the normal course of business.

Price - the amount by which a transaction is performed involving a property, a product or the right thereto.

Private Area - useful area plus building blocks (such as walls, pillars, etc.) and elevator hallway (in specific cases).

Property - something of value, subject to use, or that may be the object of a right, which integrates an equity.

Qualitative Variables - variables that cannot be measured or counted, only ordered or ranked, according to attributes inherent to the property (e.g., building standard, conservation status and quality of the soil).

Quantitative Variables - variables that can be measured or counted (e.g., private area, number of bedrooms and parking spaces).

Range for Real Estate Valuations - range in the vicinity of the point estimator adopted in the valuation within which to arbitrate the value of the property provided it is justified by the existence of features that are not contemplated in the model.

Re (Cost of Equity) - return required by shareholders for the capital invested.

Real Estate - property, consisting of land and any improvements incorporated thereto. Can be classified as urban or rural, depending on its location, use or to its highest and best use.

Recoverable Value - the highest fair value of an asset (or cash-generating unit) minus the cost of sales compared with its value in use.

Rd (Cost of Debt) - a measure of the amount paid for the capital earned from third parties, in the form of loans, financing, market funding, among others.

Reference Real Estate - market data with features comparable to the property assessed.

Regression Model - the model used to represent a specific phenomenon, based on a sample, considering the various influencing characteristics.

Remaining Life - Property’s remaining life.

Replacement Cost - a property’s reproduction cost less depreciation with the same function and features comparable to the property assessed.

Replacement Value for New - value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property.

Reproduction Cost - expense required for the exact duplication of a property, regardless of any depreciation.

Reproduction Cost Less Depreciation - a property’s reproduction cost less depreciation, considering the state it is in.

Residual Value - value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period.

Residual Value of an Asset - estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life.

Sample - set of market data representative of a population.

Scrap Value - market value of a property’s reusable materials in disabling conditions, without their being used for production purposes.

Shareholders’ Equity at Market Prices - see Assets Approach.

Statistical Inference - part of statistical science that allows drawing conclusions about the population from a sample.

Subsidiary - entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company).

Supporting Documentation - documentation raised and provided by the client on which the report premises are based.

Survey - evidence of local events through insightful observations in a property and of the factors and conditions that constitute or influence it.

Tangible Asset - physically existing asset, such as land, building, machinery, equipment, furniture and tools.

Technical Report - detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject.

Total Construction Area - resulting from the sum of the real private area and the common area allocated to an independent unit, defined according to ABNT.

Urbanizable Land - land eligible to receive urban infrastructure works aiming at its efficient use, by means of the subdivision, split or implementation of a business.

Useful Area - real private area subtracted from the area occupied by walls and other building blocks that prevent or hinder its use.

Useful Economic Life - the period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity.

Valuation - act or process of determining the value of an asset.

Valuation Methodology - one or more approaches used in developing evaluative calculations for the indication of the value of an asset.

Value at Risk - representative value of the share of the property one wishes to insure and that may correspond to the maximum insurable value.

Value in Use - value of a property in operating conditions in its present state, such as the useful part of an industry, including, where relevant, the costs of design, packaging, taxes, freight and installation.

Value Plan - the graphic representation or listing of generic square meter values of land or of the real estate on the same date.

WACC (Weighted Average Cost of Capital) - model in which capital cost is determined by the weighted average of the market value of capital structure components (own and others).

Annex 4.2

Net Worth Appraisal Report

At Market Prices

REPORT:	RJ-0690/11-04

BASE DATE:	June 30, 2011

REQUESTING PARTY:

BRASIL TELECOM S.A., with its head office located at Rua General Polidoro, No. 99, 5º andar (parte), in Botafogo, in the city and state of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under number 76.535.764/0001-43, hereinafter referred to as BRT;

OBJECT:	BRT, as described above, and TELE NORTE LESTE PARTICIPAÇÕES S.A., with its head office located at Rua Humberto de Campos, No.425, 8º andar, Leblon, in the city and state of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under number 02.558.134/0001-58, hereinafter referred TNL.

PURPOSE:	Calculation of the Net Equity of both BRT and TNL, following the appraisal of the equity of each of these companies pursuant to the same criteria and as of the same date, at market prices, for the purposes of article 264 of Law No. 6,404 of 12/15/1976 (Corporate Law).

EXECUTIVE SUMMARY

APSIS CONSULTORIA EMPRESARIAL Ltda. (“APSIS”) was hired by BRT to calculate the Net Equity of each of BRT and TNL, following the appraisal of the equity of each of these companies pursuant to the same criteria and as of the same date, at market prices, for the purposes of article 264 of Law No. 6,404 of 12/15/1976 (Corporate Law).

The technical procedures used in this report are in accordance with the criteria set forth by appraisal standards. Appraisal calculations to assess the value of assets were devised on the basis of the income, asset and market approaches.

This report presents the market values of the companies’ assets and liabilities used to adjust the book Net Equity of each of BRT and TNL through asset approaches.

CORPORATE RESTRUCTURING OF OI GROUP: TRANSACTION SUMMARY

As described in the Statement of Material Fact published on May 24, 2011, Tele Norte Leste Participações SA (“TNL”), Telemar Norte Leste S.A. (“Telemar”), Coari Participações S.A. (“Coari”) and Brasil Telecom S.A. (“BRT”), hereinafter together referred to as the OI COMPANIES, will implement a corporate restructuring (“Corporate Restructuring”) including the share exchange between TMAR and Coari and the mergers of Coari and TNL into BRT. As a result of the Corporate Restructuring, all current shareholders of the OI COMPANIES will become shareholders of BRT, which will change its name to OI S.A. and will be the only one of the OI COMPANIES listed on a stock market.

The charts below show the simplified corporate structure before and after the implementation of the Corporate Restructuring:

The following are the main steps of the Corporate Restructuring considered for adjustment in the financial statements of the OI COMPANIES:

1.	Issuance and Redemption of shares by BRT;

2.	Share Exchange between TMAR and Coari;

3.	Merger of Coari into BRT;

4.	Merger of TNL into BRT.

SUMMARY OF RESULTS

The tables below present an overview of the Net Equity at market prices of the companies involved in the merger of TNL into BRT, as of the base date of this report:

BRASIL TELECOM	UNAUDITED BALANCE SHEET AS OF JUNE 30, 2011
	ACTUAL		MARKET ADJUSTMENTS		AS ADJUSTED
	(IN THOUSANDS OF REAIS)
CURRENT ASSETS	R$	18,625,469	R$	-628,662	R$	17,997,807
LONG-TERM ASSETS		17,099,149		0		17,099,149
FIXED ASSETS:
INVESTMENTS		57,377		0		57,377
PERMANENT ASSETS		22,953,800		7,820,463		30,774,263
INTANGIBLE ASSETS		15,879,481		-12,412,037		3,467,444
TOTAL FIXED ASSETS		38,890,658		-4,591,574		34,299,084

TOTAL ASSETS	R$	74,615,276	R$	-5,219,236	R$	69,396,040

CURRENT LIABILITIES	R$	13,183,238	R$	0	R$	13,183,238
NON-CURRENT LIABILITIES		35,462,699		-1,774,540		33,688,159
PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS		37,486		-4,972		32,514
NET EQUITY		25,931,853		-3,439,723		22,492,130

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	R$	74,615,276	R$	-5,219,236	R$	69,396,040

TNL	UNAUDITED BALANCE SHEET AS OF JUNE 30, 2011
	ACTUAL		MARKET ADJUSTMENTS		AS ADJUSTED
	(IN THOUSANDS OF REAIS)
CURRENT ASSETS	R$	548,642	R$	0	R$	548,642
LONG-TERM ASSETS		435,171		-2,947		432,224
FIXED ASSETS:
INVESTMENTS		15,860,051		-2,101,771		13,758,280
PERMANENT ASSETS		8,021		0		8,021
INTANGIBLE ASSETS		1,073		0		1,073

TOTAL FIXED ASSETS		15,869,145		-2,101,771		13,767,374

TOTAL ASSETS	R$	16,852,958	R$	-2,104,718	R$	14,748,240

CURRENT LIABILITIES	R$	1,719,173	R$	0	R$	1,719,173
NON-CURRENT LIABILITIES		406,008		-1,002		405,006
NET EQUITY		14,727,777		-2,103,716		12,624,061

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	R$	16,852,958	R$	-2,104,718	R$	14,748,240

VALUE ( THOUSAND REAIS )				BRT X TNL
RELEVANT ACCOUNTS	PRO FORMA BALANCE		ADJUSTED BALANCE
	BRT	TNL	BRT	TNL
ASSETS	74,602,558	16,852,958	69,396,040	14,748,240
CURRENT ASSETS	18,625,469	548,642	17,997,807	548,642
LONG TERM ASSETS	17,099,149	435,171	17,099,149	432,224
FIXED ASSETS	38,877,940	15,869,145	34,299,084	13,767,374

LIABILITIES AND SHAREHOLDERS EQUITY	69,303,136	16,852,958	69,396,040	14,748,240
CURRENT LIABILITIES	13,183,238	1,719,173	13,183,238	1,719,173
LONG TERM LIABILITIES	30,150,559	406,008	33,688,159	414,006
PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS	37,486	0	32,514	0
EQUITY	25,931,853	14,727,777	22,492,130	12,624,061

TOTAL NUMBER OF SHARES	1,921,928,523	467,550,049	1,921,928,523	467,550,049

R$ PER SHARE *	13.492621	31.499894	11.702896	27.000449

EXCHANGE RATIO**	2.334602		2.307160

*	Adjusted to reflect the exclusion of treasury stock
**	Number of BRT shares for 1 TNL share

TABLE OF CONTENTS

1.	INTRODUCTION	9

2.	PRINCIPLES AND QUALIFICATIONS	10

3.	RESPONSIBILITY LIMITS	11

4.	APPRAISAL METHODOLOGY	12

5.	GENERAL APPRAISAL CRITERIA	14

6.	APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF BRT	25

7.	APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF TNL	29

8.	CONCLUSION	32

9.	ATTACHMENTS	33

1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL Ltda. (APSIS) was appointed by BRT to calculate the Net Equity of each of BRT and TNL, following the appraisal of the equity of both companies pursuant to the same criteria and as of the same date, at market prices, for the purpose of article 264 of Law No. 6,404 of 12/15/1976 (Corporate Law).

In preparing this report, data and information supplied by third parties were used, in the form of documents and verbal interviews with the clients. The estimates used in this process are based on documents and information which include, among others, the following:

•	Bylaws or Articles of Incorporation of the companies;

•	Financial statements of the group’s companies;

•	Organization chart and corporate holdings;

•	Fixed assets list;

•	IAN (Annual Reports) and ITR (Quarterly Reports) of the companies;

•	Set of architectural plans;

•	Areas chart; and

•	Documents with technical specifications of the equipment appraised.

Inspections of the operational sites were conducted in March and April 2009.

The APSIS team responsible for the coordination and performance of this report consists of the following professionals:

•       AMILCAR DE CASTRO

sales director

•       ANA CRISTINA FRANÇA DE SOUZA

civil engineer

post-graduated in Accouting Sciences (CREA/RJ 91.1.03043-4)

•       BETINA DENGLER

project manager

•       CESAR DE FREITAS SILVESTRE

accountant (CRC/RJ 44779/O-3)

•       CLAUDIO MARÇAL DE FREITAS

accountant (CRC/RJ 55029/O-1)

•       FLAVIO LUIZ PEREIRA

accountant (CRC/RJ 022016-O-9)

•       LUIZ PAULO CESAR SILVEIRA

mechanical engineer

máster of business management (CREA/RJ 89.1.00165-1)

•       MARGARETH GUIZAN DA SILVA OLIVEIRA

civil engineer (CREA/RJ 91.1.03035-3)

•       RICARDO DUARTE CARNEIRO MONTEIRO

civil engineer

post-graduated in economic engineering (CREA/RJ 30137-D)

•       SÉRGIO FREITAS DE SOUZA

economist (CORECON/RJ 23521-0)

2. PRINCIPLES AND QUALIFICATIONS

This report strictly complies with the fundamental principles described below:

•	The professional fees of APSIS are not, in any way, subject to the conclusions of this report.

•	The report was prepared by APSIS and no one, other than the consultants themselves, prepared the analyses and respective conclusions.

•	In this report, it is assumed that the information received from third parties is correct, and the sources thereof are contained in this Report.

•	To the best knowledge and belief of the consultants, the analyses, opinions and conclusions presented in this Report are based on data, diligence, research and surveys that are true and correct.

•

APSIS assumes full responsibility for the matter of Appraisal Engineering, including implicit appraisals, and for the exercise of its honorable duties, primarily established in the applicable laws, codes or regulations.

•

For projection purposes, we start from the premise of the nonexistence of liens or encumbrances of any nature, whether judicial or extrajudicial, affecting the object of the relevant work, other than those listed in this report.

•

This report meets the specifications and criteria established by the standards of the Brazilian Association of Technical Standards (ABNT), the specifications and criteria established by USPAP (Uniform Standards of

Professional Appraisal Practice), in addition to the requirements imposed by different bodies, such as: the Treasury Department, the Central Bank of Brazil, CVM (the Brazilian Securities and Exchange Commission), SUSEP (Private Insurance Superintendence), etc.

•	The report presents all the restrictive conditions imposed by the methodologies adopted, which affect the analyses, opinions and conclusions contained in the same.

•

APSIS declares that neither it nor the consultants and appraisers have any direct or indirect interest in the companies contemplated in this Report, in their respective controllers, or in the transaction to which the “Protocol and Justification” refers, there being no relevant circumstances which may characterize conflict or communion of interests, whether potential or actual, towards the issuance of this Report.

•

In the course of our work, controllers and managers of the companies contemplated in this Report did not direct, limit, hinder or take any actions, which have or may have compromised access, use or knowledge of information, property, documents or work methodologies relevant to the quality of our conclusions.

3. RESPONSIBILITY LIMITS

•

To prepare this report, APSIS used historic data and information, audited by third parties or unaudited, and projected unaudited data supplied in writing or verbally by the companies’ management or obtained from the sources mentioned. Therefore, APSIS assumed as true the data and information obtained for this report and does not have any responsibility in connection with its truthfulness.

•	The scope of this work did not include an audit of the financial statements or a revision of the work performed by the companies’ auditors.

•

Our work was developed for use by the applicant in connection with the previously described objectives. Therefore, it may be disclosed as part of the documents related to the Corporate Restructuring, and the mention of this work in related publications is authorized. It may also be filed with the Brazilian Securities and Exchange Commission (the “CVM”) and with the U.S. Securities and Exchange Commission (the “SEC”), as well as made available to shareholders and third parties, including through the websites of the involved companies.

•	We emphasize that understanding the conclusion of this report will require reading it and its attachments in full. Therefore, conclusions should not be drawn from a partial reading.

•

We are not responsible for occasional losses to the applicant, its shareholders, directors, creditors or to other parties as a result of the use of data and information supplied by the companies and contained in this Report.

•

The analyses and conclusions contained herein are based on several premises, held as of this date, of future operational projections, such as: macroeconomic factors, values used in the market, exchange rate variations, sale prices, volumes, market share, revenues, taxes, investments, operational margins, etc. Thus, future results may differ from any forecast or estimate contained in this Report.

•	This appraisal does not reflect events and their respective impacts, occurring after the date of issue of this Report.

4. APPRAISAL METHODOLOGY

ASSETS APPROACH - NET EQUITY AT MARKET PRICES

This methodology is derived from generally accepted accounting principles (GAAP), where financial statements are prepared based on the principle of historic or acquisition cost.

Due to this principle and to the fundamental principle of accounting, the book value of the assets of a company less the book value of its liabilities equals the book value of its net equity.

The application of this methodology contemplates, as a starting point, the book values of assets and liabilities and requires that some of these items be adjusted so as to reflect their probable realization values. The result of the application of this method may provide an initial basis for the estimate of the company’s value, as well as a useful basis of comparison with results from other methodologies.

On the other hand, the basic principles of economics allow us to create the following appraisal technique: the value defined for assets less the value defined for liabilities equals the value defined for a company’s net equity. From an appraisal perspective, the relevant value definitions are those appropriate to the purpose of the appraisal.

The assets approach, therefore, aims to appraise a company by adjusting the book value (net balance) to respective fair market values. The assets and liabilities deemed relevant are appraised for their fair market value, with a comparison made between this value and its book value (net balance).

The general appraisal criteria applicable to the adjustment of assets subject to an appraisal at market prices can be found in detail in Chapter 6 of this report.

After being duly analyzed, these adjustments are added to the book Net Equity value, in this way determining the company’s market value through the assets approach. The company’s fair market value is the Net Equity value after giving effect to the adjustments of the assets and liabilities appraised.

It is worth noting that the identification and quantification of liabilities that were neither recorded nor disclosed by the companies’ managements were not within the scope of our work.

The methodology and scope adopted in this assessment is aimed at appraising the companies’ going concern values. Therefore, expenses incurred in asset realization or liability requirements, as well as related to the companies’ bankruptcy or liquidation processes, were not contemplated in the calculations.

MAIN STEPS OF THE APPRAISAL

•	Reading and analysis of the companies’ balance sheets.

•	Analysis of asset and liability accounts recorded on the companies’ balance sheets, to identify accounts subject to adjustments, as well as calculations of their probable market values.

•	Adjustment of the companies’ fixed assets in accordance with their respective market values on the basis of equity appraisals performed by Apsis.

•	Adjustment of relevant intangible operating assets in accordance with their respective market values, on the basis of premises and appraisal criteria developed by Apsis.

•	Application of the equity method of accounting to the net equity at market value of subsidiary and affiliated companies for the purpose of calculating the value of investments.

•	Calculation of the market value of the companies’ net equity.

5. GENERAL APPRAISAL CRITERIA

This report was prepared for the purpose of complying with current legislation in connection with the Corporate Restructuring, as described in the Executive Summary of this report.

EVENTS AND ADJUSTMENTS CONTEMPLATED IN THE APPRAISAL

The financial statements considered as the basis for this report were prepared by the companies, having already fully complied with Act No. 11,638/07. The table below shows the general criteria defined for the appraisal of each account and/or group of accounts of the companies involved in the operation.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
General	Accounts whose value is less than R$500,000 reais were not analyzed; the book value was kept, with the exception of those that were consolidated in a specific group.	Market value identical to book value.

Available Funds

Represented by:

•     Cash and Banks

•     Cash Equivalents - Short-term investments, with original maturity being ninety days or less and immediately convertible into cash;

•     Financial Investments - Exclusive investment funds and private securities.

Cash equivalents and investments held by the Company and its subsidiaries are classified as held for trading and are measured at their respective fair values.

Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Accounts Receivable from Clients

Substantially represented by:

•     Services for billing

•     Billed services

•     Accounts receivable from clients are short-term invoices

•     Sales of Goods

•     Provision for doubtful accounts constituted on the basis of individual analyses and on the analyses of groups of assets of similar risk, for which criteria for establishing the provision contemplates the ascertainment of percentiles of losses occurring in each maturity range of accounts receivable and, on the grounds of such loss percentiles, future losses are estimated over the current balance of accounts receivable.

Market value identical to book value.

Inventories	Substantially represented by cell phones and accessories for resale, net of provision for losses or for adjustments to the forecast in which they should be realized.	Market value identical to book value.

Derivatives (Assets and Liabilities)	Represented by: • “Swap cross currency” contracts US$/R$:	Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA

•     Active Position - US$ + 5,86%

•     Liability Position - 100% CDI

•     “Swap cross currency” contracts Ien/R$:

•     Active Position - Ien + Ien Libor 6M + 1,25%

•     Liability Position - 85% a 90% CDI

•     “Swap cross currency” contracts Ien/US$:

•     Active Position - Ien Libor 6m + 1,25%

•     Liability Position - US Libor 6m + 3,59%

Hedging operations contracted with financial institutions to minimize the risks of loans and financing contracted in foreign currency, without leverage, because of the possibility of fluctuations in exchange rates that may increase the balance of them. Of the portion of foreign currency debt in foreign currency 90.4% is covered by this mode of operation and financial investments in foreign currency.

The positive or negative effects in hedging transactions are measured at fair value using available information and appropriate valuation methodologies for each situation.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Deferred and Recoverable Taxes

Represented by:

•     Deferred Income Tax and Social Contribution - Calculated over temporary differences, tax losses and the negative base of social contribution, and accounted for to the extent of the existence of future taxable profit at sufficient level for the total or partial use of deferred taxes.

•     Tax Credits - Composed of:

•       ICMS (Provisional Value Added Tax)

•       IRPJ/CS (Legal Entity Income Tax/Social Contribution)

•       PIS & COFINS (Social Participation Program and Contribution to Social Security Financing)

•       Others

The ICMS recoverable originates, for the most part, from credits constituted on the acquisition of fixed assets - Complementary Law No. 102/00.

Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Judicial Deposits

Represented by the balance of judicial deposits related to contingencies, which the balances are updated monetarily. The deposits are in connection with the following contingencies:

•     Labor

•     Tax

•     Civil

Market value identical to book value.

Assets Related to Pension Funds	Represented by: • Contribution of the sponsor without right of redemption by the participants who left the Plan. • Part of the Plan’s surplus, attributed to the sponsor.	Market value identical to book value.

Available Financial Assets for Sale

Represented by the participation of 7.2% of TMAR in Portugal Telecom’s capital resulting from the acquisition of stake by subscribing for the purchase and sale of shares to term.

The investment was recorded under this heading, as required by the CPC 38.

Market value identical to book value.

Others	Substantially represented by:	• Prepaid Expenses - The balance of

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
• Prepaid Expenses • Advances to Suppliers • Receivables • Advances to Employees • Fiscal Benefits • Other Assets

the following prepaid expenses were cancelled:

•     Publicity and Advertisement

•     Sponsor

•     Financial charges

•     FOL

•     Directories

•     FISTEL

•     Others

•     Other Assets: Maintained the book value as there was no indication of relevant market value adjustments.

Participation in Subsidiary Companies	Appraised through the Equity Method of Accounting.	Balances were adjusted by the results of market value adjustments reflected in the net equities of the subsidiaries appraised.

Other Investments	Represented by other investments whose balances are stated net of provision for loss when applicable.	Market value identical to book value.

Automatic Commutation Equipment, Means of Data Communication and	Assets of utmost importance for the business. Appraised at market prices on the basis of their replacement cost through	Market value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Transmission, Termination and Infrastructure	the use of project parameters. Methodology and respective calculations can be found in detail in Attachment 2.

Land and Buildings	Appraised at market prices, with specific appraisal reports for applicable properties. A table comprising the summary of values per property can be found in Attachment 3.	Market value.

Work in Progress	Assets whose book value is close to their market value, due to their being recent acquisitions.	Market value identical to book value.

Goodwill Surplus Value	Goodwill determined in subsidiaries not valued.	Market value identical to book value.

Intangible	Represented by: • Goodwill in subsidiaries not valued • Data Processing System • Formation of Intangibles • Others • Patents and Brands • Regulatory Licenses	For purposes of compliance with article 264 of the Corporate Law, the analyst chose the values of historical cost as the best reference, in order to remove the influence of the projections of future scenarios present in the traditional methodologies of valuation at market prices of this group of assets. Thus, the part equivalent to the Additional Value of the Regulatory License at COARI (Push-down Accounting), was eliminated.

Loans, Financing, Debentures, Derivative Financial Instruments and	Represented by: • Financial Institutions:	Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Intercompany Loans	• Local Currency • Foreign Currency • Financial and Derivative Instruments • Public Debentures

Suppliers	Substantially represented by: • Network and Infrastructure Material • Transfers • Commissions on sales • Plant maintenance • Various Suppliers The payments end in the short-term for all obligations.	Market value identical to book value.

Taxes, Fees and Contributions

Represented by:

•     ICMS (1) (Provisional Value Added Tax)

•     PIS and COFINS (Social Participation Program and Contribution)

•     IRPJ (Legal Entity Income Tax) payable

•     Social Contribution payable

•     Others

Book value maintained, because there were no signs of relevant market adjustments, except for the IRPJ / CS, for which the balance was adjusted for the effects of income tax and social contribution levied on adjustments to the market subject to such taxation.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Staff, Social Charges and Benefits	Substantially represented by: • Social Charges and Benefits • Share Option Plan • Others	Market value identical to book value.

Authorization for Exploration of Services	Substantially represented by payable values to ANATEL for grants of radiofrequency and authorization of services from SMP and concession of STFC, obtained through auctions.	Market value identical to book value.

Dividends, On Shareholders Equity Interest and Share of Net Income	Represented by dividends and interest on shareholders’ equity net of withholding Income tax when applicable, payable to controlling and non-controlling shareholders.	Market value identical to book value.

Refinancing Tax Program	• Referred to the values of the installments (REFIS 4).	Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Provision for Contingencies

Represented by the balance of provisions for Labor, Tax and Civil contingencies whose risks are classified as PROBABLE, net of judicial deposits and made on the grounds of legal requirements or caution.

In the appraisal of the company and its subsidiaries, contingencies classified pursuant to their chances of being incurred at a POSSIBLE or REMOTE risk level, are not provisioned, albeit, in some cases, similar matters may be framed in different risk-level classifications, a fact which has been justified by the peculiar factual and procedural status of each process. However, in some situations, judicial deposits are made on the grounds of legal requirements or caution.

Market value identical to book value.

Provision for Pension Funds and Other Benefits

Substantially represented by the company’s and its subsidiaries’ sponsoring of complementary social security benefit plans, relative to retirement benefits for assisted employees and participants.

For defined benefit plans, the Company and its subsidiaries have the immediate recognition of actuarial gains and losses, being made the full liabilities for plans showing deficits.

Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Other Accounts Payable	Substantially represented by : • Tax Credit Acquisition Obligations • Self-financing Resources • Other accounts payable	Market value identical to book value.

Net Equity	• Adjustments at Market Value- Resulting from the appraisal of Assets, Rights and Obligations, appraised at market value, net of tax effects.	Adjusted by the premium paid for the valued assets net of taxes.

6. APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF BRT

This report uses the assets approach for the appraisal of the Net Equity at market price of BRT. In this approach, relevant assets and liabilities were appraised so as to reflect their fair market value, according to the criteria detailed in Chapter 5.

RELEVANT ASSETS

As part of the Corporate Restructuring, TMAR will become a wholly-owned subsidiary of BRT immediately after the merger of COARI into BRT, and before the merger of TNL into BRT, as shown in the chart below:

Therefore, to arrive at the value of the Consolidated Net Equity at market prices of BRT, it was necessary to appraise BRT’s relevant operating assets as they would exist following the merger of COARI into BRT. That is, all the fixed assets.

FIXED ASSETS

Property that integrates the fixed assets relating to equipment accounts are of the utmost relevance among the set of BRT’s assets. Land and buildings are assets of secondary importance within the telephony segment. Appraisal of these assets can be found in Attachment 2 hereof and in specific reports for the main real estate, and is summarized on the following table:

FIXED TELEPHONY’S FIXED ASSETS - TELEMAR

FIXED ASSETS
Automatic switching equipment	1,511,906,627.38
Transmission equipments	4,464,811,214.12
Work in progress	1,512,792,427.58
Infrastructure	4,483,295,564.03
Buildings	973,880,035.98
Other assets	347,771,009.25

TOTAL	13,294,456,878.34

FIXED TELEPHONY’S FIXED ASSETS - BRT

FIXED ASSETS
Automatic switching equipment	705,666,601.08
Transmission equipments	3,787,824,100.80
Work in progress	398,512,264.36
Infrastructure	2,622,685,901.28
Buildings	924,269,552.40
Other assets	286,792,110.19

TOTAL	8,725,750,530.11

MOBILE’S FIXED ASSETS - TCS

FIXED ASSETS
Automatic switching equipment	1,007,002,880.05
Transmission equipments	2,911,725,900.48
Work in progress	464,795,248.99
Infrastructure	1,044,996,518.31
Buildings	136,214,216.09
Other assets	271,628,254.91

TOTAL	5,836,363,018.82

MOBILE’S FIXED ASSETS - 14 BRASIL

FIXED ASSETS
Automatic switching equipment	259,300,159.23
Transmission equipments	1,028,946,323.56
Work in progress	150,088,047.46
Infrastructure	140,755,529.12
Buildings	425,402,887.50
Other assets	124,030,264.31

TOTAL	2,128,523,211.19

APPRAISAL OF OTHER ASSETS AND LIABILITIES

For other assets and liabilities of BRT, we used the criteria specified in Chapter 5, as shown on the calculation spreadsheets of Attachment 1.

VALUE OF THE NET EQUITY AT MARKET PRICE OF BRT

The table below shows the value of the Net Equity at Market Price of BRT as of the base date, with respective adjustments previously described:

BRASIL TELECOM	UNAUDITED BALANCE SHEET AS OF JUNE 30, 2011
	ACTUAL		MARKET ADJUSTMENTS		AS ADJUSTED
	(IN THOUSANDS OF REAIS)
CURRENT ASSETS	R$	18,625,469	R$	-628,662	R$	17,997,807
LONG-TERM ASSETS		17,099,149		0		17,099,149
FIXED ASSETS:
INVESTMENTS		57,377		0		57,377
PERMANENT ASSETS		22,953,800		7,820,463		30,774,263
INTANGIBLE ASSETS		15,879,481		-12,412,037		3,467,444
TOTAL FIXED ASSETS		38,890,658		-4,591,574		34,299,084

TOTAL ASSETS	R$	74,615,276	R$	-5,219,236	R$	69,396,040

CURRENT LIABILITIES	R$	13,183,238	R$	0	R$	13,183,238
NON-CURRENT LIABILITIES		35,462,699		-1,774,540		33,688,159
PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS		37,486		-4,972		32,514
NET EQUITY		25,931,853		-3,439,723		22,492,130

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	R$	74,615,276	R$	-5,219,236	R$	69,396,040

VALUE OF BRT SHARES, AS OF THE BASE DATE, AFTER GIVING EFFECT TO THE PREVIOUS STEPS OF THE CORPORATE RESTRUCTURING

1,921,928,523 shares *		VALUE PER SHARE
Book equity value *	R$	13.492621
Adjustment per share	R$	-1.789725
Equity value adjusted at market price *	R$	11.702896

*	Adjusted to reflect the exclusion of treasury stock

7. APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF TNL

TNL, BRT’s parent company performs simple holding company functions. It was adopted in this report to value the net equity at market value of TNL. In this approach, we valued the relevant assets and liabilities to reflect their fair market value, according to the criteria detailed in Chapter 5.

RELEVANT ASSETS

The relevant assets of TNL are its investments in BRT, the relevant assets and respective adjustments of which were already shown in the previous chapter.

APPRAISAL OF OTHER ASSETS AND LIABILITIES

For other assets and liabilities of TNL, we adopted the criteria specified in Chapter 5, as shown on the calculation spreadsheets of Attachment 1.

VALUE OF THE NET EQUITY AT MARKET PRICE OF TNL

The table below shows the value of the Net Equity at Market Price of TNL, as of the base date, with respective adjustments previously described:

TNL	UNAUDITED BALANCE SHEET AS OF JUNE 30, 2011
	ACTUAL		MARKET ADJUSTMENTS		AS ADJUSTED
	(IN THOUSANDS OF REAIS)
CURRENT ASSETS	R$	548,642	R$	0	R$	548,642
LONG-TERM ASSETS		435,171		-2,947		432,224
FIXED ASSETS:
INVESTMENTS		15,860,051		-2,101,771		13,758,280
PERMANENT ASSETS		8,021		0		8,021
INTANGIBLE ASSETS		1,073		0		1,073

TOTAL FIXED ASSETS		15,869,145		-2,101,771		13,767,374

TOTAL ASSETS	R$	16,852,958	R$	-2,104,718	R$	14,748,240

CURRENT LIABILITIES	R$	1,719,173	R$	0	R$	1,719,173
NON-CURRENT LIABILITIES		406,008		-1,002		405,006
NET EQUITY		14,727,777		-2,103,716		12,624,061

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	R$	16,852,958	R$	-2,104,718	R$	14,748,240

VALUE OF TNL SHARES, AS OF THE BASE DATE, AFTER GIVING EFFECT TO THE PREVIOUS STEPS OF THE CORPORATE RESTRUCTURING

467,550,049 shares *		VALUE PER SHARE
Book equity value *	R$	31.499894
Adjustment per share	R$	-4.499445
Equity value adjusted at market price *	R$	27.000449

*	Adjusted to reflect the exclusion of treasury stock

8. CONCLUSION

In the light of the analyses made of the previously mentioned documents, and on the basis of studies conducted by APSIS, the experts concluded that the rate of exchange of TNL shares for BRT shares, appraised for the values of their Net Equity at Market Prices, appraised, in turn, through the assets approach, as of June 30, 2011, are:

2.307160 shares of BRT for 01 share of TNL

Having concluded Report RJ-0690/11-04, which consists of 30 (thirty) pages typed on one side and 4 (four) attachments and reproduced in 3 (three) original counterparts, APSIS Consultoria Empresarial Ltda., CREA/RJ 82.2.00620-1 and CORECON/RJ RF/2.052-4, a company specializing in the appraisal of assets, legally represented by the signatories below, makes itself available for any clarifications which may be necessary.

Rio de Janeiro, January 5, 2012.

Director	Project Manager

9. ATTACHMENTS

1.	VALUATION CALCULATIONS

2.	APSIS GLOSSARY AND PROFILES

SÃO PAULO - SP Av. Angélica, nº 2.503, Conj. 42 Consolação, CEP: 01227-200 Tel.: + 55 11 3666.8448 Fax: + 55 11 3662-5722	RIO DE JANEIRO - RJ Rua da Assembleia, nº. 35, 12º andar Centro, CEP: 20011-001 Tel.: + 55 21 2212.6850 Fax: + 55 21 2212.6851

ATTACHMENT 1

TNL	UNAUDITED BALANCE SHEET AS OF JUNE 30, 2011
	ACTUAL		MARKET ADJUSTMENTS		AS ADJUSTED
	(in thousands of reais)
CURRENT ASSETS	R$	548,642	R$	0	R$	548,642
LONG-TERM ASSETS		435,171		-2,947		432,224
FIXED ASSETS:
INVESTMENTS		15,860,051		-2,101,771		13,758,280
PERMANENT ASSETS		8,021		0		8,021
INTANGIBLE ASSETS		1,073		0		1,073

TOTAL FIXED ASSETS		15,869,145		-2,101,771		13,767,374

TOTAL ASSETS	R$	16,852,958	R$	-2,104,718	R$	14,748,240

CURRENT LIABILITIES	R$	1,719,173	R$	0	R$	1,719,173
NON-CURRENT LIABILITIES		406,008		-1,002		405,006
NET EQUITY		14,727,777		-2,103,716		12,624,061

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	R$	16,852,958	R$	-2,104,718	R$	14,748,240

BRASIL TELECOM	UNAUDITED BALANCE SHEET AS OF JUNE 30, 2011
	ACTUAL		MARKET ADJUSTMENTS		AS ADJUSTED
	(in thousands of reais)
CURRENT ASSETS	R$	18,625,469	R$	-628,662	R$	17,997,807
LONG-TERM ASSETS		17,099,149		0		17,099,149
FIXED ASSETS:
INVESTMENTS		57,377		0		57,377
PERMANENT ASSETS		22,953,800		7,820,463		30,774,263
INTANGIBLE ASSETS		15,879,481		-12,412,037		3,467,444
TOTAL FIXED ASSETS		38,890,658		-4,591,574		34,299,084

TOTAL ASSETS	R$	74,615,276	R$	-5,219,236	R$	69,396,040

CURRENT LIABILITIES	R$	13,183,238	R$	0	R$	13,183,238
NON-CURRENT LIABILITIES		35,462,699		-1,774,540		33,688,159
PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS		37,486		-4,972		32,514
NET EQUITY		25,931,853		-3,439,723		22,492,130

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	R$	74,615,276	R$	-5,219,236	R$	69,396,040

ATTACHMENT 2

ABL - Gross Leasable Area

ABNT - Brazilian Technical Standards Association

Allocated Codes - serial number (grades or weights) to differentiate the quality features of properties.

Allotment - subdivision of a tract of land into lots for buildings with the opening of new thoroughfares, or the extension, modification or expansion of existing ones.

Amortization - systematic allocation of the depreciable value of an asset over its useful life.

Apparent Age - estimated age of a property according to its characteristics and conservation status at the time of inspection.

Asset - a resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity.

Asset Approach - valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as market net equity.

Base Date - specific date (day, month and year) of application of the assessment value.

Basic Infrastructure - urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes.

BDI - a percentage that indicates the benefits and overhead costs applied to the direct cost of construction.

Best Use of the Property - the most economically appropriate use of a certain property according to its characteristics and surroundings, respecting legal limitations.

Beta - a systematic risk measure of a share; price trend of a particular share to be correlated with changes in a given index.

Book Value - the value at which an asset or liability is recognized on the balance sheet.

Building Standard - the quality of the improvements according to the specifications of design, materials, workmanship and performance effectively used in construction.

Business Combination - union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation.

Business Risk - uncertainty of realization of expected future returns of the business resulting from factors other than financial leverage.

CAPEX (Capital Expenditure) - fixed asset investments.

Capitalization - conversion of a simple period of economic benefits into value.

CAPM (Capital Asset Pricing Model) - model in which the capital cost for any share or lot of shares equals the risk free rate plus risk premium provided by the systematic risk of the share or lot of shares under investigation. Generally used to calculate the Cost of Equity or the Cost of Shareholder Capital.

Capitalization Rate - any divisor used to convert economic benefits into value in a single period.

Capital Structure - composition of a company’s invested capital, between own capital (equity) and third-party capital (debt).

Cash Flow - cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, non-operating, etc...).

Cash Flow on Invested Capital - cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments.

Cash-Generating Unit - smallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets.

Casualty - an event that causes financial loss.

Company - commercial or industrial entity, service provider or investment entity holding economic activities.

Conservation Status - physical status of an asset in result of its maintenance.

Control - power to direct the strategic policy and administrative management of a company.

Control Premium - value or percentage of the pro-rata value of a lot of controlling shares over the pro-rata value of non-controlling shares, which reflect the control power.

Cost - the total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time and situation.

Cost of Capital - Expected rate of return required by the market as an attraction to certain investment funds.

CPC - Accounting Pronouncements Committee.

Current Value - value replacement with a new value depreciated as a result of the physical state the property is in.

CVM - Securities and Exchange Commission.

Damage - damage caused to others by the occurrence of flaws, defects, accidents and crimes, among others.

Data Treatment - application of operations to express, in relative terms, the attribute differences between the market data and data of the property being assessed.

Date of Issue - closing date of the valuation report, when conclusions are conveyed to the client.

DCF (Discounted Cash Flow) - discounted cash flow.

D & A - depreciation and amortization.

Dependent Variable - variable to be explained by the independent ones.

Depreciable Value - cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value

Depreciation - systematic allocation of the depreciable value of an asset during its useful life.

Dichotomous Variable - variable that assumes only two values.

Direct Production Cost - spending on inputs, including labor, in the production of goods.

Discount for Lack of Control - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the absence of part or all of the control.

Discount for Lack of Liquidity - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the lack of liquidity.

Discount Rate - any divisor used to convert a flow of future economic benefits into present value.

Drivers - value drivers or key variables.

EBIT (Earnings before Interest and Taxes) - earnings before interest and taxes.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) - earnings before interest, taxes, depreciation and amortization.

Economic Benefits - benefits such as revenue, net profit, net cash flow, etc.

Efficient Use - that which is recommendable and technically possible for the location on a reference date, among the various uses permitted by the applicable law, observing surrounding marketing trends.

Electrical Damage Value - estimated cost of the repair or replacement of parts, when the property suffers electrical damage. Values are tabulated in percentages of the Replacement Value and have been calculated through the study of equipment manuals and the expertise in corrective maintenance of Apsis technicians.

Enterprise - set of properties capable of producing revenue through marketing or economic exploitation. It can be: real estate (e.g. subdivision, commercial / residential buildings), real-estate based (e.g., hotel, shopping mall, theme parks), industrial or rural.

Enterprise Value - economic value of the company.

Equity Value - economic value of the equity.

Equivalent Construction Area - constructed area on which the unit cost equivalence of corresponding construction is applied, according to ABNT postulates.

Equivalent Depth - numerical result of the division of a lot area by its main projected front.

Expertise - technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights.

Facilities - set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation.

Fair Market Value - value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so.

Fair Value Less Cost to Sell - value that can be obtained from the sale of an asset or cash-generating unit less sale expenses, in a transaction between knowledgeable, willing and uninterested parties.

FCFF (Free Cash Flow to Firm) - Free cash flow to firm, or unlevered free cash flow.

Financial Lease - that which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases.

Fixed Asset - tangible asset available for use in the production or supply of goods or services, in third-party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

Flaw - anomaly that affects the performance of products and services, or makes them inadequate to the purposes intended, causing inconvenience or material loss to the consumer.

Forced Liquidation - condition on the possibility of a compulsory sale or in a shorter period than the average absorption by the market.

Free Float - percentage of outstanding shares on the company’s total capital.

Frontage - horizontal projection of the line dividing the property and the access road; measurement of the front of a building.

Goodwill - see Goodwill based on the expectation of future profitability (goodwill).

Homogenization - treatment of observed prices by application of mathematical transformations that express, in relative terms, the differences between market data attributes and those of the property assessed.

Homogenized Area - useful or private area, or built with mathematical treatments for valuation purposes, according to criteria based on the real estate market.

IAS (International Accounting Standards) - International Accounting Standards.

IASB (International Accounting Standards Board) - International Accounting Standards Board.

Ideal Fraction - percentage owned by each of the buyers (tenants) of the land and of the building’s common items.

IFRS (International Financial Reporting Standards) - International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB.

Impairment - see Losses on devaluation

Impairment Losses (impairment) - book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expense of selling it; or, in the case of other assets, their fair value less expenditure for sale.

Income Approach - valuation method for converting the present value of expected economic benefits.

Independent Variables - variables that provide a logical content to the formation of the value of the property subject to the assessment.

Indirect Production Cost - administrative and financial costs, benefits and other liens and charges necessary for the production of goods.

Influence Point - atypical point that, when removed from the sample, significantly changes the estimated parameters or the linear structure of the model.

Insurance - risk transfer guaranteed by contract whereby one party undertakes, subject to payment of premium, to indemnify another for the occurrence of casualties covered under the policy.

Insurance Value - value at which an insurance company assumes the risks, and does not apply to the land and foundations, except in special cases.

Intangible Asset - identifiable non-monetary asset without physical substance. This asset is identifiable when: it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; or originates from contractual rights or other legal rights regardless of their being transferred, separable from the entity or from other rights and obligations.

Internal Rate of Return - discount rate where the present value of future cash flow is equivalent to the cost of investment.

International Accounting Standards - standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC).

Invested Capital - the sum of own capital and third-party capital invested in a company. Third-party capital is usually related to debt with interest (short and long-term) and must be specified within the context of the valuation.

Investment Property - property (land, building or building part, or both) held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for: use in the production or supply of goods or services, as well as for administrative purposes.

Investment Value - value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning.

Key Money - amount paid by the prospective tenant for signature or transfer of the lease contract, as compensation for the point of sale.

Key Variables - variables that, a priori, and traditionally have been important for the formation of property value.

Levered Beta - beta value reflecting the debt in capital structure.

Liability - present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits.

Liquidation Value - value of a property offered for sale on the market outside the normal process, i.e. one that would be established if the property were offered for sale separately, taking into account the costs involved and the discount required for a sale in a reduced period.

Liquidity - ability to rapidly convert certain assets into cash or into the payment of a certain debt.

Market Approach - valuation method in which multiple comparisons derived from the sales price of similar assets are adopted.

Market Data - set of information collected on the market related to a particular property.

Marketing Factor - the ratio between the market value of an asset and its reproduction cost less depreciation or replacement cost, which may be higher or lower than 1 (one).

Market Research - set of activities for identification, investigation, collection, selection, processing, analysis and interpretation of results on market data.

Maximum Insurance Value - maximum value of the property for which it is recommendable to insure it. This criterion establishes that the property whose depreciation is greater than 50% should have its Maximum Insurance Value equivalent to twice as much as the Current Value; and the property whose depreciation is with less than 50% should have its Maximum Insurance Value equivalent to the Replacement Value.

Multiple - market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc...).

Net Debt - cash and cash equivalents, net position in derivatives, short-term and long-term financial debts, dividends receivable and payable, receivables and payables related to debentures, short-term and long-term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus.

Non-Operating Assets - those not directly related to the company’s operations (may or may not generate revenue) and that can be disposed of without detriment to its business.

Null hypothesis in a regression model - hypothesis in which one or a set of independent variables involved in the regression model are not important to explain the variation of the phenomenon in relation to a pre-established significance level.

Operating Assets - assets that are basic to the company’s operations.

Operating Lease - that which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases.

Parent Company - an entity that has one or more subsidiaries.

Perpetual Value - value at the end of the projective period to be added on the cash flow.

Point of Sale - intangible asset that adds value to commercial property, due to its location and expected commercial exploitation.

Population - total market data of the segment to be analyzed.

Premium for Expected Future Profitability (goodwill) - future economic benefits arising from assets not capable of being individually identified or separately recognized.

Present Value - the estimated present value of discounted net cash flows in the normal course of business.

Price - the amount by which a transaction is performed involving a property, a product or the right thereto.

Private Area - useful area plus building blocks (such as walls, pillars, etc.) and elevator hallway (in specific cases).

Property - something of value, subject to use, or that may be the object of a right, which integrates an equity.

Qualitative Variables - variables that cannot be measured or counted, only ordered or ranked, according to attributes inherent to the property (e.g., building standard, conservation status and quality of the soil).

Quantitative Variables - variables that can be measured or counted (e.g., private area, number of bedrooms and parking spaces).

Range for Real Estate Valuations - range in the vicinity of the point estimator adopted in the valuation within which to arbitrate the value of the property provided it is justified by the existence of features that are not contemplated in the model.

Re (Cost of Equity) - return required by shareholders for the capital invested.

Real Estate - property, consisting of land and any improvements incorporated thereto. Can be classified as urban or rural, depending on its location, use or to its highest and best use.

Recoverable Value - the highest fair value of an asset (or cash-generating unit) minus the cost of sales compared with its value in use.

Rd (Cost of Debt) - a measure of the amount paid for the capital earned from third parties, in the form of loans, financing, market funding, among others.

Reference Real Estate - market data with features comparable to the property assessed.

Regression Model - the model used to represent a specific phenomenon, based on a sample, considering the various influencing characteristics.

Remaining Life - Property’s remaining life.

Replacement Cost - a property’s reproduction cost less depreciation with the same function and features comparable to the property assessed.

Replacement Value for New - value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property.

Reproduction Cost - expense required for the exact duplication of a property, regardless of any depreciation.

Reproduction Cost Less Depreciation - a property’s reproduction cost less depreciation, considering the state it is in.

Residual Value - value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period.

Residual Value of an Asset - estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life.

Sample - set of market data representative of a population.

Scrap Value - market value of a property’s reusable materials in disabling conditions, without their being used for production purposes.

Shareholders’ Equity at Market Prices - see Assets Approach.

Statistical Inference - part of statistical science that allows drawing conclusions about the population from a sample.

Subsidiary - entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company).

Supporting Documentation - documentation raised and provided by the client on which the report premises are based.

Survey - evidence of local events through insightful observations in a property and of the factors and conditions that constitute or influence it.

Tangible Asset - physically existing asset, such as land, building, machinery, equipment, furniture and tools.

Technical Report - detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject.

Total Construction Area - resulting from the sum of the real private area and the common area allocated to an independent unit, defined according to ABNT.

Urbanizable Land - land eligible to receive urban infrastructure works aiming at its efficient use, by means of the subdivision, split or implementation of a business.

Useful Area - real private area subtracted from the area occupied by walls and other building blocks that prevent or hinder its use.

Useful Economic Life - the period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity.

Valuation - act or process of determining the value of an asset.

Valuation Methodology - one or more approaches used in developing evaluative calculations for the indication of the value of an asset.

Value at Risk - representative value of the share of the property one wishes to insure and that may correspond to the maximum insurable value.

Value in Use - value of a property in operating conditions in its present state, such as the useful part of an industry, including, where relevant, the costs of design, packaging, taxes, freight and installation.

Value Plan - the graphic representation or listing of generic square meter values of land or of the real estate on the same date.

WACC (Weighted Average Cost of Capital) - model in which capital cost is determined by the weighted average of the market value of capital structure components (own and others).

Annex III

Analysis of Equitable Treatment of the Corporate Reorganization

Project Telefone Valuation Report Prepared for the Board of Directors of Tele Norte Leste Participações S.A.

Important Notice
1
This presentation (“Valuation Report”) was prepared by Banco Barclays S.A. with the support of other affiliates of Barclays Capital, the investment banking division of
Barclays Bank PLC (“Barclays Capital”), under the solicitation of Tele Norte Leste Participações S.A. (“TNL” or the “Company”), in the context of the proposed corporate reorganization involving TNL, Telemar Norte Leste S.A. (“Telemar” or “TMAR”), Coari Participações S.A., (“Coari”), and Brasil Telecom S.A. (“Brasil Telecom” or “BRT”) (all
together, “Oi Companies”), as described in the Material Facts published on May 24, 2011, August 1, 2011, August 17, 2011, and August 26, 2011, (“Corporate
Restructuring”). The Valuation Report is the intellectual property of Barclays Capital and was prepared exclusively by Barclays Capital in order to assist TNL in analyzing the
Corporate Restructuring, in compliance with the Company’s by-laws.
The effective date of this Valuation Report is October 24, 2011.
Barclays Capital highlights that its services do not include advisory services of any nature, such as Legal, Tax or, Accounting. The content of this material is not and shall not be considered a promise or a guarantee in relation to the past or future performance of any of the Oi Companies.
Barclays Capital highlights that the valuation of the Oi Companies was made, at the direction of the Company, in a standalone manner, disregarding any possible impacts related to the Corporate Restructuring, and disregarding possible positive or negative synergies created by the Corporate Restructuring.
Barclays Capital may have obtained information, when those were not made available by the Oi Companies, including among others demographic, macroeconomic, regulatory, stock market, and market performance data of the Companies, their subsidiaries and affiliates mentioned in this Valuation Report from acknowledged and reliable public sources or from sources that to the best of Barclays Capital’s knowledge were considered reliable.
Barclays Capital has reviewed annual reports relating to the Oi Companies for the fiscal year ended December 31, 2010, which were audited by Deloitte Touche Tohmatsu and BDO
(1)
, the independent auditors of the Oi Companies, as well as unaudited quarterly results filed with the CVM for the fiscal quarters ended March 31, 2011 and June
30, 2011. In addition, we received information such as projections, assumptions, and forecasts related to the Oi Companies and to markets where the Oi Companies operate which were used in this Valuation Report.
Barclays Capital did not make an independent verification of any such information or of any other information received from the Oi Companies or from the third parties hired by the Oi Companies. Barclays Capital does not assume responsibility for the precision, accuracy, or completeness of such information nor does it express any opinion about the reliability of the information supplied and highlights that any errors or changes in such information could significantly affect Barclays Capital’s analysis.
Barclays Capital’s work does not intend to be an audit of financial statements or of any other information supplied to us by the Oi Companies, and it cannot be considered as such, nor can it be considered a valuation for the purposes and pursuant to Article 4-A, 8, 227, 228, 229, 252, 256, and 264 of the Brazilian Corporate Law (Lei 6.404 -76).
Our work took into account the relevance of each item, and therefore assets, rights and, obligations of low relative relevance have not been the object of a detailed analysis.
During the preparation of the present Valuation Report, Barclays Capital has adopted as an assumption, with express consent of the Oi Companies, the reliability, accuracy, veracity, completeness, sufficiency, and integrity of all data which was prepared or discussed, and Barclays Capital has not performed any physical inspection of any assets or properties and has not made any independent valuation of the assets and liabilities of the Oi Companies, or their solvency.
The estimates and forecasts contained in this Valuation Report are inherently subject to uncertainties and various events or factors that are beyond the control of the
Oi Companies, as well as of Barclays Capital, especially those whose occurrence depend on future and uncertain events. There is no guarantee that the estimates and projections used in this Valuation Report will be effectively achieved.
1. Brazilian operations of BDO were acquired by KPMG in March 2011.

The information herein contained, relating to the accounting and financial position of the Oi Companies and their markets, are those available on October
2011. Any changes in those positions can affect the results of this Valuation Report. Barclays Capital does not assume any obligation of updating, reviewing, or amending this Valuation Report, as a result of disclosure of any subsequent information after October 2011 or as result of any other subsequent event.
This Valuation Report was generated according to the economic and market conditions, among others, existing on the date of its preparation, so the conclusion presented is subject to variations of several factors, over which Barclays Capital does not have any control. There is no guarantee that the assumptions, estimates, forecasts, partial or total results, or conclusions used or presented in this Valuation Report will be effectively reached or verified, in part or in whole. The future results of the Oi Companies may be different from the results included in the forecast, and differences may be significant, as a result of several factors, including, but not limited to, changes in the market conditions.
Barclays Capital does not assume any responsibility or obligation to indemnify damages if future results differ from the estimates and forecasts presented in this Valuation Report nor does it provide any representations and warranties in relation to such estimates and projections. Barclays Capital does not undertake any responsibility in relation to said estimates or projections or as to how they were prepared. Furthermore, Barclays Capital does not undertake any obligation to advise any person about any change in any fact or matter that affects this Valuation Report, about which it might become aware after the date of this
Valuation Report related to such differences.
The preparation of this Valuation Report is a complex process involving subjective judgments and is not susceptible to partial analysis or summary description.
Barclays Capital has not assigned any specific importance to certain factors considered in this Valuation Report, but instead, has conducted a qualitative analysis of the importance and relevance of all factors considered herein. Accordingly, this Valuation Report should be analyzed as a whole and the analysis of selected portions, summaries, or specific aspects of this Valuation Report, without the knowledge and analysis of this Valuation Report, in its entirety, may result in an incomplete and incorrect understanding of the analysis conducted by Barclays Capital and of the findings of this Valuation Report. The findings presented in this Valuation Report refer only to the Corporate Restructuring and are not extended to any other, present or future, issues or transactions, related to the Companies or the industry they serve.
The sum of individual values presented in the Valuation Report can be different from the sum presented due to rounding.
To perform its work, Barclays Capital adopted as an assumption that all governmental and regulatory approvals, or other approvals of any nature, or exemptions, amendments or renegotiation of any agreements necessary to the Corporate Restructuring were or will be obtained, and no modifications are necessary to those acts that will cause any adverse impact to the equity of the Oi Companies or will reduce the intended benefits of the Corporate
Restructuring.
This Valuation Report was prepared for the purpose of Article 41 of TNL’s by-laws, but it does not intend to be the only reference for valuation of the Oi
Companies, and therefore, the Valuation Report does not contain all the information necessary for such objective, and consequently does not represent nor constitute a proposal, solicitation, suggestion, or recommendation by Barclays Capital for the approval or rejection of the Corporate Restructuring, as such decision is the sole responsibility of the Company and its shareholders, and Barclays Capital does not assume any responsibility for such decision by the
Company or its shareholders.
The shareholders shall make their own analysis in relation to the convenience and to the opportunity of approving the Corporate Restructuring, and shall consult their own financial, tax, and legal advisors before making their own decision about the Corporate Restructuring, in an independent manner.
The Valuation Report shall be read and interpreted according to the restrictions and qualifications previously mentioned. The reader shall take into account the restrictions and characteristics of the information sources utilized.
Important Notice (cont’d)
2

This Valuation Report cannot be circulated, copied, published, or used in any form, neither can it be archived, included or referenced, in whole or in part, in any document, without a previous consent of Barclays Capital, except to the extent required by the Brazilian Corporate Law, the Brazilian Securities
and Exchange Commission (Comissão de Valores Mobiliários – CVM), U.S. Securities and Exchange Commission (SEC), any specific requirements imposed by the competent courts, or in any disclosures to comply with the Brazilian legislation, such as CVM Instruction Nº 481/2009, or any and all
Company's by-laws requirements. The use of the Valuation Report is restricted solely to the uses described in TNL’s by-laws. This Valuation Report will be presented to the Board of Directors of TNL and will be available to all the shareholders of the companies involved in the Corporate Restructuring prior to the General Shareholders’ Meeting of TNL called to consider the Corporate Restructuring.
Valuation reports of the Oi Companies and industry analyses prepared by other companies, given their autonomy, may rely on different assumptions than those used in this Valuation Report and, consequently, present significantly different results.
Barclays Capital has provided, directly or through related companies, certain financial services and investment banking services for the Companies, for which it received compensation. Barclays Capital will continue to provide these services and may, at any time, provide them again. Barclays Capital, either directly or through related companies, is or may become a creditor of the Oi Companies, their subsidiaries or affiliates, as well as of their holding companies in certain financial transactions, and may increase or decrease the volume of its financial transactions with these companies.
In the regular course of its activities and in compliance with information barriers rules (Chinese Wall), it is likely that other areas that are not part of the
Barclays Capital Investment Banking Division (IBD) negotiate directly or through related companies, securities of the Oi Companies, its subsidiaries and affiliates, as well as its holdings on their own behalf or on behalf of the clients of Barclays Capital, as well as facilitate derivative contracts, swaps, and hedging activities linked to securities issued by the Oi Companies, and at any time can hold or have held long or short positions with respect to such securities or any other positions referenced in such securities.
Barclays Capital will be compensated by TNL for the rendering of services related to the preparation of this Valuation Report. The Company has agreed to indemnify Barclays Capital for certain obligations and responsibilities.
In compliance with the CVM Directive 319 from December 3, 1999, Article 5, Barclays Capital hereby declares that:
The Oi Companies and their managers did not direct, limit, hinder, guide, interfere, restrict, prevent, or commit any act that may have compromised access, use or acknowledge the information, products, documents, or work methodologies relevant to the quality of the findings presented here, nor constrain the ability of Barclays Capital to determine the relevant methodologies presented in this Valuation
Report;
It has no direct and indirect interest in the company or its operation and there are no other relevant circumstance that might be characterized as a conflict of interest.
IRS Circular 230 Disclosure: Barclays Capital and its affiliates do not provide tax advice. Please note that (i) any discussion of U.S. tax matters contained in this communication (including any attachments) cannot be used by you for the purpose of avoiding tax penalties; (ii) this communication was written to support the promotion or marketing of the matters addressed herein; and (iii) you should seek advice based on your particular circumstances from an independent tax advisor.
Barclays Bank PLC is registered in England No. 1026167. Registered Office: 1 Churchill Place, London E14 5HP. Copyright Barclays Bank PLC, 2011
(all rights reserved). This document is confidential, and no part of it may be reproduced, distributed or transmitted without the prior written permission of
Barclays.
Important Notice (cont’d)
3

Table of Contents 1. Executive Summary 2. Summary Valuation Analysis 3. Profile of the Oi Companies 4. Additional Valuation Materials Appendix A. Additional Reference Materials

Executive Summary

Overview of the Corporate Restructuring
Corporate Restructuring
TmarPart
TNL
TMAR
Coari
BRT
TmarPart
Other
Shareholders (2)
Oi S.A.
ON:    56.4% PN:      0.0%
Total: 22.2%
ON:    98.0% PN:    48.2%
Total: 70.4%
Total: 100%
ON:    79.6% PN:    33.3%
Total: 49.3%
TMAR
Minorities (1)
ON:      2.0% PN:    51.8%
Total: 29.6%
Other
Shareholders
ON:    43.6% PN:    100%
Total: 77.8%
BRT
Minorities (1)
ON:    20.4% PN:    66.7%
Total: 50.7%
Before After
TMAR
4
As described in the Material Facts published on May 24, 2011, August 1, 2011, August 17, 2011, and August 26, 2011, Telemar Participações S.A. (“TmarPart”) and its
subsidiaries Tele Norte Leste Participações S.A. (“TNL” or “Tele Norte Leste”), Telemar Norte Leste S.A. (“TMAR” or “Telemar”), Coari Participações S.A. (“Coari”), and
Brasil Telecom S.A. (“BRT” or “Brasil Telecom”), together known as the “Oi Companies”, announced plans to restructure the Oi Companies’ corporate structure (“Corporate
Restructuring”)
The Corporate Restructuring will streamline the Oi Companies’ ownership structure through a series of transactions in which TNL and TMAR will ultimately be merged into
BRT, which going forward will be the sole publicly traded entity
The Corporate Restructuring would include the split-off of TMAR with the acquisition of the split-off portion by Coari, followed by the simultaneous share exchange of newly issued shares of Coari for currently outstanding shares of TMAR, and the merger of both Coari and TNL into BRT
BRT, which would be renamed Oi S.A. (“Oi NewCo” or “NewCo”), would consolidate all of the current equity interests of the Oi Companies
As a condition for the approval of the Corporate Restructuring, TmarPart will retain control of Oi S.A.
The Corporate Restructuring is also conditioned on each merger being successfully completed
Source: Company filings.
Note: Simplified corporate structure shown for illustrative purposes. Ownership percentages consistent with company disclosure as of Corporate Restructuring.
1.
Minorities represent ownership of all shares except those owned directly by TNL and TMAR/Coari in TMAR and BRT, respectively.
2.
Other Shareholders of Oi S.A. include BRT and TMAR minorities as well as other TNL shareholders.

Barclays Capital’s Role & Conclusion
Barclays Capital has been retained as a financial advisor to TNL to comply with Article 41 of TNL’s corporate by-laws, which states that approval, by the Company, through its representatives, of merger, split-up, amalgamation, or dissolution of its controlled companies, will be preceded by an economic-financial analysis by an independent company of international reputation, confirming that an equitable treatment is being given to all interested companies.
As part of our work, Barclays Capital has prepared financial and economic analyses, including the valuation of BRT, TMAR, and TNL based on various methodologies and in which the implied relative ownerships in the pro-forma company have been calculated.
The principal methodologies utilized in the preparation of this Valuation Report include:
Discounted Cash Flow Analysis;
Research Analyst Estimates;
Publicly Traded Stock Prices;
Comparable Company Analysis; and
Book Value of Equity.
Barclays Capital has not been requested to address, and our Valuation Report does not in any manner contemplate, the Company’s underlying business decision to proceed with or effect the Corporate Restructuring at the proposed exchange ratio or the likelihood of consummation of the
Corporate Restructuring. In addition, we express no opinion as to the proposed exchange ratios or as to the prices at which the resulting company’s shares will trade at any time following the consummation of the Corporate Restructuring.
This Valuation Report was prepared to assist TNL in complying with Article 41 of its by-laws, but it does not intend to be the only reference for valuation of the Oi Companies, and therefore, this Valuation Report does not contain all the information necessary for such objective, and consequently does not represent nor constitute a proposal, solicitation, suggestion, or recommendation by Barclays Capital for the approval or rejection of the Corporate Restructuring, as such decision is the sole responsibility of the shareholders of the Oi Companies, and Barclays Capital does not assume any responsibility for such decision by the shareholders.
Barclays Capital’s Role
Conclusion
Based on the analyses presented in this Valuation Report, we are of the view that as of the date hereof, from a financial point of view, equitable treatment is being given to all interested companies in the context of the Corporate Restructuring consistent with Article 41 of TNL’s corporate by-
laws.
5

Summary Valuation Analysis

Research Analyst Estimates offer an objective, third-party view of the intrinsic value of the companies
Several share classes of the Oi Companies have the benefit of coverage by a broad group of international and domestic investment banks and brokerages
Estimates and view of Analysts on fundamentals of the companies are updated frequently with share price targets representing general valuation target over a twelve month time frame
Valuation based on research analysts’
average target price per share of the
company
The size of the company and the number of
analysts covering each will dictate the size of
the pool from which the estimate is derived
Overview of Valuation Methodologies
Research Analyst
Estimates
The following industry-accepted valuation methodologies were utilized to estimate the value of
Brasil Telecom, Telemar, and Tele Norte Leste
Key Considerations Description and Main Assumptions
Publicly Traded
Stock Prices
Discounted Cash
Flow Analysis
Methodology
Calculates a company’s Enterprise Value by
discounting its unlevered free cash flows and
terminal value
Unlevered free cash flow forecasts utilize
unadjusted financial and operational forecast
information provided by management
The Weighted Average Cost of Capital
(“WACC”) method was utilized to estimate the
discount rate
Analysis based on the average prices of the
publicly traded shares over different periods
of time
Volume-weighted averages (“VWAP”) are
considered to capture effect of any relevant
capital inflows at determined prices
Prices displayed are blended share prices for
ON and PN share price values
Range based on LTM high and low prices
shown for reference
Ownership calculation based on number of
shares and adjusted pursuant to ON/PN legal
limit
ON and PN shares of BRT and TNL as well as PN shares of TMAR have adequate liquidity and possess a large domestic and international shareholder base (dispersion)
BRTO4, TMAR5, TNLP3, and TNLP4 are part of Ibovespa Index
BRTO3, BRTO4, and TNLP4 have ADRs traded in the NYSE
VWAP metrics shown for dates prior to the Corporate Restructuring announcement (May 24, 2011) and as of October 11, 2011, illustrate historical average prices on an unaffected and affected basis, respectively
The DCF methodology captures the intrinsic value of the companies utilizing operating and financial projections during 2011-2020
Projections are based on management’s current view of fundamental value and growth drivers of the businesses going forward
Utilizes estimation of cost of capital and long-term growth of the Oi
Companies’ businesses based on historical and projected financial and economic metrics
Not impacted by short-term market volatility or fluctuations
Consistent with methodology generally employed by equity research
Does not capture the difference in value between ON and PN shares
Suitability
6

Overview of Valuation Methodologies (cont’d)
The following methodologies were considered in the valuation of BRT, TMAR, and TNL, but have limited application in the context of the Corporate Restructuring
Key Considerations Description and Main Assumptions
Book Value of
Equity
Comparable
Company Analysis
Methodology
Estimates a company’s implied value in the
public equity markets through the analysis of
selected companies’ trading and operating
statistics
Valuation based on the application of trading
multiples of companies deemed “similar” to
BRT and TMAR
Utilizes the most recent balance sheet
information to arrive at the company’s
shareholders’ equity
Book value per share is calculated by dividing
shareholders’ equity by the number of shares
outstanding
Methodology is based on historical cost, which generally does not capture the current market value of assets
Does not reflect the growth prospects, forward looking metrics, or the intrinsic risk of the businesses
Each company’s elected accounting policies and principles can materially impact its valuation
Comparable Company Analysis assumes companies are valued based on a uniform forward-looking EV / EBITDA multiple
Given difference in composition of business mix and fundamental growth drivers for BRT and TMAR, there is no common comparables set that accurately reflects the key characteristics of both companies
Specifically, various comparables are more applicable to one company versus the other given different profiles of the businesses
Suitability
7

Overview of Valuation Calculation
The following methodologies were utilized to calculate the equity value of BRT, TMAR, and TNL
BRT Equity Value
Discounted Cash
Flow Analysis
Methodology
PV unlevered free cash flows
PV of terminal value
PV of goodwill amortization
Enterprise Value
Net Cash position
Special distribution paid
Equity Value
TMAR Equity Value TNL Equity Value
PV unlevered free cash flows
PV of terminal value
NOL’s tax benefit
Stand Alone Enterprise Value
Participation in BRT (49.3%)
Participation in PT (7.4%)
Special distribution received (49.3%)
Net Debt position
Equity Value
Publicly Traded
Stock Prices
Research Analyst
Estimates
Comparable
Company Analysis
2011E and 2012E EBITDA
2011E and 2012E EV / EBITDA average
multiples
Enterprise Value
Net Cash position
Special distribution paid
Equity Value
2011E and 2012E EBITDA
2011E and 2012E EV / EBITDA average
multiples
Stand Alone Enterprise Value
Participation in BRT (49.3%)
Participation in PT (7.4%)
Special distribution received (49.3%)
Net Debt position
Equity Value
Book Value of
Equity
(+)
(+)
(=)
(+)
(–)
(=)
Volume weighted average prices (“VWAP”)
for ON and PN shares calculated for
selected periods
Number of shares in each class
Equity Value
(x)
(=)
(+)
(+)
(=)
(+)
(+)
(+)
(–)
(=)
Participation in TMAR (70.4%)
PV of HoldCo expenses
Net Debt position
Equity Value
(+)
(–)
(=)
Volume weighted average prices (“VWAP”)
for ON and PN shares calculated for
selected periods
Number of shares in each class
Equity Value
(x)
(=)
Volume weighted average prices (“VWAP”)
for ON and PN shares calculated for
selected periods
Number of shares in each class
Equity Value
(x)
(=)
Average price targets for ON and PN
Number of shares in each class
Equity Value
(x)
(=)
Average price targets for ON and PN
Number of shares in each class
Equity Value
(x)
(=)
Average price targets for ON and PN
Number of shares in each class
Equity Value
(x)
(=)
Participation in TMAR (70.4%)
PV of HoldCo expenses
Net Debt position
Equity Value
(+)
(–)
(=)
Total Assets
Total Liabilities
Minority Interests
Equity Value
(–)
(–)
(=)
Total Assets
Total Liabilities
Minority Interests
Equity Value
(–)
(–)
(=)
Total Assets
Total Liabilities
Minority Interests
Equity Value
(–)
(–)
(=)
(=)
(+)
(+)
(+)
(–)
(=)
(x)
(=)
(+)
(–)
(=)
(x)
A
1.A
A
2.A
A
B B B
C
C
C
E
E
E
D
D
D
1.D
2.D
1 2 3
i
i
1.i
1.i
8

(+) Net Debt (1,256) (1,256) (1,256) (1,256) (1,256)
(+) Adjustments 1,500 1,500 1,500 1,500 1,500
(=) Enterprise Value 2,244 6,244 10,244 14,244 18,244
EV / EBITDA:
  Metric
2011E R$2,938 0.8x 2.1x 3.5x 4.8x 6.2x
2012E R$2,729 0.8x 2.3x 3.8x 5.2x 6.7x
Discounted Cash Flow
DCF analysis utilizes a R$ nominal WACC ranging from 12.0% – 13.0%
and a perpetuity growth rate between 3.0% – 4.0%, which is based on composition of business mix and fundamental growth drivers of the business
EV / 2011E EBITDA
Average trading multiple of 4.7x for 2011E
Low of 4.5x and High of 4.9x
EV/2012E EBITDA
Average trading multiple of 4.5x for 2012E
Low of 4.3x and High of 4.7x
Research Analyst Estimates
BRTO3:
Low/High: R$16.30 based on Itau BBA report issued September 9,
2011
BRTO4:
Low: R$14.80 based on Itau BBA report issued
September 9, 2011
High: R$15.00 based on Credit Suisse report issued September 2,
2011
Average Market Prices
Based on VWAP methodology (volume weighted average prices) for selected periods
VWAP as of October 11, 2011
VWAP as of May 23, 2011
Book Value
Consolidated book value minus minority interest as of June 30, 2011
Valuation Summary
BRT Valuation Summary
BRT – Equity Value
(Price
per
Share)
(1)
Commentary
Equity Value
(R$ in millions, except share price)
Private Market Methodology
Public Market Methodologies
Accounting Methodology
Avg. Market Prices:
1. Price per share shown on a blended basis for all methodologies. Valuation based on DCF and EV/EBITDA multiples have been adjusted for the special distribution to BRT shareholders as part of the Corporate Restructuring.
2. Considers low and high LTM equity values based on shares outstanding as of Corporate Restructuring announcement.
3. Considers a R$1.5bn special distribution to BRT shareholders.
4. Multiples based on stand alone Net Debt and EBITDA.
(R$15.13) (R$18.11)
(R$22.00) (R$24.00)
(R$19.48) (R$21.33)
(R$15.32) (R$15.45)
(R$11.39)
(R$11.66)
(R$12.26)
(R$14.23)
(R$13.68)
(R$10.74)
(R$17.25)
(R$17.47)
(3)
(4)
7,759
8,240
9,164
9,236
8,943
(R$15.54)
(R$15.66)
(R$15.16)
(R$13.97)
(R$13.16)
(2)
9
6,332
9,034
11,491
12,978
8,924
9,111
12,583
14,153
10,679
8,065
8,395
7,231
6,874
10,174
R$2,000 R$6,000 R$10,000 R$14,000 R$18,000
Book Value
LTM Stock Price
12 months
6 months
3 months
2 months
1 month
Research Analyst Estimates
EV / 2012E EBITDA
EV / 2011E EBITDA
Discounted Cash Flow
6,715
10,302

20,773
15,142
16,457
16,292
15,727
18,548
20,154
20,667
22,030
21,208
23,400
23,815
29,978
18,150
19,207
23,195
R$8,000 R$15,000 R$22,000 R$29,000 R$36,000
Book Value
LTM Stock Price
12 months
6 months
3 months
2 months
1 month
Research Analyst Estimates
EV / 2012E EBITDA
EV / 2011E EBITDA
Discounted Cash Flow
(+) Net Debt 16,725 16,725 16,725 16,725 16,725
(+) Adjustments (8,791) (8,791) (8,791) (8,791) (8,791)
(=) Enterprise Value 15,934 22,934 29,934 36,934 43,934
EV / EBITDA
Metric
2011E R$6,420 2.5x 3.6x 4.7x 5.8x 6.8x
2012E R$6,770 2.4x 3.4x 4.4x 5.5x 6.5x
Valuation Summary
TMAR Valuation Summary
TMAR – Equity Value
(Price
per
Share)
Commentary
Equity Value
Private Market Methodology
Public Market Methodologies
Accounting Methodology
(R$ in millions, except share price)
Avg. Market Prices:
1. Price per share shown on a blended basis for all methodologies. Valuation based on DCF and EV/EBITDA multiples have been adjusted for the special distribution to BRT shareholders.
2. Considers low and high LTM equity values based on shares outstanding as of Corporate Restructuring announcement.
3. Adjustments include TMAR’s participation in BRT valued at a midpoint of R$6,685mm based on 2011E multiples, TMAR’s PT stake valued at acquisition cost of R$1,367mm, and a R$739mm special distribution received from BRT.
4. Multiples based on stand alone Net Debt and EBITDA.
(R$64.03)
(R$87.13)
(R$60.07)
(R$69.22)
(R$58.58)
(R$68.01)
(R$53.91)
(R$61.64)
(R$45.71)
(R$47.35)
(R$47.83)
(R$55.83)
(R$52.75)
21,484
21,660
21,081
18,170
18,017
(R$62.95)
(R$62.44)
(R$61.27)
(R$52.81)
(R$52.37)
(R$44.01)
(R$67.42)
(R$60.38)
(3)
(4)
Discounted Cash Flow
DCF analysis utilizes a R$ nominal WACC ranging from 12.0%–13.0%
and a perpetuity growth rate between 4.0% – 5.0%, which is based on composition of business mix and fundamental growth drivers of the business
Sensitivity analysis has been performed on TMAR’s participation in BRT to arrive at displayed low and high values
EV / 2011E EBITDA
Average trading multiple of 4.7x for 2011E
Low of 4.5x and High of 4.9x
EV / 2012E EBITDA
Average trading multiple of 4.5x for 2012E
Low of 4.3x and High of 4.7x
Research Analyst Estimates
TMAR3:
Low/High: R$64.90 based on Itau BBA report issued September 9,
2011
TMAR5:
Low: R$45.00 based on JPMorgan report issued
August 30, 2011
High: R$59.00 based on Citi report issued August 7, 2011
Average Market Prices
Based on VWAP methodology (volume weighted average prices) for selected periods
VWAP as of October 11, 2011
VWAP as of May 23, 2011
Book Value
Consolidated book value minus minority interest as of June 30, 2011
Portugal Telecom Stake
As of June 30, 2011, TMAR owned 7.4% of PT shares, which were considered in the EV calculation at acquisition cost (R$1,367mm)
(2)
10
(1)

Valuation Summary
TNL Valuation Summary
TNL –
Equity Value (Price per Share)
(1)
Commentary
1. Price per share shown on a blended basis for all methodologies.
2. Considers low and high LTM equity values based on shares outstanding as of Corporate Restructuring announcement.
Discounted Cash Flow
Includes proportionate ownership (70.4%) in TMAR equity based on
DCF valuation
DCF analysis utilizes a R$ nominal WACC ranging from 12.0% – 13.0%
and a perpetuity growth rate between 4.0% – 5.0%, consistent with macroeconomic assumptions utilized
EV / 2011E EBITDA
Based on participation in TMAR; average trading multiple of 4.7x for
2011E
Low of 4.5x and High of 4.9x
EV / 2012E EBITDA
Based on participation in TMAR; average trading multiple of 4.5x for
2012E
Low of 4.3x and High of 4.7x
Research Analyst Estimates
TNLP3:
Low: R$23.00 based on HSBC report issued
September 12, 2011
High: R$32.40 based on Itau BBA report issued
September 9, 2011
TNLP4:
Low: R$21.00 based on HSBC report issued
September 12, 2011
High: R$35.00 based on Citi report issued August 7, 2011
Average Market Prices
Based on VWAP methodology (volume weighted average prices) for selected periods
VWAP as of October 11, 2011
VWAP as of May 23, 2011
Book Value
Consolidated book value minus minority interest as of June 30, 2011
11
Private Market Methodology
Public Market Methodologies
Accounting Methodology
(R$ in millions, except share price)
Avg. Market Prices:
(R$29.50)
(R$41.30)
(R$32.11) (R$27.37)
(R$31.49) (R$26.60)
(R$33.98) (R$21.79)
(R$19.34)
(R$20.23)
(R$20.97)
(R$25.27)
(R$28.99)
(R$30.27)
(R$29.68)
13,400
(R$28.67) (R$26.68)
(R$32.12) (R$17.95)
(R$28.93)
(2)
13,524
8,392
12,473
11,814
9,802
9,459
9,042
10,185
12,436
12,797
13,791
15,883
14,721
15,013
19,308
15,016
R$5,000 R$10,000 R$15,000 R$20,000 R$25,000
Book Value
12 months
6 months
3 months
2 months
1 month
Research Analyst
Estimates
EV / 2012E EBITDA
EV / 2011E EBITDA
Discounted Cash Flow
14,148
13,553
13,877
13,525
(R$28.93)
LTM Stock Price

Oi NewCo Valuation Overview
The build-up of pro forma equity of NewCo considers TNL’s
stake in TMAR and TMAR’s stake in BRT
A top-down analysis begins by considering 100% of TNL’s
equity, net of HoldCo expenses
TNL has a 70.4% stake in TMAR already being considered
in NewCo
The equity component not owned by TMAR (the
minority interest) is therefore incorporated into NewCo
TMAR has a 49.3% stake in BRT already being considered
in NewCo
The equity component not owned by BRT (the minority
interest) is therefore incorporated into NewCo
Assumptions Buildup of Oi NewCo Pro Forma Equity & Ownership
TNL Expenses BRT Minorities TMAR Stake TMAR Minorities TNL Stake
P
F
T
N
L
T
M
A
R
B
R
T
50.7% 49.3%
100.0%
16.9% 25.4% 57.7%
TMAR’s Participation
in BRT
29.6% 70.4%
TNL’s Participation
in TMAR
The diagram below illustrates the consolidation methodology employed in our analysis, taking into account indirect ownerships and minority interests, to arrive at pro forma equity of NewCo
Note: Please see pages 9-11 for further detail.
12

Private Market Methodology
Valuation Summary
Oi NewCo Consolidated Valuation Summary
Consolidated –
Equity Value (Price per Share)
(1)
Commentary
(R$ in millions, except share price)
Discounted Cash Flow
DCF analysis utilizes perpetuity growth rate ranges consistent with those utilized for stand alone valuations of BRT, TMAR, and BRT
WACC range between 12.0% - 13.0% for BRT, TMAR, and TNL
EV / 2011E EBITDA
Average trading multiple of 4.7x with a low of 4.5x and a high of 4.9x for
BRT and TMAR
TNL valuation based on 70.4% participation in TMAR
EV / 2012E EBITDA
Average trading multiple of 4.5x with a low of 4.3x and a high of 4.7x for
BRT and TMAR
TNL valuation based on 70.4% participation in TMAR
Research Analyst Estimates
Range based on selected broker estimates consistent with ranges utilized on stand alone valuations
Average Market Prices
Based on VWAP methodology (volume weighted average prices) for selected periods for BRT, TMAR, and TNL
VWAP as of October 11, 2011
VWAP as of May 23, 2011
Book Value
Consolidated book value for TNL including minority interest
Consolidation Methodology
Consolidated equity includes: TNL equity value, minority ownership at
TMAR, and minority ownership at BRT
Public Market Methodologies
Accounting Methodology
Avg. Market Prices:
(R$18.94)
(R$14.00)
(R$14.38) (R$16.49)
(R$13.66) (R$15.80)
(R$11.42) (R$15.10)
(R$9.64)
(R$10.02)
(R$10.34)
(R$12.27)
(R$12.37)
(R$9.07) (R$15.25)
(R$14.02)
24,612
(R$13.88)
25,191
(R$14.20)
24,652
(R$13.90)
23,082
(R$13.01)
22,668
(R$12.78)
13
24,860
16,085
21,935
21,757
18,340
17,768
17,103
20,257
24,229
25,496
24,838
26,781
28,029
29,239
33,597
27,041
R$10,000 R$15,000 R$20,000 R$25,000 R$30,000 R$35,000 R$40,000 R$45,000
Book Value
LTM Stock Price
12 months
6 months
3 months
2 months
1 month
Research Analyst
Estimates
EV / 2012E EBITDA
EV / 2011E EBITDA
Discounted Cash Flow
1.
Price per share shown on a blended basis for all methodologies. Considers 1,774mm shares in the consolidated company, adjusted to comply with 1/3 ON, 2/3 PN legal limit per Brazilian Corporate Law.
For the DCF and EV/EBITDA multiple, consolidation done post-special distribution of R$1.5bn.

24.5%
26.3%
26.2%
27.1%
26.4%
25.7%
23.4%
26.6%
27.1%
26.7%
26.3%
20% 22% 24% 26% 28% 30% 32%
56.9%
58.3%
56.6%
56.3%
56.4%
56.6%
50.3%
58.5%
59.3%
57.5% 55.5%
45% 50% 55% 60% 65% 70%
16.8%
16.1%
16.9%
22.6%
18.2%
17.1%
17.0%
16.5%
16.8%
17.3%
16.0%
8% 12% 16% 20% 24% 28%
Analyst Estimates
Summary of Relative Ownership in NewCo
TNL TMAR Minorities
(1)
BRT Minorities
(1)
Discounted Cash Flow
1 month
2 months
3 months
6 months
12 months
LTM Stock Price
Avg. Market Prices: (2)
Private Market Methodology
Public Market Methodologies
Implied ranges of ownership in new company for current shareholders of each company
Less Favorable
for  TNL
More Favorable
for TNL
Less Favorable
for TMAR
More Favorable
for TMAR
Less Favorable
for BRT
More Favorable
for BRT
57.7%
58.3%
58.5%
59.6%
60.2%
25.4%
25.2%
25.2%
24.9%
25.1%
16.9%
16.5%
16.3%
14.8%
15.5%
Implied
Ownership
(3)
: 57.7%
Implied
Ownership
(3)
:25.4%
Implied
Ownership
(3)
:16.9%
Note: For calculation of the ownership ranges, this analysis considers the low and high points of the equity values of TNL, TMAR, and BRT, respectively.
1. Represents the resulting ownership of the minority interest in the NewCo, calculated as all ownership except for TNL and TMAR’s stake in TMAR and BRT, respectively.
2. Based on VWAP methodology (volume weighted average prices). Ownerships for VWAP based on pro forma number of shares in NewCo adjusted for 1/3 ON, 2/3PN split necessary to comply with legal limit per Brazilian Corporate Law.
3. Implied Ownership based on exchange ratios announced in Fato Relevante issued on August 26, 2011. Exchange ratios already account for R$1.5bn special distribution to BRT shareholders as well as 1/3 ON, 2/3 PN split necessary to comply with legal limit per Brazilian Corporate Law.
14

Equity

Ownership

Equity

Ownership

Equity

Ownership

BARCLAYS CAPITAL

oi

Pre Post
Low High Low High
R$ 4,526 R$ 5,416 R$ 4,198 R$ 5,678
4,582 4,621 3,423 4,526
3,887 3,924 4,031 4,129
2,645 2,726 2,762 2,874
16.1% 18.2% 16.9%
17.3% 22.6% 16.9%
16.5% 16.9% 16.9%
16.5% 16.8% 16.9%
Pre Post
Low High Low High
R$ 6,521 R$ 8,873 R$ 6,309 R$ 8,534
5,490 6,277 5,145 6,802
6,359 6,411 6,058 6,205
4,655 4,822 4,151 4,320
26.3% 26.4% 25.4%
23.4% 27.1% 25.4%
25.2% 25.4% 25.4%
26.6% 27.1% 25.4%
Pre Post
Low High Low High
R$ 13,791 R$ 19,308 R$ 14,331 R$ 19,386
10,185 15,883 11,688 15,453
13,553 14,148 13,762 14,096
9,042 9,459 9,430 9,813
55.5% 57.5% 57.7%
50.3% 59.3% 57.7%
57.7% 58.3% 57.7%
56.4% 56.6% 57.7%
Comparative Ownership & Equity for Stakeholders
Overview
Note: Please see previous page for further detail on ownership ranges. Ownerships for Unaffected and Current VWAP based on pro forma number of shares in NewCo adjusted for 1/3 ON, 2/3PN split necessary to comply with legal limit per Brazilian Corporate Law.
1. Unaffected VWAP corresponds to the period ended on May 23, 2011,the date prior to that on which the Corporate Restructuring wasannounced. High and low selected between 1 and 2 month VWAPs for both Pre and Post Corporate Restructuring.
2. Current VWAP corresponds to the period ended October 11, 2011. High and low selected between 1 and 2 month VWAPs for both Pre and Post Restructuring.
Overview of Methodology
The analysis illustrates the equity value and implied ownership ranges for each principal shareholder based on the respective low and high for each methodology
– Utilizes the most relevant valuation methodologies: DCF,
Research Analyst estimates, and historical market prices
(“VWAP”)
Pre Corporate Restructuring Equity & Implied Ownership
Equity value for each principal shareholder based on the standalone valuations of BRT, TMAR, and TNL
Implied ownership for each shareholder based on the equity valuations calculated through the selected relevant methodologies
As illustrated, the pre Corporate Restructuring implied ownerships for
TNL, TMAR minorities, and BRT minorities center around a range from
56% - 59%, 23% - 27%, and 16% - 18%, respectively
Post Corporate Restructuring Equity & Implied Ownership
Equity value for each principal shareholder based on the consolidated
Oi NewCo valuation
Implied ownership post Corporate Restructuring represents the implied ownership for each shareholder based on the proposed exchange ratios (adjusted as announced by the Company to conform with the 1/3
ON, 2/3 PN legal limit per Brazilian Corporate Law)
Based on the analyses presented in this Valuation Report, we are of the view that as of the date hereof, from a financial point of view, equitable treatment is being given to all interested companies in the context of the Corporate Restructuring consistent with Article 41 of
TNL’s corporate by-laws
Pre / Post Corporate Restructuring Equity & Ownership
(R$ in millions, except for ownership)
DCF
Unaffected VWAP
(1)
Current VWAP
(2)
DCF
TNL
TMAR Minorities
BRT Minorities
Selected Methodologies
Selected Methodologies
Selected Methodologies
Research Analyst
Research Analyst
Unaffected VWAP
(1)
Current VWAP
(2)
DCF
Unaffected VWAP
(1)
Current VWAP
(2)
DCF
Research Analyst
Research Analyst
Unaffected VWAP
(1)
Current VWAP
(2)
DCF
Unaffected VWAP
(1)
Current VWAP
(2)
DCF
Research Analyst
Research Analyst
Unaffected VWAP
(1)
Current VWAP
(2)
15

Profile of the Oi Companies

Telesp
22%
Net
24%
GVT
9%
Other
16%
Oi
29%
Oi Companies Overview
The Oi Companies are a leading, national player in the Brazilian telecommunications sector
Comprised of two operators: Telemar (“TMAR”) and Brasil Telecom
– Telemar is fixed line incumbent and mobile operator in Region I with mobile operations in Region III
– Brasil Telecom is the fixed line incumbent with mobile operations in
Region II
Consolidated LTM 2Q11Net Revenues of ~R$30bn and EBITDA of ~R$11bn
The Oi Companies have three publicly traded entities and are controlled by AG
Telecom, LF Telecom, and Portugal Telecom
Brasil Telecom was acquired by TMAR in 2009
Portugal Telecom acquired a ~25% ownership in the Oi Companies in July
2010
Overview Geographic Footprint
Summary of Business Segments
Brasil Telecom
Region II coverage
85% fixed line market share
15% wireless market share
Fixed Line
Wireless
Broadband /
Data / Pay TV
Evolution of Segment Mix (by Revenues) (1)
Region I Region II Region III
Vivo
29%
Claro
26%
TIM
26%
Oi
19%
Telesp
26%
Embratel
18%
GVT
6%
Others
4%
Oi
46%
Dominant fixed line carrier
throughout Brazil, except
Fixed line service in secular
decline due to mobile/fixed
substitution
Nationwide mobile network
High growth segment (in
particular in Region III given
recent launch of service)
Broadband internet / mobile data
/ Pay TV
Only quadruple play competitor
in Brazil
Most extensive, nationwide
backbone with ~140k km fiber
optic cable
Overview Market Share
Region I*
Mobile Growth: 19%
Mobile Penetration: 101%
Broadband Growth: 17%
TMAR
Region I and Region III (mobile)
84% fixed line market share
24% / 15% (R1/ R3) wireless market
share
Region II*
Mobile Growth: 17%
Mobile Penetration: 120%
Broadband Growth: 8%
Region III*
Mobile Growth: 19%
Mobile Penetration: 128%
Broadband Growth: N.A.
*Note: Growth rates represent CAGR .
Fixed
58%
Mobile
42%
Fixed
56%
Mobile
44%
Fixed
38%
Mobile
62%
Fixed
78%
Mobile
22%
TMAR BRT
2020E 2011E 2020E 2011E
16
2007 – 2Q11. Penetration as of 2Q11
Source: Company disclosure. Note: Telesp and Vivo are controlled by Telefonica. Embratel, Claro, and Net are controlled by America Movil. TIM is controlled by Telecom Italia. GVT is controlled by Vivendi.
1.
Based on Gross Revenues. “Fixed” includes gross revenues from broadband operations.
4     place player in wireless
th
Region III

Growth of Principal Segment

Growth of Principal Segment

11,451 10,987 10,536
9,890
9,857 9,845
9,869
9,907
10,261
9,990
11,416
9,079
8,289
12,316
13,229
15,066
16,023
9,693
10,558
14,140
176
178
(83) (32) 20
342
560 723
1,380 1,634
R$0
R$5,000
R$10,000
R$15,000
R$20,000
2011E 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E
5,781
5,550
6,969
6,647
6,176
5,379
5,279
5,223 5,163
5,106
2,839
2,160
1,980
3,093
3,341
3,823
4,063
2,304
2,565
3,583
765
876
827 815
781
739
775
855
970 1,082
R$0
R$2,000
R$4,000
R$6,000
R$8,000
2011E 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E
Mobile
(3.4%) (1.6%)
8.3% 7.6%
2.0% 3.7%
Total
BRT / TMAR Comparative Financial Projections
BRT Revenue by Segment
(1)
(R$ in millions)
TMAR Revenue by Segment
(1)
(R$ in millions)
9,825 9,633 9,295 9,127 9,154 9,211 9,394 9,661 9,956 10,250
Fixed
Fixed
Mobile
Source: Management estimates.
1. “Other” includes other revenues (e.g., Globenet, Paggo, etc.) net of intergroup eliminations. For further information, please see page 20.
2. Includes revenue from broadband operations.
3. Total represents growth of total net revenues.
19,918 19,982 20,198 20,839 21,582 22,548 23,645 24,708 26,315 27,564
Higher growth at TMAR driven by lower decline of wireline in Region I and significant growth in wireless in Regions I and III
CAGR
11-15E
CAGR
11-20E
Total
CAGR
11-15E
CAGR
11-20E
(2)
(2)
Other
Fixed
Mobile
Other
Fixed
Mobile
(5.5%) (3.4%)
9.4% 8.3%
(1.8%) 0.5%
(3)
(3)
(6.0%) (4.1%) (4.1%) (2.6%) (2.6%) (1.0%) (0.3%) (0.1%) 0.2% 0.4%
(0.5%) 9.5% 6.8% 8.9% 8.1% 7.9% 7.4% 6.9% 6.5% 6.4%
n.a. 0.3% 1.1% 3.2% 3.6% 4.5% 4.9% 4.5% 6.5% 4.7%
(6.2%) (4.6%) (7.1%) (6.4%) (4.0%) (3.1%) (1.9%) (1.0%) (1.1%) (1.1%)
3.3% 9.1% 6.7% 11.3% 10.7% 9.0% 8.0% 7.3% 6.7% 6.3%
n.a. (1.9%) (3.5%) (1.8%) 0.3% 0.6% 2.0% 2.8% 3.1% 3.0%
17

3,460
3,277
3,146
3,042
2,986
2,975
3,000
3,044
3,226
3,266
1,426 1,352
1,610
1,588
1,540
1,552 1,467
1,433 1,395 1,390
13%
16%
16%
15%
14%
14%
13%
13%
13%
12%
14%
14%
14%
16%
17%
17%
17%
17%
15%
14%
R$0
R$1,000
R$2,000
R$3,000
R$4,000
2011E 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E
10%
12%
14%
16%
18%
Telemar BRT TMAR % of Net Sales BRT % of Net Sales
6,420
6,770
6,984
7,345 7,604
8,037
8,396
8,844
9,334
9,756
3,092
2,898
2,737
2,672
2,581 2,522 2,645
2,729
2,938
3,307
35%
36%
36%
36%
35% 35%
35%
34%
32%
35%
30%
29%
28%
28% 28%
28%
29%
30%
31%
32%
R$0
R$2,500
R$5,000
R$7,500
R$10,000
2011E 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E
20%
25%
30%
35%
40%
Telemar BRT Telemar Margin BRT Margin
BRT / TMAR Comparative Financial Projections (Cont’d)
EBITDA
(R$ in millions)
Capex
Source: Management estimates.
1. Free cash flow = NOPAT + Depreciation – Capex +/- NWC.
(% Margin)
(R$ in millions)
(% of Net Sales)
Cash Flow
Conversion
(1)
EBITDA CAGR 2011E – 2015E:
BRT: (3.2%) / TMAR: 4.3%
EBITDA CAGR 2011E – 2020E:
BRT: 1.3% / TMAR: 4.8%
Margin expansion 2011E – 2020E:
BRT: +240bps
TMAR: +320bps
BRT Capex escalation between
2012E – 2016E due to expansion in
mobile and broadband services
TMAR elevated Capex 2011E –
2013E due in part to mobile
expansion efforts in Region III
BRT cash flow conversion declines
2012E – 2016E based on Capex
investment profile
TMAR cash flow conversion
steadily increases based on
improving margins and declining
Capex profile
Comments
BRT / TMAR Financial Projections
(% of Net Sales)
15.2%
15.3%
15.2%
14.8%
14.9%
14.1%
12.7%
11.9%
9.0%
9.0%
12.3%
8.7%
4.3% 4.2%
4.8%
6.1%
7.9%
8.8%
10.3%
11.4%
0%
2%
4%
6%
8%
10%
12%
14%
16%
18%
2011E 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E
Telemar BRT
18

18.6 18.0 17.7
18.2
18.9
19.7
20.5
21.4
22.3
23.3
26.4
24.9
24.0
25.0
26.0
27.0
28.1 29.2
30.4
31.7
23.3
22.4
21.5
20.6
19.7 19.0
18.3
17.7
18.3
19.4
15
20
25
30
35
Telemar (RI) Telemar (RIII) BRT (RII)
70.8
68.8
65.6
63.6
61.7
60.9
60.0
59.0
58.3
57.3
72.3
70.6
66.8
63.3
61.7
60.2
59.3
58.8
58.2
57.3
55
60
65
70
75
Telemar (RI) BRT (RII)
13.8% 13.8% 13.8% 13.9%
13.9% 13.9%
13.9% 14.0% 14.1%
14.0%
16.4% 16.5%
16.7%
16.9%
17.1%
17.4% 17.6%
17.8%
18.0%
18.7%
10%
12%
14%
16%
18%
20%
Telemar (RI) BRT (RII)
130%
128%
126%
124%
121%
118%
114%
109%
105%
99%
147% 146%
145% 144%
142%
140%
138%
135%
128%
121%
115%
121%
124%
127%
129%
131%
132%
134%
135% 136%
80%
100%
120%
140%
160%
Telemar (RI) Telemar (RIII) BRT (RII)
62.1%
62.6%
63.7%
64.7%
65.7%
67.2%
69.2%
74.4%
77.0%
71.7%
62.0%
62.5%
63.5%
64.5%
65.5%
67.0%
69.0%
71.5%
74.3%
76.6%
60%
65%
70%
75%
80%
Telemar (RI) BRT (RII)
25.9% 25.9% 25.9% 25.9%
25.9% 25.8% 25.7% 25.8% 25.7%
25.2%
22.0%
22.0%
21.8% 21.7%
21.6% 21.5%
21.3%
21.1%
20.8%
18.1%
17.4%
18.6%
19.3%
20.2%
20.9%
21.3%
21.6%
21.8% 21.8%
22.0%
15%
20%
25%
30%
Telemar (RI) Telemar (RIII) BRT (RII)
BRT / TMAR Comparative Operational Projections
Penetration
Market
Share
Average
Revenue
per User
(ARPU)
Fixed (1) Mobile
(ARPU - R$ / month)
(%)
(%)
Source: Management estimates.
1. Broadband assumptions not shown for graphical purposes. Forecasted Broadband ARPU ranges from R$41.6 and R$43.0 in 2011E for TMAR and BRT respectively, to R$41.4 for both companies by 2020E. Forecasted broadband % lines in service ranges from 22.1% and 31.5% in 2011 for TMAR and BRT respectively, to 66.0% and 67.1% by 2020E.
(%)
(%)
Decline in fixed line ARPU in
Region I and Region II
Mobile ARPU declines in first two
years with subsequent increase
driven by increased penetration and
usage
Mobile ARPU higher in Region III
(SP) versus Regions I and II
Decline in fixed line market share
based on trend toward fixed line
substitution by mobile
Region III mobile market share
increase based on recent entry to
market and anticipated efforts by
TMAR to gain share
Decline in fixed line penetration
greater in Region II than Region I
Mobile penetration convergence
towards end of projection period as
Region I and Region II catch  up to
Region III (SP)
Comments
(ARPU - R$ / month)
19

Additional Valuation Materials

Discounted Cash Flow

Cash Flow Projections Buildup
The cash flow projections of Brasil Telecom and Telemar were constructed based on company guidance following the buildup shown in the diagram below
ARPU
Mobile
Subscribers
Mobile
Subscribers
Fixed
ARPU
Fixed
ARPU
Broadband
Subscribers
Broadband
Net Revenue
Mobile
Net Revenue
Fixed
Net Revenue
Broadband
Other Net Revenues: Data, TV (R1),
DTH, Internet, Devices, Globenet (R2),
Paggo (R1), Call Center (R2)
Net Revenue
w/o Eliminations
Adjusted Net
Revenues
Intergroup
Eliminations
Costs EBITDA
(-)
(=)
(-) (=)
Projection Structure
Source: Company information.
Note: TMAR projections exclude consolidation of its participation in Brasil Telecom as well as TMAR’s stake in Portugal Telecom. 2011 projections already take into account 1Q11 results.
20

Brasil Telecom – FCF Projections
Source: Barclays Capital and management estimates.
1. Based on goodwill amortization generated from the acquisition of BRT.
2. For additional disclosure on Net Cash calculation please see Appendix.
3. BRT shareholders to receive a R$1.5 billion special distribution as part of the Corporate Restructuring.
4.
Share count, in millions, consistent with company disclosure as of Corporate Restructuring announcement.
Cash Flow Overview
Equity Value Calculation
(2)
(1)
(4)
21
(R$ in millions)
2011 E 2012 E 2013 E 2014 E 2015 E 2016 E 2017 E 2018 E 2019 E 2020 E
Net Revenue R$ 9,825 R$ 9,633 R$ 9,295 R$ 9,127 R$ 9,154 R$ 9,211 R$ 9,394 R$ 9,661 R$ 9,956 R$ 10,250
Growth NA (1.9%) (3.5%) (1.8%) 0.3% 0.6% 2.0% 2.8% 3.1% 3.0%
EBITDA 2,938 2,729 2,645 2,522 2,581 2,672 2,737 2,898 3,092 3,307
% of Net Revenue 29.9% 28.3% 28.5% 27.6% 28.2% 29.0% 29.1% 30.0% 31.1% 32.3%
Growth NA (7.1%) (3.1%) (4.6%) 2.3% 3.5% 2.4% 5.9% 6.7% 6.9%
Minus: Dep. & Amort. 971 953 980 1,031 1,106 1,178 1,255 1,339 1,429 1,507
EBIT R$ 1,967 R$ 1,776 R$ 1,665 R$ 1,491 R$ 1,475 R$ 1,494 R$ 1,482 R$ 1,559 R$ 1,663 R$ 1,800
Minus: Tax 669 604 566 507 501 508 504 530 566 612
NOPAT R$ 1,298 R$ 1,172 R$ 1,099 R$ 984 R$ 973 R$ 986 R$ 978 R$ 1,029 R$ 1,098 R$ 1,188
Growth NA (9.7%) (6.3%) (10.4%) (1.1%) 1.3% (0.8%) 5.2% 6.7% 8.2%
Plus: Dep. & Amort. 971 953 980 1,031 1,106 1,178 1,255 1,339 1,429 1,507
Minus: Capex (1,352) (1,610) (1,588) (1,540) (1,552) (1,467) (1,433) (1,395) (1,390) (1,426)
Minus NWC (67) (99) (100) (36) 29 31 29 19 3 (8)
Free Cash Flow R$ 850 R$ 416 R$ 391 R$ 440 R$ 557 R$ 728 R$ 829 R$ 992 R$ 1,140 R$ 1,261
PV of 2011 - 2020 Cashflows R$ 3,870 38.9%
PV Terminal Value 4,908 49.3%
PV Goodwill 1,176 11.8%
Enterprise Value R$ 9,954 100.0%
Less: Net Debt / (Cash) (1,256)
Less: Special Distribution Paid 1,500
Equity Value R$ 9,709
Total Number of Shares 590
Per Share Value (Blended) R$16.46
(3)

Brasil Telecom – DCF Sensitivity Analysis
Equity Value Enterprise Value
Implied Trailing EBITDA Multiple Year 10 Implied EV / 2011E EBITDA Multiple
Price Per Share
Discount Perpetual Growth of FCF to Calculate TV
Rate # 3.0% 3.3% 3.5% 3.8% 4.0%
12.0% # R$10,236 R$10,393 R$10,560 R$10,736 R$10,924
12.3% # 9,947 10,093 10,248 10,411 10,585
12.5% # 9,674 9,810 9,954 10,105 10,266
12.8% # 9,415 9,542 9,675 9,816 9,965
13.0% # 9,169 9,287 9,412 9,543 9,682
Discount Perpetual Growth of FCF to Calculate TV
Rate # 3.0% 3.3% 3.5% 3.8% 4.0%
12.0% # R$9,991 R$10,149 R$10,315 R$10,492 R$10,679
12.3% # 9,703 9,849 10,003 10,167 10,340
12.5% # 9,429 9,566 9,709 9,861 10,022
12.8% # 9,170 9,297 9,431 9,572 9,721
13.0% # 8,924 9,043 9,167 9,299 9,437
Discount Perpetual Growth of FCF to Calculate TV
Rate # 3.0% 3.3% 3.5% 3.8% 4.0%
12.0% # 4.3x 4.4x 4.5x 4.7x 4.9x
12.3% # 4.2x 4.3x 4.4x 4.6x 4.7x
12.5% # 4.1x 4.2x 4.3x 4.4x 4.6x
12.8% # 3.9x 4.1x 4.2x 4.3x 4.4x
13.0% # 3.9x 4.0x 4.1x 4.2x 4.3x
Discount Perpetual Growth of FCF to Calculate TV
Rate # 3.0% 3.3% 3.5% 3.8% 4.0%
12.0% # 3.5x 3.5x 3.6x 3.7x 3.7x
12.3% # 3.4x 3.4x 3.5x 3.5x 3.6x
12.5% # 3.3x 3.3x 3.4x 3.4x 3.5x
12.8% # 3.2x 3.2x 3.3x 3.3x 3.4x
13.0% # 3.1x 3.2x 3.2x 3.2x 3.3x
Discount Perpetual Growth of FCF to Calculate TV
Rate # 3.0% 3.3% 3.5% 3.8% 4.0%
12.0% #
R$16.94 R$17.21 R$17.49 R$17.79 R$18.11
12.3% # 16.45 16.70 16.96 17.24 17.53
12.5% # 15.99 16.22 16.46 16.72 16.99
12.8% # 15.55 15.76 15.99 16.23 16.48
13.0% # 15.13 15.33 15.54 15.77 16.00
22

PV of 2011 - 2020 Cashflows R$ 16,358 46.2%
PV Terminal Value 18,648 52.7%
PV of NOLs 363 1.0%
Stand Alone Enterprise Value R$ 35,368 100.0%
Less: Net Debt / (Cash) 16,725
Plus: Participation in BRT 4,785
Plus: Portugal Telecom Stake 1,367
Plus: Special Distribution Received 739
Equity Value R$ 25,534
Total Number of Shares 344
Per Share Value (Blended) R$74.22
Telemar – FCF Projections
Source: Barclays Capital and management estimates.
1. Forecasted NOLs based on tax benefit estimates provided by management.
2. For additional disclosure on Net Debt calculation please see Appendix.
3. Based on TMAR’s 49.3% stake in BRT consistent with company disclosure as of Corporate Restructuring announcement.
4. Based on TMAR’s 7.4% ownership in Portugal Telecom as of June 30, 2011. PT stake accounted for at acquisition cost of R$1,367mm.
5. Share count, in millions, consistent with company disclosure as of Corporate Restructuring announcement.
Equity Value Calculation
Cash Flow Overview
(1)
(2)
(3)
(4)
(5)
(3)
23
(R$ in millions)
2011 E 2012 E 2013 E 2014 E 2015 E 2016 E 2017 E 2018 E 2019 E 2020 E
Net Revenue R$ 19,918 R$ 19,982 R$ 20,198 R$ 20,839 R$ 21,582 R$ 22,548 R$ 23,645 R$ 24,708 R$ 26,315 R$ 27,564
Growth NA 0.3% 1.1% 3.2% 3.6% 4.5% 4.9% 4.5% 6.5% 4.7%
EBITDA 6,420 6,770 6,984 7,345 7,604 8,037 8,396 8,844 9,334 9,756
% of Net Revenue 32.2% 33.9% 34.6% 35.2% 35.2% 35.6% 35.5% 35.8% 35.5% 35.4%
Growth NA 5.4% 3.2% 5.2% 3.5% 5.7% 4.5% 5.3% 5.5% 4.5%
Minus: Dep. & Amort.
2,407 2,406 2,437 2,555 2,692 2,870 2,784 3,021 3,289 3,491
EBIT R$ 4,013 R$ 4,364 R$ 4,547 R$ 4,790 R$ 4,912 R$ 5,167 R$ 5,612 R$ 5,823 R$ 6,045 R$ 6,265
Minus: Tax 1,364 1,484 1,546 1,629 1,670 1,757 1,908 1,980 2,055 2,130
NOPAT R$ 2,649 R$ 2,880 R$ 3,001 R$ 3,162 R$ 3,242 R$ 3,410 R$ 3,704 R$ 3,843 R$ 3,990 R$ 4,135
Growth NA 8.7% 4.2% 5.4% 2.5% 5.2% 8.6% 3.8% 3.8% 3.6%
Plus: Dep. & Amort. 2,407 2,406 2,437 2,555 2,692 2,870 2,784 3,021 3,289 3,491
Minus: Capex (3,266) (3,226) (3,044) (3,000) (2,975) (2,986) (3,042) (3,146) (3,277) (3,460)
Minus: NWC 2 (255) 19 (78) 73 60 63 37 27 20
Free Cash Flow R$ 1,792 R$ 1,805 R$ 2,412 R$ 2,639 R$ 3,033 R$ 3,354 R$ 3,508 R$ 3,755 R$ 4,028 R$ 4,186

Telemar – DCF Sensitivity Analysis
Note: Sensitivities were applied at BRT and TMAR levels.
1. Represents Enterprise Value of TMAR as a stand alone entity.
2. Proportional equity ownership at BRT has been sensitized using a
Price Per Share
Equity Value
(2)
Enterprise Value
(1)
Implied Trailing EBITDA Multiple Year 10 Implied EV / 2011E EBITDA Multiple
Discount Perpetual Growth of FCF to Calculate TV
Rate 4.0% 4.3% 4.5% 4.8% 5.0%
12.0% R$77.56 R$79.72 R$82.03 R$84.49 R$87.13
12.3% 73.87 75.87 78.00 80.27 82.69
12.5% 70.40 72.25 74.22 76.31 78.53
12.8% 67.12 68.84 70.66 72.59 74.65
13.0% 64.03 65.63 67.31 69.10 71.00
Discount Perpetual Growth of FCF to Calculate TV
Rate # 4.0% 4.3% 4.5% 4.8% 5.0%
12.0% # 5.5x 5.7x 5.9x 6.1x 6.4x
12.3% # 5.3x 5.5x 5.7x 5.9x 6.1x
12.5% # 5.2x 5.4x 5.5x 5.7x 5.9x
12.8% # 5.0x 5.2x 5.4x 5.5x 5.7x
13.0% # 4.9x 5.1x 5.2x 5.4x 5.6x
Discount Perpetual Growth of FCF to Calculate TV
Rate # 4.0% 4.3% 4.5% 4.8% 5.0%
12.0% # 5.7x 5.8x 5.9x 6.0x 6.1x
12.3% # 5.5x 5.6x 5.7x 5.8x 5.9x
12.5% # 5.3x 5.4x 5.5x 5.6x 5.7x
12.8% # 5.2x 5.3x 5.3x 5.4x 5.5x
13.0% # 5.0x 5.1x 5.2x 5.3x 5.4x
Discount Perpetual Growth of FCF to Calculate TV
Rate # 4.0% 4.3% 4.5% 4.8% 5.0%
12.0% # R$26,684 R$27,429 R$28,223 R$29,071 R$29,978
12.3% # 25,415 26,104 26,836 27,616 28,449
12.5% # 24,221 24,858 25,534 26,254 27,020
12.8% # 23,094 23,685 24,311 24,976 25,682
13.0% # 22,030 22,579 23,159 23,774 24,427
Discount Perpetual Growth of FCF to Calculate TV
Rate # 4.0% 4.3% 4.5% 4.8% 5.0%
12.0% # R$36,378 R$37,046 R$37,758 R$38,519 R$39,334
12.3% # 35,252 35,869 36,525 37,224 37,972
12.5% # 34,193 34,763 35,368 36,013 36,700
12.8% # 33,194 33,722 34,282 34,877 35,510
13.0% # 32,251 32,741 33,260 33,810 34,395
24
WACC ranging from 12.0% to 13.0% and a perpetuity growth range of 3.0% to 4.0%.

Plus:  Participation in TMAR R$17,977
PV of 2011 - 2020 Cashflows (210)
PV Terminal Value (205)
Less: Net Debt / (Cash) 1,338
Equity Value R$ 16,223
Total Number of Shares 467
Per Share Value (Blended) R$34.70
Tele Norte Leste - FCF Projections
Cash Flow Overview
Equity Value Calculation
Source: Barclays Capital and management estimates.
1. Not tax affected based on assumption of income derived solely from dividends received from
TMAR.
2. Based on TNL’s 70.4% stake in TMAR consistent with company disclosure as of Corporate
Restructuring announcement.
3. For additional disclosure on Net Debt calculation please see Appendix.
4. Share count, in millions, consistent with company disclosure as of Corporate Restructuring announcement.
(2)
TNL is a holding company and as such relies on cash flows generated by TMAR
Due to this corporate structure, the valuation of TNL is based on its participation in TMAR’s equity plus the present value of the HoldCo general and administrative expenses
Tele Norte Leste Valuation
(3)
(4)
Sensitivity Analysis
(R$ in millions)
2011 E 2012 E 2013 E 2014 E 2015 E 2016 E 2017 E 2018 E 2019 E 2020 E
Total Expenses (R$ 31) (R$ 32) (R$ 34) (R$ 35) (R$ 37) (R$ 38) (R$ 40) (R$ 42) (R$ 44) (R$ 46)
Free Cash Flow (R$ 31) (R$ 32) (R$ 34) (R$ 35) (R$ 37) (R$ 38) (R$ 40) (R$ 42) (R$ 44) (R$ 46)
(1)
Discount Perpetual Growth of FCF to Calculate TV
Rate 4.0% 4.3% 4.5% 4.8% 5.0%
12.0% R$36.41 R$37.52 R$38.70 R$39.96 R$41.30
12.3% 34.53 35.55 36.64 37.80 39.03
12.5% 32.75 33.70 34.70 35.77 36.91
12.8% 31.08 31.96 32.89 33.87 34.92
13.0% 29.50 30.32 31.18 32.09 33.06
Discount Perpetual Growth of FCF to Calculate TV
Rate 4.0% 4.3% 4.5% 4.8% 5.0%
12.0% R$17,021 R$17,539 R$18,090 R$18,678 R$19,308
12.3% 16,141 16,619 17,127 17,668 18,246
12.5% 15,312 15,754 16,223 16,723 17,255
12.8% 14,530 14,940 15,374 15,836 16,326
13.0% 13,791 14,172 14,575 15,002 15,455
25

7
WACC Calculation
2
10 year Brazilian Credit Default Swap rate
Based on the average unlevered betas of comparable companies as reported in the
2011 Barra Beta Book; unlevered beta for both BRT and TMAR estimated at 0.82
4
3
Based on the arithmetic average market risk premiums since 1926 as reported in the Ibbotson Associates Risk Premia Report 2011
5
Inflation forecasts based on information provided by the Company for Brazil and
Business Monitor International for U.S.
Based on Barclays Capital’s estimate of R$-denominated cost of debt of a 10-year bond for companies with similar business and financial profiles
Trailing 12-month average yield of the 10-year U.S. Treasury bond
1
BRT TMAR TNL
WACC Analysis
Assumed target capital structure based on consultation with company management
8
Based on TNL’s indirect stake in BRT
9
6
Brazilian federal corporate tax rate
Note: Market data as of October 11, 2011.
Cost of Equity Cost of Equity
1 Risk Free Rate 3.0% 1 Risk Free Rate 3.0% BRT WACC 12.5%
2
Country Risk Premium 2.0%
2
Country Risk Premium 2.0%
9
% Contribution 34.7%
3
Equity Risk Premium 6.7%
3
Equity Risk Premium 6.7% TMAR WACC 12.5%
4 Levered Beta 1.05 4 Levered Beta 1.05 9 % Contribution 65.3%
Cost of Equity (in nominal US$) 12.0% Cost of Equity (in nominal US$) 12.0% WACC (In nominal R$) 12.5%
5
US$ Projected Long Term Inflation 2.2%
5
US$ Projected Long Term Inflation 2.2%
5 R$ Projected Long Term Inflation 4.5% 5 R$ Projected Long Term Inflation 4.5%
Cost of Equity (in nominal R$) 14.5% Cost of Equity (in nominal R$) 14.5%
Cost of Debt Cost of Debt
6 Pre-Tax Cost of Debt (in nominal R$)
12.2%
6 Pre-Tax Cost of Debt (in nominal R$)
12.2%
7 Marginal Tax Rate 34.0% 7 Marginal Tax Rate 34.0%
After-tax Cost of Debt
8.0%
After-tax Cost of Debt
8.0%
8 Capital Structure 8 Capital Structure
Equity / Capitalization 70.0% Equity / Capitalization 70.0%
Debt / Capitalization 30.0% Debt / Capitalization 30.0%
WACC (In nominal R$) 12.5% WACC (In nominal R$) 12.5%
26

0.0%
0.5%
1.0%
1.5%
2.0%
2.5%
Oct-10 Dec-10 Feb-11 Apr-11 Jun-11 Aug-11 Oct-11
CDS 10y Brazil
Description
Cost of Capital: Key Assumptions
Country Risk
Premium
The following assumptions were utilized to estimate the WACC of BRT and TMAR
Risk Free Rate
Assumption
Analysis utilizes the trailing 12 month average
yield on the U.S. 10-year Treasury note as an
approximation for the risk free rate
Country risk premium is based on the 10-year
Brazilian Credit Default Swap spread
2.0%
3.0%
Source: FactSet and Bloomberg as of October 11, 2011.
0.0%
1.0%
2.0%
3.0%
4.0%
Oct-10 Dec-10 Feb-11 Apr-11 Jun-11 Aug-11 Oct-11
Yield Average
27

Source: Barra Beta and company filings. Beta estimates as of September 30, 2011; market capitalization as of October 11, 2011; all other information as of June 30, 2011.
1. US$ in millions.
Beta
ß
Unlevered
= ß
Levered
/ (1 + ((1 – T) x (D/E))
Cost of Capital: Key Assumptions (cont’d)
Description Assumption
Beta is a measure of a company’s systemic risk (i.e. non-diversifiable market risk) and depends on the covariance of the company’s share price with movements of the overall market
For the calculation of Brasil Telecom and Telemar’s beta, we considered a sample of national and international companies operating in the telecommunications sector and obtained the levered beta of those companies from the 2011 Barra Beta
Book
To account for differences in capital structure and corporate tax rates, we utilized the following formula to compute the unlevered betas of the sample companies
Based on the average unlevered beta of comparable companies and the target capital structure of ratio of Brasil Telecom and Telemar (70/30 debt-to-equity), levered beta was estimated at 1.05 for both companies
Levered Total Mkt. Total Debt/ Unlevered
Selected Comparables Country Beta Debt Equity Mkt. Equity Tax Rate Beta
Latin America
América Móvil Mexico 1.08 $22,642 $89,659 25.3% 30% 0.92
Entel Chile 0.69 707 4,539 15.6% 17% 0.61
Telecom Argentina Argentina 0.96 45 3,682 1.2% 35% 0.96
Telesp Brazil 0.84 3,338 29,137 11.5% 34% 0.78
Mean 0.89 13.4% 0.82
(1) (1)
28

Description
Market Risk
Premium
Assumption
Market risk premium (Rm- Rf) is the expected return above the risk free rate that would compensate investors for the greater risk of investing in a “market portfolio”
The market risk premium estimate is based on the arithmetic average of the difference between the market return and the risk free rate since 1926
Cost of Debt
Capital Structure
Taxes
Cost of Capital: Key Assumptions (cont’d)
Barclays Capital’s estimate of R$-denominated cost of debt of a 10-year bond for companies with similar business and financial profiles
This cost is directly linked to the risk profile of the company
Since interest payments are tax deductable, the cost of debt must be adjusted by the effective corporate tax rate
Based on the Brazilian marginal tax rate of 34%, which includes corporate income tax rate of 25 percent and social contribution on net profits of 9 percent (1)
Assumed target capital structure based on consultation with company management
Debt-to-Equity ratio defined as total financial debt / market capitalization
1. KPMG 2010 Corporate Tax Survey.
29

Comparable Company Analysis

Bharti Airtel
NII Holdings
China Unicom
América Móvil
Telecom Argentina
China Mobile
SingTel
China Telecom
Telekom Indonesia
Entel
Tim Participações
KDDI Corp.
NTT DoCoMo
Reliance Comm
Telemar
Portugal Telecom
Telefonica
TeliaSonera
Telenor
Belgacom
KPN
Telecom Italia
KT Corp.
Brasil Telecom
Telekom Austria
France Telecom
Deutsche Telecom
BT Group
C&W Comm.
Telmex

NII Holdings
China Mobile
Tim Participações
NTT DoCoMo
Bharti Airtel
Entel
KDDI Corp
Telenor
Telecom Argentina
Telekom Indonesia
Telefonica
América Móvil
TeliaSonera
Reliance Comm
KPN
China Unicom
Deutsche Telecom
Telekom Austria
SingTel
Telemar
Portugal Telecom
Telecom Italia
KT Corp.
France Telecom
Belgacom
C&W Comm.
Brasil Telecom
China Telecom
Telmex
BT Group

BARCLAYS CAPITAL

20%
19%
17%
12%
11%
8%
7%
7%
6%
7%
6%
5%
4%
3%
3%
1%
1%
2%
2%
0%
0%
-1%
-2%
-3%
-3%
-4%
-6%
-6%
-7% -7%
-10%
-5%
0%
5%
10%
15%
20%
25%
(%)
100%
96%
93%
89%
80%
77%
74%
69%
68%
63%
58%
57%
56%
54%
52% 52%
49%
44%
43%
41%
36% 35%
33%
32%
28%
25%
21%
17%
0% 0%
0%
20%
40%
60%
80%
100%
(%)
Global Telecom Benchmarking
2010 Mobile Revenue Contribution
Source: Company filings, FactSet, Capital IQ and Bloomberg.
TMAR’s revenue is
expected to increase at an
annual rate of
approximately 3% during
the 2007A-2012E period,
while BRT is expected to
decline by the same
percentage
The mobile segment
accounts for 41% of
TMAR’s revenue, almost
twice the contribution rate
for mobile segment to
BRT’s revenues
5.4%
20.1%
Given the different composition of business mix and fundamental growth drivers, there is no common set of comparable companies that accurately reflects the key characteristics of both BRT and TMAR
30
Revenue CAGR: 2007A – 2012E

Bharti Airtel
NII Holdings
China Unicom
América Móvil
Tim Participações
KDDI Corp.
Telecom Argentina
SingTel
Entel
TeliaSonera
China Mobile
Cable & Wireless Com.
NTT DoCoMo
Reliance Comm
Telekom Indonesia
Telenor
Telefonica
KPN
Telemar
Portugal Telecom
China Telecom
Belgacom
Deutsche Telecom
BT Group
KT Corp.
Telekom Austria
France Telecom
Brasil Telecom
Telmex

Telekom Indonesia
China Mobile
Telmex
Entel
América Móvil
NTT DoCoMo
KPN
China Telecom
Portugal Telecom
Bharti Airtel
Telefonica
China Unicom
Telemar
TeliaSonera
France Telecom
Brasil Telecom
C&W Comm.
Reliance Comm
Telekom Austria
Telecom Argentina
Telenor
Belgacom
Deutsche Telecom
SingTel
Tim Participações
KDDI Corp.
NII Holdings
BT Group
KT Corp.
Telecom Italia

BARCLAYS CAPITAL

56%
51%
43%
42%
40%
39%
38%
38% 38% 38%
37%
36%
34%
34% 34%
33%
33% 33%
32% 31%
31% 31%
30%
29%
26% 26% 26% 26%
25%
-5%
-10%
0%
10%
20%
30%
40%
50%
60%
(%)
17%
16%
14%
12%
12%
9%
9%
9%
8%
5%
5%
4%
3%
3%
2%
2%
1%
1%
1%
0%
-2% -3% -3%
-4%
-5% -5%
-5%
-6%
-10%
-15%
-10%
-5%
0%
5%
10%
15%
20%
(%)
Global Telecom Benchmarking (cont’d)
EBITDA CAGR: 2007A – 2012E
Average EBITDA Margin: 2007A – 2012E
Source: Company filings, FactSet, Capital IQ and Bloomberg.
TMAR has slightly higher
EBITDA margins than BRT
(34.3% and 33.2%,
respectively)
For the 2007A-2012E
period, TMAR’s EBITDA is
expected grow at
approximately 1% per year,
whereas BRT’s EBITDA is
expected to decrease at
roughly 6%
7.0%
1.1%
31

Reliance Comm
China Unicom
Bharti Airtel
Entel
China Mobile
Telekom Indonesia
Telecom Italia
China Telecom
Portugal Telecom
NII Holdings
Telemar
KT Corp.
Tim Participações
NTT DoCoMo
Telekom Austria
Telenor
Deutsche Telecom
KPN
América Móvil
TeliaSonera
Brasil Telecom
Telefonica
KDDI Corp.
BT Group
Telecom Argentina
C&W Comm.
France Telecom
SingTel
Belgacom
Telmex

C&W Comm.
Telemar
Portugal Telecom
France Telecom
Telekom Austria
Telefonica
KPN
Deutsche Telecom
Belgacom
KT Corp.
Telecom Italia
SingTel
Telecom Argentina
TeliaSonera
Telmex
Entel
Brasil Telecom
Telekom Indonesia
Telenor
BT Group
NTT DoCoMo
China Mobile
Tim Participações
KDDI Corp.
China Telecom
América Móvil
China Unicom
Reliance Comm
Bharti Airtel
NII Holdings

BARCLAYS CAPITAL
oi

44%
37%
34%
26% 26%
25% 25%
22%
19%
18%
17%
17% 17% 16% 16%
15% 15%
14% 14%
14% 14% 14% 14%
14% 14%
13% 13%
13%
11%
10%
0%
10%
20%
30%
40%
50%
(%)
Global Telecom Benchmarking (cont’d)
Average Capex (% of Sales): 2007A – 2012E
2011E Dividend Yield
Source: Company filings, FactSet, Capital IQ and Bloomberg.
TMAR’s 2011E dividend
yield (13.5%) is more than
double that of BRT (5.6%)
In comparison to BRT,
TMAR is expected to invest
a higher portion of its
revenues back into its
business
3.2%
7.9%
32
14%
14%
12%
11%
9%
8%
8%
7%
7%
7% 6%
6% 6% 6%
6%
6% 6%
4%
4%
4%
4%
4%
3%
2%
1%
1%
1% 1%
0%
0%
0%
4%
8%
12%
16%
(%)

(1)
(1)
Source: Company filings, FactSet and IBES estimates.
Note: Multiples calculated in local currency. All financial information as of October 11, 2011.
1. For BRT, multiples are based on Enterprise Value of R$10,189mm, Net Sales of R$9,825mm and R$9,633 for 2011E and 2012E respectively, and EBITDA of R$2,938 and R$2,729 for 2011E and 2012E, respectively. For TMAR, multiples are based on Enterprise Value of R$43,165, consolidated Net Sales of R$29,743 and R$29,615 for 2011E and 2012E, respectively, and consolidated EBITDA of R$9,358 and R$9,499 for 2011E and 2012E, respectively.
Comparable Public Market Analysis
Implied Multiples Calculation
While there is no uniform set of comparables that appropriately applies to both BRT and TMAR, the following selected set of domestic and international telecom companies has been utilized
33
($mm, except per share data)
Enterprise Value / Enterprise Value / Dividend
Selected Price as of Market Enterprise 2011E 2012E 2011E 2012E Yield
Comparabales Country 10/11/11 Cap Value Sales Sales EBITDA EBITDA 2011E
Latin America
América Móvil Mexico 1.14 89,659 107,813 2.2x 2.1x 5.7x 5.3x 1.4%
Entel Chile 19.19 4,539 5,197 2.1x 2.0x 5.0x 4.8x 5.6%
Telecom Argentina Argentina 3.74 3,682 3,427 0.8x 0.7x 2.6x 2.4x 6.0%
Telesp Brazil 25.90 29,137 30,969 1.6x 1.5x 4.5x 4.2x 8.3%
Mean 1.7x 1.6x 4.5x 4.2x 5.3%
Europe
BT Group Scotland 2.82 22,817 38,817 1.3x 1.3x 4.3x 4.1x 4.0%
C&W Communication Scotland 0.57 1,375 3,499 1.5x 1.5x 4.0x 3.9x 13.7%
Deutsche Telekom Germany 12.80 55,242 125,230 2.0x 2.0x 6.1x 6.1x 7.3%
France Telecom France 17.66 46,991 94,827 1.5x 1.6x 4.6x 4.9x 10.7%
OTE Greece 4.30 2,106 8,900 1.3x 1.3x 3.9x 3.9x 5.6%
Portugal Telecom Portugal 7.31 6,404 16,045 1.9x 1.7x 5.2x 4.8x 12.0%
Telecom Italia Italy 1.16 21,134 68,726 1.7x 1.7x 4.1x 4.1x 6.5%
Telefonica Spain 20.41 92,220 178,924 2.1x 2.1x 6.4x 5.6x 8.0%
Telekom Austria Austria 10.84 4,796 9,820 1.6x 1.6x 4.8x 4.9x 9.1%
Mean 1.6x 1.6x 4.8x 4.7x 8.5%
Global Mean 1.7x 1.6x 4.7x 4.5x 7.6%
Brasil Telecom
Implied Multiples 1.7x 1.6x 4.7x 4.5x 7.6%
Current Multiples Brazil 4.25 2,507 1,690 1.0x 1.1x 3.5x 3.7x 5.6%
Telemar
Implied Multiples Brazil 19.90 6,848 20,105 1.7x 1.6x 4.7x 4.5x 7.6%
Current Multiples 1.5x 1.5x 4.6x 4.5x 13.5%

Low Average High
2011E EBITDA 2,938 2,938 2,938
EV / 2011E EBITDA 4.5x 4.7x 4.9x
EV 13,222 13,810 14,397
(+) Adjustments -            -            -
(-) Special Distribution 1,500 1500 1,500
(-) Net Debt / (Cash) (1,256) (1,256) (1,256)
Equity Value 12,978 13,565 14,153
Shares (mm) 590 590 590
Price per Share R$22.00 R$23.00 R$24.00
Low Average High
Part. in TMAR 14,550 15,658 16,766
(+) PV of HoldCo Exp. (415) (415) (415)
(-) Net Debt / (Cash) 1,338 1,338 1,338
Equity Value 12,797 13,905 15,013
Shares (mm) 467 467 467
Price per Share R$27.37 R$29.74 R$32.11
Valuation Based on Public Market Multiples
1. BRT shareholders to receive a R$1.5 billion special distribution as part of the Corporate Restructuring.
2. Based on TMAR’s 49.3% stake in BRT consistent with company disclosure as of Corporate Restructuring announcement.
3. Based TMAR’s 7.4% ownership in Portugal Telecom as of June 30, 2011. PT stake valued at acquisition cost of R$1,367mm.
4. Based on TNL’s 70.4% stake in TMAR consistent with company disclosure as of Corporate Restructuring announcement.
5. For additional disclosure on Net Debt calculation please see Appendix.
BRT TMAR TNL
(R$ in millions except share price) (R$ in millions except share price) (R$ in millions except share price)
(5)
(1)
Valuations utilize a selected range of 4.5x to 4.9x 2011E EV/EBITDA for BRT and TMAR
(5)
(5)
(2)
(3)
(4)
34
Low Average High
2011E EBITDA 6,420 6,420 6,420
EV / 2011E EBITDA 4.5x 4.7x 4.9x
Stand Alone EV 28,891 30,175 31,459
(+) Part. in BRT 6,396 6,685 6,975
(+) Part. in PT 1,367 1,367 1,367
(+) Special Distribution 739 739 739
(-) Net Debt / (Cash) 16,725 16,725 16,725
Equity Value 20,667 22,241 23,815
Shares (mm) 344 344 344
Price per Share R$60.07 R$64.64 R$69.22

Research Analyst Estimates

Research Analyst Price Targets
Source: Bloomberg and Wall Street research. Note: Current prices as of October 11, 2011.
Prem. / (Disc.)
Share Institution Analyst Report Date Target Price to Current
35
BRTO3
Itau BBA Salaru 9/9/11 R$ 16.30 41%
Current R$ 11.59 -
BRTO4
Itau BBA Salaru 9/9/11 R$ 14.80 39%
Credit Suisse Campbell 9/2/11 15.00 41%
Average R$ 14.90 40%
Current 10.63 -
TMAR3
Itau BBA Salaru 9/9/11 R$ 64.90 18%
Current R$ 55.00 -
TMAR5
HSBC Dineen 9/12/11 R$ 46.00 22%
Itau BBA Salaru 9/9/11 54.60 45%
Credit Suisse Campbell 9/2/11 55.00 46%
JPMorgan Baggio 8/30/11 45.00 20%
Citi Rivett 8/7/11 59.00 57%
Average R$ 51.92 38%
Current 37.65 -
TNLP3 HSBC Dineen 9/12/11 R$ 23.00 14%
Itau BBA Salaru 9/9/11 32.40 60%
JPMorgan Baggio 8/30/11 26.50 31%
Average R$ 27.30 35%
Current 20.26 -
TNLP4 Santander Nogueira 10/5/11 R$ 28.00 66%
HSBC Dineen 9/12/11 21.00 25%
Itau BBA Salaru 9/9/11 26.50 58%
Goldman Sachs Aldworth 8/17/11 29.00 72%
BTG Pactual Sequeira 8/16/11 29.00 72%
Bradesco Azevedo 8/15/11 29.60 76%
Citi Rivett 8/7/11 35.00 108%
Average R$ 28.30 68%
Current 16.82 -

Publicly Traded Stock Prices

Share Price Evolution
LTM Share Price Performance
(1)
Index
Source: FactSet.
Note: Displayed volume includes ADRs. 1 Brasil Telecom ADR (BTM) is equal to 3 BRTO4 shares.
1. Base date for index: October 11, 2010. Current price as of October 11, 2011.
2. Volume data for periods ending on October 11, 2011.
(38.2%)
(32.4%)
(24.5%)
(20.2%)
(7.3%)
(12.9%)
05/24/2011:
Material Fact – Corporate
Restructuring Announced
Volume
(2)
10/29/2010:
Material Fact – Anatel Approves
Oi Companies/PT Alliance
Share Price Performance
(1)
03/29/2011:
Conclusion of Capital Increase
program at TNL and TMAR
(24.1%)
08/1/2011:
Material Fact – Exchange Ratios
Adjusted
3/29/11 5/24/11 8/1/11
to Current to Current to Current
TNLP3
(48%) (43%) (19%)
TNLP4
(41%) (44%) (23%)
TMAR3
(21%) (29%) (7%)
TMAR5
(32%) (38%) (17%)
BRTO3
(34%) (36%) (14%)
BRTO4
(25%) (37%) (17%)
IBOV (20%)
(15%) (8%)
TNLP3 TNLP4 TMAR3 TMAR5 BRTO3 BRTO4
Volume
(in '000s)
Volume  % of
Total S/O
Volume
(in '000s)
Volume  % of
Total S/O
Volume
(in '000s)
Volume  % of
Total S/O
Volume
(in '000s)
Volume  % of
Total S/O
Volume
(in '000s)
Volume  % of
Total S/O
Volume
(in '000s)
Volume  % of
Total S/O
12-months 217.8 1.2% 2,836.7 10.0% 0.9 0.0% 111.5 0.6% 83.0 0.4% 1,691.2 4.4%
6-months 225.6 1.2% 3,052.8 10.8% 0.3 0.0% 94.6 0.5% 86.9 0.4% 1,622.3 4.2%
3-months 234.1 1.3% 2,429.3 8.6% 0.2 0.0% 76.3 0.4% 62.5 0.3% 1,617.1 4.2%
2-months 196.7 1.1% 2,240.7 7.9% 0.3 0.0% 77.5 0.4% 46.5 0.2% 1,482.2 3.8%
1-month 199.3 1.1% 2,198.6 7.8% 0.4 0.0% 69.4 0.4% 33.2 0.2% 1,390.5 3.6%
36
40
60
80
100
120
140
160
Oct-10 Dec-10 Feb-11 Apr-11 Jun-11 Aug-11 Oct-11
TNLP3-BSP TNLP4-BSP TMAR3-BR TMAR5-BR BRTO3-BSP BRTO4-BSP IBOV

BRTO3 and BRTO4 Stock Price Performance
Source: Economatica and FactSet.
Note: VWAP stands for volume weighted average price. Displayed volume includes ADRs. 1 Brasil Telecom ADR (BTM) is equal to 3 BRTO4 shares.
BRTO3 Volume Weighted Average Price BRTO4 Volume Weighted Average Price
BRTO3 Stock Price Performance BRTO4 Stock Price Performance
(Price in R$) (Price in R$) (Volume in 000s) (Volume in 000s)
Oct-10 Dec-10 Mar-11 May-11 Aug-11 Oct-11
0
4
8
12
16
20
0
200
400
600
800
1,000
Volume BRTO3
Oct-10 Dec-10 Mar-11 May-11 Aug-11 Oct-11
0
4
8
12
16
20
0
2,000
4,000
6,000
8,000
10,000
Volume BRTO4
Period
ending on:
5/23/2011 10/11/2011
VWAP
(R$)
Volume %
of Total
S/O
VWAP
(R$)
Volume %
of Total
S/O
12-months R$15.48 0.57% R$15.49 0.41%
6-months 15.94 0.44% 15.70 0.43%
3-months 17.00 0.46% 13.34 0.31%
2-months 17.25 0.52% 12.45 0.23%
1-month 16.78 0.43% 12.00 0.16%
Period
ending on:
5/23/2011 10/11/2011
VWAP
(R$)
Volume  %
of Total
S/O
VWAP
(R$)
Volume  %
of Total
S/O
12-months R$11.93 4.14% R$12.72 4.38%
6-months 12.93 4.21% 13.46 4.20%
3-months 14.20 4.10% 11.69 4.19%
2-months 14.82 4.54% 11.24 3.84%
1-month 14.89 3.80% 11.06 3.60%
37

TMAR3 and TMAR5 Stock Price Performance
TMAR3 Volume Weighted Average Price TMAR5 Volume Weighted Average Price
TMAR3 Stock Price Performance TMAR5 Stock Price Performance
(Price in R$) (Price in R$) (Volume in 000s) (Volume in 000s)
Source: Economatica and FactSet.
Note: VWAP stands for volume weighted average price.
Oct-10 Dec-10 Mar-11 May-11 Aug-11 Oct-11
0
20
40
60
80
0
25
50
75
100
Volume TMAR3
Oct-10 Dec-10 Mar-11 May-11 Aug-11 Oct-11
0
20
40
60
80
0
250
500
750
1,000
Volume TMAR5
Period
ending on:
5/23/2011 10/11/2011
VWAP
(R$)
Volume %
of Total
S/O
VWAP
(R$)
Volume %
of Total
S/O
12-months R$56.94 0.01% R$56.80 0.01%
6-months 55.70 0.01% 62.54 0.00%
3-months 70.38 0.00% 53.88 0.00%
2-months 70.59 0.00% 53.48 0.00%
1-month 72.80 0.00% 53.00 0.00%
Period
ending on:
5/23/2011 10/11/2011
VWAP
(R$)
Volume  %
of Total
S/O
VWAP
(R$)
Volume  %
of Total
S/O
12-months R$48.66 0.73% R$49.47 0.59%
6-months 50.47 0.73% 50.38 0.50%
3-months 53.89 0.77% 42.93 0.40%
2-months 55.83 0.84% 42.38 0.41%
1-month 54.97 0.66% 39.81 0.37%
38

TNLP3 and TNLP4 Stock Price Performance
TNLP3 Volume Weighted Average Price TNLP4 Volume Weighted Average Price
TNLP3 Stock Price Performance TNLP4 Stock Price Performance
(Price in R$) (Price in R$) (Volume in 000s) (Volume in 000s)
Source: Economatica and FactSet.
Note: VWAP stands for volume weighted average price. Displayed volume includes ADRs.
Oct-10 Dec-10 Mar-11 May-11 Aug-11 Oct-11
0
10
20
30
40
50
0
200
400
600
800
1,000
Volume TNLP3
Oct-10 Dec-10 Mar-11 May-11 Aug-11 Oct-11
0
10
20
30
40
50
0
5,000
10,000
15,000
20,000
25,000
Volume TNLP4
Period
ending on:
5/23/2011 10/11/2011
VWAP
(R$)
Volume %
of Total
S/O
VWAP
(R$)
Volume %
of Total
S/O
12-months R$33.99 1.51% R$30.31 1.18%
6-months 34.07 1.24% 27.13 1.23%
3-months 34.59 1.37% 22.49 1.27%
2-months 35.08 1.48% 21.76 1.07%
1-month 32.91 1.20% 21.00 1.08%
Period
ending on:
5/23/2011 10/11/2011
VWAP
(R$)
Volume  %
of Total
S/O
VWAP
(R$)
Volume  %
of Total
S/O
12-months R$25.21 9.91% R$24.32 10.01%
6-months 25.60 9.29% 24.07 10.77%
3-months 26.50 9.75% 19.98 8.57%
2-months 27.14 10.74% 19.25 7.90%
1-month 26.45 11.75% 18.27 7.76%
39

Book Value of Equity

Total Assets R$ 73,061
(–) Total Liabilities 47,083
(–) Minority Interest 5,205
= Shareholder's Equity 20,773
(/) Shares Outstanding
(1)
344
= BV Equity per Share R$ 60.38
Book Value of Equity
TNL TMAR BRT
Source: Company filings as of June 30, 2011.
1. Total ON and PN shares, in millions, consistent with company disclosure as of Corporate Restructuring announcement.
(R$ in millions, except share value) (R$ in millions, except share value) (R$ in millions, except share value)
Total Assets R$ 73,874
(–) Total Liabilities 49,013
(–) Minority Interest 11,336
= Shareholder's Equity 13,524
(/) Shares Outstanding
(1)
467
= BV Equity per Share R$ 28.93
40
Total Assets R$ 26,000
(–) Total Liabilities 15,698
(–) Minority Interest -
= Shareholder's Equity 10,302
(/) Shares Outstanding
(1)
590
= BV Equity per Share R$ 17.47

Appendix

Additional Reference Materials

Description
Methodology
Assumption
The Discounted Cash Flow (“DCF”) methodology estimates the value of a company by discounting projected future cash flows
Base Date
Currency
DCF Assumptions
The following DCF assumptions were utilized to estimate the enterprise value of Brasil
Telecom, Telemar, and Tele Norte Leste
Valuation as of June 30, 2011
Forecasted cash flows from July 2011 to December 2020
Constant growth in perpetuity after 2020
Projections in nominal R$
Cash Flow
Estimates
Projection Period
EV =
CF
1
(1+ WACC) 1
+
CF
2
(1+ WACC) 2
CF
n
(1+ WACC) n
+ … +
Where:
EV = Enterprise Value, CF = cash flow, WACC = discount rate, and n = number of periods
Cash flows computed according to management projections
Unlevered Free Cash Flows were calculated according to the following method:
(-)
(+)
(-)
(+/-)
(=)
Earnings before Interest and Taxes (EBIT)
Taxes
Depreciation & Amortization (D&A)
Capital Expenditures (Capex)
Change in Working Capital
Unlevered Free Cash Flow
41

Description
Terminal Value
Assumption
As the company’s expected operating life exceeds the projection period, the terminal value attempts to capture the value of the company beyond that period
Calculated under the perpetuity growth model
Cost of Capital
DCF Assumptions (cont’d)
Adjusted for Brazilian country risk
Estimated cost of capital in nominal R$ ranging from approximately 12.0% to 13.0%
Discounting
Convention
Where:
TV = terminal value, CF
n
= cash flow in the last year of the projection period, WACC = discount rate, and
g = terminal growth rate
Cost of Capital is determined through the weighted average of the cost of equity (K
e
) and the tax-affected cost of debt (K
d
),
relative to the capital structure of the company (i.e. proportion of debt (D) and equity (E)):
WACC =
E
D+E
x K
e
+
D
D+E
x K
d
Mid-year
The terminal growth rate should reflect the company’s long-term growth rate
We assume a midpoint terminal value perpetuity growth rate of 3.5% and 4.5% for BRT and TMAR, respectively, based on the different composition of business mix and fundamental growth drivers of each company and inline with long-term macroeconomic assumptions
TV =
CF
n
x (1+ g)
(WACC - g)
Growth Rate
42

Cost of Capital: Methodology
The Weighted Average Cost of Capital (“WACC”) method was utilized to estimate the cost of capital of Brasil Telecom, Telemar, and Tele Norte Leste
Methodology
Cost of Capital is determined through the weighted average of the cost of equity (K
e
) and the tax-affected cost of debt (K
d
), relative
to the capital structure of the company (i.e. proportion of debt (D) and equity (E)):
WACC =
E
D+E
x K
e
+
D
D+E
x K
d
The cost of equity is calculated by the Capital Asset Pricing Model (“CAPM”):
The tax affected cost of debt is determined as follows:
K
e
=
R
f
+ ß
l
(R
m
- R
f
) + Z
Where:
R
f
= risk free rate, R
m
= market return, ß
l
= Levered Beta, and Z = Brazilian country risk
The K
e
calculation is made in US$ and converted to R$ K
e
by applying the US$ / R$ long-term inflation differential
K
d
= pre-tax cost of debt x (1-T)
Where:
T = effective tax rate
K
e R$
=
(1+ K
e US$
) x (1+ Inflation
R$
)
(1+ Inflation
US$
)
- 1
43

Macroeconomic Assumptions
The following macroeconomic assumptions were utilized in the DCF analysis
___________________________
Source: Management estimates, Business Monitor International, and Economist Intelligence Unit.
Inflation
2011 E 2012 E 2013 E 2014 E 2015 E 2016 E 2017 E 2018 E 2019 E 2020 E 11-15E CAGR 11-20E CAGR
Brazil 5.8% 4.8% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% 4.6% 4.5%
US 3.2% 2.5% 2.0% 2.2% 2.2% 2.2% 2.2% 2.2% 2.3% 2.3% 2.2% 2.2%
Differential 2.5% 2.2% 2.5% 2.3% 2.3% 2.3% 2.3% 2.3% 2.2% 2.2% 2.3% 2.2%
Interest Rate
2011 E 2012 E 2013 E 2014 E 2015 E 2016 E 2017 E 2018 E 2019 E 2020 E 11-15E CAGR 11-20E CAGR
Brazil
11.5% 10.8% 10.0% 10.0% 10.0% 9.7% 9.4% 9.0% 9.0% 9.0%
n.m. n.m.
Real GDP Growth
2011 E 2012 E 2013 E 2014 E 2015 E 2016 E 2017 E 2018 E 2019 E 2020 E 11-15E CAGR 11-20E CAGR
Brazil 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5%
Population
(In millions) 2011 E 2012 E 2013 E 2014 E 2015 E 2016 E 2017 E 2018 E 2019 E 2020 E 11-15E CAGR 11-20E CAGR
Brazil 195 197 198 199 201 202 204 205 206 207 0.8% 0.7%
Region 1 107 108 109 109 110 111 112 112 113 114 0.8% 0.7%
Region 2 46 46 47 47 47 48 48 48 49 49 0.8% 0.7%
Region 3
42 42 43 43 43 44 44 44 44 45 0.7% 0.6%
44

Net Debt Analysis
BRT
(1)
TMAR
(1)
TNL
(1)
(R$ in millions) (R$ in millions) (R$ in millions)
___________________________
Source: Company fillings.
1. Calculated on a stand-alone basis, as of June 30, 2011.
2. Relates to debentures issued by TMAR and acquired by BRT.
3. Includes labor, tax, and civil provisions and contingent assets and liabilities.
4. Refers to deposits related to labor, tax, and civil judicial disputes.
5. Relates to “Autorizações e Concessões a Pagar”.
(3)
(4)
(5)
(2)
(3)
(4)
(5)
(2)
(3)
(4)
(5)
(2)
45
Short Term Debt 1,039
Derivative Instruments -
Short Term Debt 1,039
Long Term Debt 2,685
Derivative Instruments -
Long Term Debt 2,685
Cash (1,803)
Cash Investments (791)
Derivative Instruments -
Credits to Related Parties
(2,056)
Cash Investments at Fair Value (13)
Cash and Equivalents (4,663)
Financial Net Debt (939)
Provisions and Contingencies 5,070
Dividends Payable 57
Judicial Deposits (6,077)
Other Items 633
Adjustments (317)
Adjusted Net Debt (1,256)
Short Term Debt 1,850
Derivative Instruments 737
Short Term Debt 2,587
Long Term Debt 18,826
Derivative Instruments 386
Long Term Debt 19,212
Cash (5,021)
Cash Investments (675)
Derivative Instruments (85)
Credits to Related Parties (0)
Cash Investments at Fair Value (53)
Cash and Equivalents (5,835)
Financial Net Debt 15,964
Provisions and Contingencies 2,469
Dividends Payable 106
Judicial Deposits (2,947)
Other Items 1,133
Adjustments 761
Adjusted Net Debt 16,725
Short Term Debt 1,517
Derivative Instruments -
Short Term Debt 1,517
Long Term Debt 80
Derivative Instruments -
Long Term Debt 80
Cash (304)
Cash Investments (111)
Derivative Instruments -
Credits to Related Parties -
Cash Investments at Fair Value -
Cash and Equivalents (415)
Financial Net Debt 1,182
Provisions and Contingencies 1
Dividends Payable 170
Judicial Deposits (16)
Other Items -
Adjustments 156
Adjusted Net Debt 1,338

TMAR Participation in Portugal Telecom
___________________________
Note: Figures converted using a BRL/EUR FX Rate of 2.3996 as of October 11, 2011. Assumes 895 million shares outstanding for Portugal Telecom as of most recent public disclosure.
1. Acquisition cost as reported in company filings.
2. Based on current share price of €5.36 as of October 11, 2011.
3. Based on average broker estimate of €7.31.
TMAR Participation in Portugal Telecom
Institution Analyst Report Date Target Price
Prem./ (Disc.) to
Current
Citi Ierodiaconou 10/5/2011 € 5.25 (2%)
Santander Sánchez 9/27/2011 8.50 59%
JPMorgan Morris 9/5/2011 6.80 27%
Morgan Stanley Prota 9/1/2011 7.50 40%
Barclays Dann 9/1/2011 7.60 42%
UniCredit d'Amico 8/8/2011 6.50 21%
HSBC Minerva 8/4/2011 6.80 27%
BAML Romero 7/26/2011 8.40 57%
UBS Lyall 7/25/2011 7.25 35%
Societe Generale Adorisio 7/25/2011 8.00 49%
Espirito Santo Matias 7/25/2011 7.80 46%
Current € 5.36
Average € 7.31
Max
€ 8.50
Min
€ 5.25
46
In R$ millions
Acquisition Cost
(1)
R$ 1,367
Current Equity Value
(2)
R$ 11,520
Stake Based on Current Equity Value R$ 852
Average Implied Equity Value
(3)
R$ 15,712
Stake Based on Average Implied Equity Value R$ 1,163